                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             TELECOMM INDUSTRIES CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           TELECOMM INDUSTRIES, CORP.
                               1743 QUINCY AVENUE
                           NAPERVILLE, ILLINOIS 60540
                                  MAY 30, 2000


Dear Stockholder:

          You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Telecomm Industries, Corp., on June 30, 2000, starting at 11:00 a.m. local time at the Courtyard by Marriott, 6610 South Cicero, Chicago, Illinois 60638.


          As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors, and approval of the sale of substantially all of the assets of the Network Services Operation. In addition, the Company's management team will report on the Company's results and will be available to respond to stockholders' questions.


          Your vote is important to the Company. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy.

          On behalf of the Directors and management of Telecomm Industries, Corp., we would like to thank you for your continued support and confidence in the Company and look forward to seeing you at the meeting.


                                Sincerely,

                                /s/ Paul J. Satterthwaite
                                Paul J. Satterthwaite
                                Director, President and Chief Executive Officer

                           TELECOMM INDUSTRIES, CORP.
                         1743 Quincy Avenue, Suite 143
                           Naperville, Illinois 60540

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON June 30, 2000

                        --------------------------------


TO THE STOCKHOLDERS OF TELECOMM INDUSTRIES, CORP.:

The Annual Meeting of the Stockholders of Telecomm Industries, Corp., a Delaware corporation (the "Company" or "Telecomm"), will be held on June 30, 2000 at the Courtyard by Marriott, 6610 South Cicero, Chicago, Illinois 60638, beginning at 11:00 a.m. local time for the following purposes:

          1. To elect the Board of Directors to serve for a term of one year (Proposal 1);


          2. To approve the sale of substantially all of the assets of the Company's Network Services Operation. (Proposal 2);


          3. To transact such other business as may properly come before the meeting or any adjournment thereof;

          These items of business are more fully described in the Proxy Statement accompanying this Notice. Only Stockholders of record at the close of business on May 19, 2000 are entitled to vote at the Annual Meeting.

          All Stockholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy.


                              By Order of the Board of Directors




                                   /s/ Paul J. Satterthwaite
                                   Paul J. Satterthwaite
                                   Director, President and Chief
                                   Executive Officer

TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Voting Procedures...........................................     1
Summary Term Sheet..........................................     1
Outstanding Shares and Voting Rights........................     4
Security Ownership of Certain Beneficial Owners and
  Management................................................     5
AGENDA ITEM ONE -- ELECTION OF DIRECTORS....................     5
Meetings of the Board of Directors and Committees of the
  Board.....................................................     6
Executive Officers..........................................     6
Executive Compensation......................................     7
  Directors' Fees...........................................     7
  Compensation Committee Interlocks and Insider
     Participation..........................................     7
Stock Option Plan.........................................
Certain Transactions........................................     8
AGENDA ITEM TWO -- APPROVAL OF SALE OF SUBSTANTIALLY ALL OF
THE ASSETS OF THE NETWORK SERVICES OPERATION OF THE COMPANY
TO PENTASTAR COMMUNICATIONS, INC............................     8
General.....................................................     8
Background..................................................     9
  Business Conducted........................................     9
  Terms of the Transaction..................................     9
Unanimous Board Recommendation............................      10
  Mailing of Proxy Statement................................    11
  What Vote is Required for Approval of the Asset Sale?.....    11
  When Will the Asset Sale Be Completed?....................    11
  Conditions to Completing the Asset Sale...................    11
  Interests of Directors and Officers in the Asset Sale that
     Differ From Your Interests.............................    11
  Termination...............................................    11
  Regulatory Approvals......................................    11
  Dissenters' Rights........................................    11
  Accounting Treatment......................................    11
  Federal Income Tax Consequences...........................    12
  Reports, Opinions and Appraisals..........................    12
  Past Contracts, Transactions or Negotiations..............    12
  Pro Forma Financial Information...........................    12
  Condensed Consolidated Balance Sheet......................    12
  Condensed Consolidated Operations.........................    13
  Liabilities and Stockholders Equity.......................
  Notes to Unaudited Pro Forma Condensed Consolidated
     Financial Statements...................................    14
Description of PentaStar's Business.........................    15
  Overview..................................................    15
  Recent Developments.......................................    16
  PentaStar's Strategy......................................    17

  Provide Comprehensive Communications Solutions............    17
  Grow Through Acquisitions.................................    17
  Increase Revenues of Acquired Companies...................    18
  Utilize PentaStar's Size to Increase Efficiencies in the
    Operating Regions.......................................    19
  Implement a Best Practices Program........................    19
  Create Strong Incentives for Management to Increase
    Earnings................................................    19
      Industry..............................................    19
      The Communications Services Agent Industry............    19
      The Internet Service Provider Industry................    21
    PentaStar Services......................................    22
      Local Access..........................................    22
      Long Distance.........................................    22
      Wireless..............................................    22
      Internet..............................................    22
      Project Management....................................    23
      Analysis of New Technologies and Developments.........    23
      PentaStar's Proposed Internet Services................    23
      Other Services........................................    23
    Sales and Marketing.....................................    24
    Competition.............................................    24
      Agent Business........................................    24
      Proposed ISP Business.................................    25
    Government Regulation...................................    26
      Agent Business........................................    26
      Proposed ISP Business.................................    27
      Employees.............................................    28
      Description of Property...............................    28
      Legal Proceedings.....................................    28
    Management's Discussion and Analysis of Financial
      Condition and Results of Operations...................    28
    Overview................................................    28
      Overview of Operations................................    30
      Significant Accounting Policies and Procedures........    31
    Results of Operations...................................    32
    Liquidity and Capital Resources.........................    34
    Year 2000 Risks.........................................    35
    Inflation...............................................    35
    Recent Accounting Pronouncements........................    35
    Financial Statements....................................    36
Where You Can Find Additional Information About Telecomm....    36
Shareholder Proposals.......................................    37
Other Matters...............................................    37
PentaStar Consolidated Financial Statements........... F-1 to F-41
Appendix A -- Purchase Agreement...................... A-1 to A-37

                            TELECOMM INDUSTRIES, CORP.
                              ---------------------

                          ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 30, 2000
                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Telecomm Industries (the "Company") for the Annual Meeting of Shareholders to be held on Friday, June 30, 2000, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 30, 2000. Our principal executive offices are located at 1743 Quincy, Suite 143, Naperville, Illinois 60540.


VOTING PROCEDURES

          WHO CAN VOTE?

Shareholders as of the close of business on May 19, 2000 are entitled to vote.

          HOW DO I VOTE?


You may vote by mail by using the proxy card or by attending the meeting and voting in person. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope that has been provided. All properly executed proxies in the form enclosed received in time for the meeting will be voted according to their voting rights in accordance with the instructions contained thereon. If no choice is specified, proxies will be voted FOR the election of the nominees named below to constitute the entire Board of Directors and, voted FOR the sale of substantially all of the assets of the Network Services Operation of the Company to PentaStar Communications, Inc.


          HOW CAN I CHANGE MY VOTE?

Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with our Secretary, at our address stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the meeting in accordance with the instructions specified therein.

SUMMARY TERM SHEET


This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the sale of assets to PentaStar Communications, Inc. (NASDAQ:PNTA) The purchase agreement is attached as Appendix A to this proxy statement. We encourage you to read the purchase agreement, as it is the legal document that governs the sale of assets.


          PROPOSED ACQUISITION

          TERMS OF THE TRANSACTION


     - STOCKHOLDER VOTE. You are being asked to vote to approve an asset sale transaction whereby the Company will sell assets to PentaStar Corporation, Inc., a wholly owned subsidiary of PentaStar Communications, Inc. (NASDAQ:PNTA)


     - THE ACQUIROR. PentaStar Communications, Inc., is a publicly held Delaware corporation whose objective is to be a leading multi-regional provider of custom-designed communications solutions to small and medium-sized businesses. PentaStar Communications, Inc. is acquiring the assets of the Network Services Operation through PentaStar's newly formed, wholly owned acquisition subsidiary, PentaStar Corporation, Inc.


     - CONSIDERATION TO TELECOMM INDUSTRIES, CORP. The consideration payable by PentaStar Communications, Inc. to Telecomm for the assets will consist of:


          -    cash in the amount of $900,000;


          - a number of shares of PentaStar common stock, which reflects an aggregate fair market value as of the anticipated closing date of the transaction of $6,200,000;

          - the assumption of the assumed liabilities (as defined in the purchase agreement) in an approximate amount of $6,500,000; and


          - an Earn-Out Amount payable pursuant to Section 2.3 of the purchase agreement, which will be valued based upon the Network Services Operation performance from April 1, 2000 through March 31, 2001, not to exceed $22.5 million total consideration.


     - CLOSING EVENTS. Following the approval by the stockholders and the other events set forth in the purchase agreement, the Closing will automatically occur. At the Closing PentaStar will:

          - pay to us by wire transfer to an account designated by us, $900,000 of the cash portion of the purchase price;

          - deposit the stock certificates representing the closing shares into an escrow account with the escrow agent; and

          -    assume the assumed liabilities.





          - EARN-OUT AND SET-OFF. The accounts receivable escrow fund, the closing shares and the other property held in the escrow account shall be held and disbursed according to the purchase agreement and escrow agreement following the earn-out period. The consideration payable during and after the Earn-Out period could be significantly impacted, both positively and negatively, by a number of provisions in the agreement, incorporated by reference hereto. Specifically: 2.3(a); 2.3(b); 5.7; 7.1; and other sections of the agreement, allow for a reduction in said consideration based upon the performance of the Network Services Operation between April 1, 2000 and March 31, 2000, and the ability of PentaStar to collect assigned payments from Ameritech and others.


          REASON FOR THE SALE


Our Board of Directors has carefully considered the sale of the assets of the Network Services Operation and the price for the assets, and believes that it has found and the best reasonably available price. After considering a number of potential transactions, the Board concluded that the price Telecomm will receive for the Network Services Operation is fair to Telecomm and to Telecomm's shareholders.


This transaction provides consideration at the initial closing comprising of cash, PentaStar stock and debt reduction in the amount of $13.6 million. In addition, it provides an opportunity to realize total consideration not to exceed $22.5 million based upon the Company's performance between April 1, 2000 and March 31, 2001. This transaction allows our shareholders to retain the ability to fully capitalize on the public market valuation of the network agency business.

Telecomm will now be in a position to focus on the completion of the Internet strategy commenced last year with the creation of its subsidiary NetVision.Com. The telecommunications and data equipment installation and service business of Telecomm provides the platform to launch Internet infrastructure services to the customer base in our five-state region and beyond.

          FAIRNESS OF THE SALE


Our Board of Directors has carefully considered the sale of the Network Services Operation and the price for the assets. The Board believes that it has found the best reasonably available price. After considering a number of potential transactions, the Board concluded that the price Telecomm will receive for the Network Services Operation is fair to Telecomm and to Telecomm's shareholders.

This transaction provides consideration at the initial closing comprising of cash, PentaStar stock and debt reduction in the amount of $13.6 million. In addition, it provides an opportunity to realize total consideration not to exceed $22.5 million based upon the Network Services Operation performance between April 1, 2000 and March 31, 2001. This transaction allows our shareholders to retain the ability to fully capitalize on the public market valuation of the Network Services Operation.


Our Board of Directors did not retain a financial advisor to issue a formal opinion as to the fairness of the transaction, but discussed the relevant issues with professional accountants, attorneys and analysts.

          UNANIMOUS BOARD RECOMMENDATION

The Board of Directors has unanimously approved the sale of assets and recommends that Telecomm stockholders vote to approve the sale of assets.

          MAILING OF PROXY STATEMENT

This proxy statement is first being sent to you on May 30, 2000.


          WHAT VOTE IS REQUIRED FOR APPROVAL OF THE ASSET SALE?

The asset sale requires the approval of the holders of a majority of the outstanding shares of Telecomm's common stock. The failure to vote or a broker non-vote has the same effect as a vote against the asset sale.

          WHEN WILL THE ASSET SALE BE COMPLETED?

We are working to complete the asset sale as soon as possible. We anticipate completing the asset sale by June 30, 2000, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below.

          CONDITIONS TO COMPLETING THE ASSET SALE

The completion of the asset sale depends on a number of conditions listed in the purchase agreement being met. Additionally, the completion of the asset sale requires the approval of the asset sale and purchase agreement by the shareholders of Telecomm.

          INTERESTS OF DIRECTORS AND OFFICERS IN THE ASSET SALE THAT DIFFER FROM YOUR INTERESTS

Some of Telecomm's directors and officers may have interests in the asset sale that are different from, or are in addition to, their interests as stockholders in Telecomm Industries. The members of Telecomm's Board of Directors knew about these additional interests, and considered them, when they approved the purchase agreement.

          TERMINATION OF THE ASSET PURCHASE

- TERMINATING THE PURCHASE AGREEMENT BY CONSENT. Telecomm and PentaStar can agree to terminate the purchase agreement at any time prior to the closing of the asset sale.

- TERMINATING THE PURCHASE AGREEMENT WITHOUT CONSENT. In addition, Telecomm and PentaStar can independently decide to terminate the purchase agreement without the others consent if:

     - The other party breaches any representation, warranty, or covenant contained in the purchase agreement in any material way, and the terminating party has notified the other party of the breach and the breach has not been cured within 10 days after the notice; or

     - the closing of the asset sale has not occurred on or before August 15, 2000 because of the failure of any condition precedent to the mutual obligation and right to consummate the closing of the asset sale.

          CONTACT INFORMATION

If you have any questions regarding the sale of assets or any other matters discussed in this proxy statement, please contact:

          Telecomm Industries
          8450 Westfield Boulevard
          Suite 100
          Indianapolis, Indiana 46240
          Phone: (317) 202-3040
          Attn:  Paul Satterthwaite
                 President and Chief Executive Officer

          PentaStar Communications, Inc.
          1522 Blake Street
          Denver, Colorado 80202
          Phone: (303) 825-4400
          Attn:  Nancy Shipp
                 Director of Investor Relations

          SOLICITATION OF PROXIES

The Company is responsible for the expense of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to sending you these materials, some of our directors, officers and regular employees may contact you by telephone, facsimile transmission, mail or in person, at no additional compensation. We will also use the services of Corporate Investors Communications, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although we do not know the exact cost of these services at this time, we anticipate that the cost will not exceed $7,500.

OUTSTANDING SHARES AND VOTING RIGHTS


Our common stock is our only class of securities with general voting rights. Each share of issued and outstanding common stock (excluding shares held in treasury) is entitled to one vote on each matter properly coming before the meeting. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the meeting, and cumulation of votes is not permitted. As of the Record Date, May 19, 2000, we had a total of 12,206,559 shares of common stock, par value $.01 per share (the "Common Stock") issued and outstanding, with each share of Common Stock entitled to one vote. Our common stock is listed for trading on the OTC Bulletin Board.


          WHAT ARE THE REQUIREMENTS FOR A QUORUM?

Holders of a majority of the outstanding shares entitled to vote, if present in person or represented by proxy, will constitute a quorum at the meeting. Under applicable Delaware law, abstentions and "broker-non-votes" (as described below) are counted for purposes of determining the existence of a quorum for the transaction of business.

          WHAT ARE "BROKER NON-VOTES"?

Nominees, such as banks and brokers (hereinafter referred to as "Brokers") who hold shares in street name, have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of common stock in street name who do not receive instructions are entitled to vote on the election of directors. However, Brokers may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a Broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

          WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

The six directors to be elected at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and casting votes for the position on the board which that nominee represents. With regard to the election of directors, votes may be cast for or withheld from each nominee. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors.

          WHAT VOTE IS REQUIRED TO AUTHORIZE THE ASSET SALE?


The affirmative vote of a majority of the outstanding shares is required to approve the sale of the assets of our Network Services Operation. For such purpose, under applicable Delaware law, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining whether the sale of the Network Services Operation received sufficient votes for approval. Since approval of the sale of the division requires the affirmative vote of holders of a majority of shares outstanding, a shareholder who fails to return a proxy or who abstains from voting on the proposals in his proxy will have functionally voted against the sale of our Network Services Operation.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information as of April 30, 2000 regarding ownership of Common Stock by each person known to the Company to beneficially own more than 5% of the Company's Common Stock, each director and executive officer of the Company who own Common Stock, and directors and executive officers as a group.


Name and Address of Beneficial Owner (1)                    Amount Owned        Percent of Class
Raymond W. Sheets, Jr. ................................     1,907,000           15.62%
     9345A Ravenna Road, Suite C9
     Twinsburg, OH  44087

Steven W. Smith .......................................     1,971,000           16.41%
     9345A Ravenna Road, Suite C9
     Twinsburg, OH  44087

Paul J. Satterthwaite .................................     1,006,700            8.25%

Jon Satterthwaite .....................................       950,000            7.78%
     8249 Lakeshore Trail E. Dr., Apt. 521,
     Indianapolis, In 46250

David L. Gruber .......................................        70,000            0.57%

All Executive Officers and Directors as a Group(2).....     4,954,700           40.57%


(1)  Address is the business address of the Company unless otherwise indicated.

(2) This item excludes those shares held beneficially by Jon Satterthwaite, who is listed as a more than 5% stockholder but not as an Executive Officer or Director.

PROPOSAL NO.1 - ELECTION OF DIRECTORS

Six directors are to be elected to the Company's Board of Directors at the Annual Meeting. The elected directors will hold office until the next annual meeting of stockholders of the Company, or until their successors are duly elected and qualified. The Board has nominated Steven W. Smith, Raymond W. Sheets, Paul J. Satterthwaite, David L. Gruber, Michael A. Keresman, III and E. Allen Schuler for election as directors and recommends that the stockholders vote FOR the nominees. All the nominees other than Mr. Keresman and Mr. Schuler are currently directors of the Company. Mr. Keresman and Mr. Schuler will become directors on July 1, 2000, if elected to hold the office by the stockholders.

The enclosed Proxy will be voted FOR the nominees unless the proxy holders are otherwise instructed. If any of the nominees are unavailable or decline to serve as a director for any reason, the proxy holders will vote the proxies for a substitute nominee designated by the Board of Directors. The Board of Directors does not expect that any of the nominees will be unavailable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES,

Certain information about the nominees is set forth below:

                                           DATE SERVICE
NAME                            AGE        COMMENCED          POSITIONS WITH REGISTRANT
Paul J. Satterthwaite           45         August-97          Director, President and CEO

Raymond W. Sheets, Jr           35         October-93         Director


                                       5


Steven W. Smith                 40         October-93         Director

David L. Gruber                 30         April-99           Director, Secretary

Michael A. Keresman             42         July-00            Director

E. Allen Schuler                50         July-00            Director


PAUL J. SATTERTHWAITE. Mr. Satterthwaite has served as a Director, President and Chief Executive Officer of the Company since July 1999. Prior to that time, Mr. Satterthwaite served as a Director and as Vice-President of Mergers and Acquisitions of the Company beginning August 1997. For more than seven years prior to that time, he served as President and Chief Executive Officer of Unitel Corporation ("Unitel") until it was acquired by the Company in August 1997.

RAYMOND W. SHEETS, JR. Mr. Sheets has been a Director of the Company since October 18, 1993. In addition, from 1991 to December 31, 1994, he was a Vice President, Treasurer, Secretary and a Director of Telephone Communications, Inc. ("TCI"), a telephone services leasing company. In January 1995, Mr. Sheets, together with Steven W. Smith, formed Telephone Communications Ltd., a limited partnership to acquire and operate TCI ("TCL"). In September 1997, TCL changed its name to Spectrum Ltd., also a limited partnership ("Spectrum"). Spectrum continues to operate as a telephone services leasing company. Since their respective formations, Mr. Sheets has been a partner in TCL and Spectrum.

STEVEN W. SMITH. Mr. Smith has been a Director of the Company since October 18, 1993. From 1991 to December 31, 1994, he was also President and Chairman of the Board of Directors of TCI. Since their respective formations, Mr. Smith has been a partner in TCL and Spectrum.


DAVID L. GRUBER. Mr. Gruber became a Director on April 23, 1999 and Secretary on July 15, 1999. Mr. Gruber has served as the Public Securities and Financial Markets Consultant for Telecomm Industries since May 1, 1997. From March 1994 to May 1997, Mr. Gruber was an Investment Consultant with McDonald & Company Investments. From May 1991 to March 1994, Mr. Gruber served in the same capacity with Parker/Hunter, Inc., an investment banking and brokerage firm headquartered in Pittsburgh, PA. In addition, Mr. Gruber has served as a Director of Advanced Medical Supply since January 1995.


MICHAEL A. KERESMAN, III. Mr. Keresman is currently the Chief Executive Officer and Chairman of the Board of CardinalCommerce.Com, a privately held business focused on the company's ability to provide a secure financial transaction, specifically for e-commerce. Prior to CardinalCommerce, Mr. Keresman served as a key executive for STERIS Corporation. Mr. Keresman began at STERIS in 1988, the first year of operations, and served continuously until 1999. While at STERIS, Mr. Keresman served principally as the Chief Financial Officer, but served STERIS in a number of roles including CIO, Senior Vice President of Operations and Investor Relations. Prior to STERIS, Mr. Keresman was principally involved in the creation of the first state wide HMO in the Country, Health America of Ohio. Mr. Keresman would become a director immediately following his successful election to the Board of Directors.

E. ALLEN SCHULER. Mr. Schuler is a certified public accountant and current President and Chairman of the Board of Allen Schuler Builders, Inc., and ASB, Inc. Both businesses are privately held and focus upon the building of new single family homes in the Southern Indiana and Louisville, Ky. area. Mr. Schuler also serves on the Board of Directors of several other privately held residential and commercial development companies. Prior to entering the building industry in 1986, Mr. Schuler practiced Public Accounting. Mr. Schuler would become a director immediately following his successful election to the Board of Directors by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES


The Board of Directors met nine (9) times in 1999. During 1999, all incumbent members of the Board of Directors participated in all of the Board's meetings, except Mr. Gruber. Mr. Gruber did not become a director until April 23, 1999. The Compensation Committee is composed of Mr. Sheets, Mr. Gruber and Mr. Smith and its purpose is to review and make recommendations regarding the compensation of executive officers of the Company and to administer option grants under the Company's 1997 Stock Option and Award Plan. This Committee was established in March 1997 and Mr. Gruber became a member of the committee in August 1999.


EXECUTIVE OFFICERS

The Company has two Executive Officers in addition to the nominees described above.

MARK TRAVI. Mr Travi is a certified public accountant, and as such has served as the Chief Financial Officer of Telecomm since July 1998. Before joining Telecomm, Mr. Travi was the former Chief Financial Officer of the recruitment division of TMP Worldwide ("TMP"). Prior to TMP, he spent 7 years in public accounting.


NICHOLAS BACON. Mr. Bacon became an officer of the company in his role as Vice President and General Counsel on November 15, 1999. Prior to that time, Mr. Bacon served as General Counsel to the Company beginning in March 1998. Before joining Telecomm, Mr. Bacon practiced law in and around Indianapolis, Indiana following his admittance to the Indiana bar in 1993.


EXECUTIVE COMPENSATION

          DIRECTOR COMPENSATION

Members of the Board of Directors are not compensated for their services in such capacity. Mr. Satterthwaite is compensated with relation to his position as President and Chief Executive Officer and Mr. Gruber receives payment as a non-employee consultant.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") and the NASDAQ System, initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and stockholders holding more than 10% of the outstanding shares of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all of the Company's directors, executive officers and people holding more than ten percent of the Company's common stock are in full compliance with any and all Section 16(a) filings. Based solely upon its review of copies of these reports furnished to the Company or written representation that no reports were required, the Company believes that all of the Company's directors, executive officers and persons holding more than ten percent of the Company's Common Stock are in full compliance with all Section 16(a) requirements.


SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid by the Company to the Company's Chairman and Chief Executive Officer, and the only executive officers who earned more than $100,000 annually in total compensation in the last three years (the "Named Executive Officers"). No Named Executive Officer received perquisites from the Company, the aggregate value of which exceeded the lesser of $50,000 or 10% of such Named Executive Officer's annual compensation. In addition, Jim Lowery resigned from the position of Chairman and Chief Executive Officer on November 15, 1999. Michael J. Toth did not serve as an executive officer or director of the Company at fiscal 1999 year end.

                                                                    ANNUAL COMPENSATION                     OTHER
   NAME AND PRINCIPAL POSITION          FISCAL YEAR    SALARY              BONUS          OPTIONS        COMPENSATION
   ---------------------------          -----------    ------              -----          -------        ------------
Paul Satterthwaite                      1999           $109,462  (1)
     President and Chief                1998            106,000                            60,000
     Executive Officer

Mark Travi                              1999           $106,000  (1)       $  5,000        50,000
     Vice-President and Chief           1998             44,680              20,000        20,000
     Financial Officer


                                       7

Michael J. Toth                         1999           $106,000  (1)       $  6,000
     Vice-President Mergers             1998            106,000              35,100       100,000
     and Acquisitions                   1997             69,333              76,332

James Lowery                            1999           $141,846.0(1)
     Former Chairman of the Board       1998            176,000                           200,000
     and Chief Executive Officer        1997            116,460

(1)  Includes amounts deferred at the Named Executive's Option pursuant to
     Section 401(k) of the Code.


AGGREGATE FISCAL YEAR-END OPTION VALUES

The following table sets forth certain options issued to Mark Travi and Nicholas Bacon in 1999. In general, under the stock option agreement with Mr. Travi and Mr. Bacon, one-third of the Options vested immediately, and the other two-thirds vest in equal increments over a two-year period from the date of grant. The Options granted to both expire in 2009. The Options granted to Mr. Satterthwaite were granted in 1998, vest in equal increments over a four-year period, and expire in 2008. No stock options issued by the Company to any Executive were exercised in 1999.

                                                                                              VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                                                  OPTIONS AT FISCAL YEAR-END                   AT FISCAL YEAR-END
                                       --------------------------------------------------     --------------------
NAME                                   EXERCISABLE      UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
----                                   -----------      -------------         -----------        -------------
Paul J. Satterthwaite                  20,000           40,000                 0                   0
President and Chief
Executive Officer

Mark Travi                             21,666           47,670                980                1,960
Vice President and Chief
Financial  Officer

Nicholas Bacon                         16,666           32,670                980                1,960
Vice President and
General Counsel

STOCK OPTION AND AWARD PLAN

The Telecomm Industries Corp. 1997 Stock Option and Award Plan was adopted in October 1997, and provides for the grant of options to purchase an aggregate of 75,000 shares of the Company's Common Stock. The Plan was amended by a Vote at the 1998 annual Shareholders meeting to an aggregate of 2,000,000 shares of the Company's Common Stock. Stock option and restricted stock awards are designed to provide management with a direct financial incentive to enhance stockholder values, thereby aligning the interests of the Company's executives with the long-term interest of its stockholders.


                                                                                            POTENTIAL VALUE
                                                                                            AT ASSUMED RATES
                                         PERCENT OF                                          OF STOCK PRICE
                                       TOTAL OPTIONS                                        APPRECIATION FOR
                         NUMBER OF       GRANTED TO     EXERCISE OR                           OPTION TERM
                          OPTIONS       EMPLOYEES IN     BASE PRICE   EXPIRATION          -------------------
NAME                      GRANTED        FISCAL YEAR       ($/SH)        DATE             5%              10%
----                      -------        -----------       ------        ----             --              ---
Paul J. Satterthwaite         0             0.00%            N/A           N/A            N/A             N/A
President and Chief
Executive Officer

Mark Travi                  50,000         15.15%           $0.66        10/27/09        $20,754         $52,594
Vice President and
Chief Financial  Officer

Nicholas Bacon              50,000         15.15%           $0.66        10/27/09        $20,754         $52,594
Vice President and
General Counsel



LONG-TERM INCENTIVE AND PENSION PLANS

Other than its 401(k) plan, the Company does not have any long-term incentive, pension or similar plans.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.


The Company's Mentor, Ohio facilities are leased from an entity, which is owned in part by Michael J. Toth, previously an officer, director and stockholder of the Company. Mr. Toth was also an officer, director and stockholder of Long-Tell Communications, Inc, ("Long-Tell"), a reseller of long distance telephone services. Certain sales personnel of Teleco also acted as independent contractors of Long-Tell and received commissions from Long-Tell for sales in 1996. The Company purchased all of the outstanding stock of Long-Tell on January 2, 1997. Mr. Toth is no longer an Officer or Director.


The assets of TCI, formerly a subsidiary of the Company, were sold to Telephone Communications, Ltd., a corporation owned by Messrs. Smith and Sheets, stockholders and directors of the Company, effective December 31, 1994, in consideration for such sale, Messrs. Smith and Sheets issued the Company a promissory note in the principal amount of $580,000, payable in 35 monthly installments of $20,000, On January 2, 1997, the Company forgave the then remaining balance of this promissory note, which was $59,469, in consideration for the payment of the remaining balance of $400,000 then due.

PROPOSAL 2. APPROVAL OF SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE NETWORK SERVICES OPERATION OF THE COMPANY TO PENTASTAR COMMUNICATIONS, INC.

GENERAL


Effective April 15, 2000, the Company entered into a purchase agreement with PentaStar Communications, Inc. and its newly-formed, wholly owned acquisition subsidiary, PentaStar Corporation, Inc., to sell substantially all of the assets of the Network Services Operation to PentaStar Communications, Inc. The transaction will close upon approval by the shareholders of the Company and Division satisfaction of the other terms of the purchase agreement.

BACKGROUND

BUSINESS CONDUCTED

TELECOMM INDUTRIES, CORP.


The sale of assets involves the Network Services Operation of the Company. The Network Services Operation is a Regional Bell Operating Company ("RBOC") distributor. As such, the Network Services Operation sells voice, data, and telephone information network solutions to business customers throughout its five-state region. Ameritech and BellSouth are Telecomm's primary RBOC partners. The voice services offered by these RBOCs include Centrex, Centrex-ISDN, Multiserve, Intra-LATA usage plans and audio-conferencing. Data services include DS0, DS1, DS3, Synchronet, Frame Relay, Sonet, ATM, ISDN and ISDN Prime.



In addition to the Network Services Operation, Telecomm also represents numerous manufacturers of voice and data equipment. Telecomm markets, installs and maintains telecommunications equipment manufactured by such globally recognized companies, as Nortel (Northern Telecom), Lucent, Toshiba, NEC, and Comdial.


Telecomm also operates a full service Internet Service Provider through its Delaware subsidiary, NetVision.Com Inc. in the greater Louisville metropolitan area. NetVision focuses on high-speed Internet access and business-to-business applications such as web design and development under the DigiCove brand name. Additionally, NetVision's ability to provide dedicated high-speed Internet access to its customers fits strategically with Telecomm's ability to provide the necessary circuits and equipment. Currently, NetVision has a Point of Presence (POP) in Louisville, Kentucky; Jeffersonville, Indiana; Columbus, Indiana; New Albany, Indiana; and Bloomington, Indiana. An Indianapolis POP should be established early in the 2nd quarter of 2000. While the Company is still evaluating a number of opportunities surrounding NetVision, immediate plans involve continued expansion into the existing Telecomm region.


Telecomm operates sales offices in Chicago and Naperville, Illinois; Indianapolis, Evansville, Schererville, South Bend, Indiana; Cleveland, Columbus, Dayton and Ohio; Green Bay and Brooklyn Heights Wisconsin; and Louisville, Kentucky. Many of these offices provide sales for both the Network Services Operation and the other areas of the Company.


PENTASTAR COMMUNICATIONS, INC.


PentaStar designs, procures and facilitates the installation and use of communication services solutions that best meet customer's specific requirements and budgets. PentaStar was originally formed to become a communication services agent. PentaStar has become a multi-regional company that designs, sells and facilitates the installation and usage of communication services for small and medium-sized business customers.


TERMS OF THE TRANSACTION

     - STOCKHOLDER VOTE. You are being asked to vote to approve an asset sale transaction whereby the Company will sell assets to PentaStar Corporation, Inc., a wholly owned subsidiary of PentaStar Communications, Inc.


     - THE ACQUIROR. PentaStar Communications, Inc., is a publicly held Delaware corporation whose objective is to be a leading multi-regional provider of custom-designed communications solutions to small and medium-size businesses. PentaStar Communications, Inc. is acquiring the assets of the Network Services Operation through PentaStar's newly-formed, wholly owned acquisition subsidiary, PentaStar Corporation, Inc.


     - CONSIDERATION TO TELECOMM INDUSTRIES, CORP. The consideration payable by PentaStar Communications, Inc. to Telecomm for the assets will consist of:

          -    cash in the amount of $900,000;

          - a number of shares of PentaStar common stock, which reflects an aggregate fair market value as of the anticipated closing date of the transaction of $6,200,000;

          - the assumption of the assumed liabilities (as defined in the purchase agreement) in an approximate amount of $6,500,000; and

          - the Earn-Out Amount payable pursuant to Section 2.3 of the purchase agreement, which will be valued based upon the Network Services Operation performance from April 1, 2000 through March 31, 2001, not to exceed $22.5 million total consideration.


     - CLOSING EVENTS. Following the approval by the stockholders and the other events set forth in the purchase agreement, the Closing will automatically occur. At the Closing PentaStar will:


          - pay to the Company by wire transfer to an account designated by the Company $900,000 of the cash portion of the purchase price;


          - deposit the stock certificates representing the closing shares into an escrow account with the escrow agent; and

          -    assume the assumed liabilities.





          - EARN-OUT AND SET-OFF. The accounts receivable escrow fund, the closing shares and the other property held in the escrow account shall be held and disbursed according to the purchase agreement and escrow agreement following the earn-out period. The consideration payable during and after the Earn-Out period could be significantly impacted, both positively and negatively, by a number of provisions in the agreement, incorporated by reference hereto. Specifically: 2.3(a); 2.3(b); 5.7; 7.1; and other sections of the agreement, allow for a reduction in said consideration based upon the performance of the Network Services Operation between April 1, 2000 and March 31, 2000, and the ability of PentaStar to collect assigned payments from Ameritech and others.


REASON FOR THE SALE


Our Board of Directors has carefully considered the sale of substantially all of the assets of the Network Service Operation and the price for the assets and believes that it has found the best reasonably available price. After considering a number of potential transactions, the Board concluded that the price Telecomm will receive for the Network Service Operation is fair to Telecomm and to Telecomm's shareholders.



This transaction provides consideration at the initial closing comprising of cash, PentaStar stock and debt reduction in the amount of $13.6 million. In addition, it provides an opportunity to realize total consideration not to exceed $22.5 million based upon the Company's performance between April 1, 2000 and March 31, 2001. This transaction allows our shareholders to retain the ability to fully capitalize on the public market valuation of the Network Services Operation.


Telecomm will now be in a position to focus on the completion of the Internet strategy commenced last year with the creation of its subsidiary NetVision.Com. The telecommunications and data equipment installation and service business of Telecomm provides the platform to launch Internet infrastructure services to the customer base in our five-state region and beyond.

FAIRNESS OF THE SALE


Our Board of Directors has carefully considered the sale of the assets of the Network Service Operation and the price for the assets, and believes that it has found the best reasonably available price. After considering a number of potential transactions, the Board concluded that the price Telecomm will receive for the Network Service Operation is fair to Telecomm and to Telecomm's shareholders.


This transaction provides consideration at the initial closing comprising of cash, PentaStar stock and debt reduction in the amount of $13.6 million. In addition, it provides an opportunity to realize total consideration not to exceed $22.5 million based upon the Division's performance between April 1, 2000 and March 31, 2001. This transaction allows our shareholders to retain the ability to fully capitalize on the public market valuation of the Network Services Operation of the Company.

Our Board of Directors did not retain a financial advisor to issue a formal opinion as to the fairness of the transaction, but discussed the relevant issues with professional accountants, attorneys and analysts.

UNANIMOUS BOARD RECOMMENDATION

The Board of Directors has unanimously approved the sale of assets and recommends that Telecomm stockholders vote to approve the sale of assets.

MAILING OF PROXY STATEMENT

This proxy statement is first being sent to you on May 30, 2000.

WHAT VOTE IS REQUIRED FOR APPROVAL OF THE ASSET SALE?

The asset sale requires the approval of the holders of a majority of the outstanding shares of Telecomm's common stock. The failure to vote or a broker non-vote has the same effect as a vote against the asset sale.

WHEN WILL THE ASSET SALE BE COMPLETED?

We are working to complete the asset sale as soon as possible. We anticipate completing the asset sale by June 30, 2000, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below.

CONDITIONS TO COMPLETING THE ASSET SALE

The completion of the asset sale depends on a number of conditions listed in the purchase agreement being met. Additionally, the completion of the asset sale requires the approval of the asset sale and purchase agreement by the shareholders of Telecomm.

INTERESTS OF DIRECTORS AND OFFICERS IN THE ASSET SALE THAT DIFFER FROM YOUR INTERESTS

Some of Telecomm's directors and officers may have interests in the asset sale that are different from, or are in addition to, their interests as stockholders in Telecomm. The members of Telecomm's Board of Directors knew about these additional interests, and considered them, when they approved the purchase agreement.

TERMINATION OF THE ASSET PURCHASE

- TERMINATING THE PURCHASE AGREEMENT BY CONSENT. Telecomm and PentaStar can agree to terminate the purchase agreement at any time prior to the closing of the asset sale.

- TERMINATING THE PURCHASE AGREEMENT WITHOUT CONSENT. In addition, Telecomm and PentaStar can independently decide to terminate the purchase agreement without the others consent if:

     - The other party breaches any representation, warranty, or covenant contained in the purchase agreement in any material way, and the terminating party has notified the other party of the breach and the breach has not been cured within 10 days after the notice; or

     - the closing of the asset sale has not occurred on or before August 15, 2000 because of the failure of any condition precedent to the mutual obligation and right to consummate the closing of the asset sale.


REGULATORY APPROVALS

There are no federal or state regulatory requirements to be complied with for approval to be obtained in connection with this transaction.

DISSENTERS' RIGHTS

Shareholders of Telecomm do not have dissenters' rights with respect to this transaction.

ACCOUNTING TREATMENT

Terms of the agreement include initial cash consideration in the amount of $900,000, PentaStar common stock valued at $6,200,000 and PentaStar's assumption of certain liabilities. The sale of assets to PentaStar will be accounted for under the purchase method of accounting.

FEDERAL INCOME TAX CONSEQUENCES





For Federal and State Income Tax purposes, the divestiture of the Network Services Operation will be treated as an asset disposition. Telecomm anticipates minimal tax liability on the disposition due to the tax basis in the assets and the previous year's Net Operating Loss carry-forward.


REPORTS, OPINIONS AND APPRAISALS

No reports, opinions or appraisals that materially relate to this transaction were received from outside parties or referred to in the proxy statement.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

No past contacts, transactions or negotiations have occurred between Telecomm Industries, or any of our subsidiaries, and PentaStar Communications, Inc. and any of its subsidiaries.





                         PRO FORMA FINANCIAL INFORMATION


INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements give effect to the sale of Telecomm Industries Corp.'s Network Services Operation.

The unaudited pro forma condensed consolidated balance sheet presents the financial position of Telecomm Industries Corp. at December 31, 1999 giving effect to the sale as if it had occurred on such date. The unaudited pro forma condensed statement of operations for the year ended December 31, 1999 gives effect to the sale as if it had occurred at the beginning of the period.

The unaudited pro forma financial information is presented for information purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the sale been completed as of the dates indicated and is not necessarily indicative of Telecomm Industries Corp.'s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Telecomm Industries Corp., including the related notes thereto.

                    TELECOMM INDUSTRIES CORP. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999

                                                                                              NETWORK
                                                                            12/31/99        SERVICES SALE         12/31/99
                                                                           HISTORICAL         ADJUSTMENT          PROFORMA

                                ASSETS
Current assets:
    Cash                                                                $   -             $     900,000        $    900,000
    Accounts receivable, net                                               5,061,434         (4,210,971)            850,463
    Inventories                                                            1,627,597            -                 1,627,597
    Prepaid income taxes                                                      45,147            -                    45,147
    Prepaid expenses                                                         383,960           (312,624)             71,336
    Employee advances                                                          2,600            -                     2,600
                                                                        ------------      --------------       ------------

                 Total current assets                                      7,120,738         (3,623,595)          3,497,143

Property and equipment, net                                                1,666,407           (521,089)          1,145,318
Accounts receivable, net                                                   4,121,843         (4,121,843)          -
Marketable securities - PentaStar stock                                     -                 6,225,000           6,225,000
Intangibles and other assets, net                                          3,824,454         (3,395,148)            429,306
Deferred income taxes                                                          5,617            -                     5,617
                                                                        ------------      --------------       ------------

                 Total assets                                           $ 16,739,059      $  (5,436,675)       $ 11,302,384
                                                                        ============      ==============       ============
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Cash overdraft                                                      $    259,224      $     -              $    259,224
    Line of credit                                                         1,868,182         (1,500,000)            368,182
    Current portion of long-term debt                                      1,038,611           (777,311)            261,300
    Accounts payable                                                       1,481,996           (146,709)          1,335,287
    Accrued payroll and related expenses                                     233,067            (70,672)            162,395
    Accrued commissions and bonus                                            296,751            -                   296,751
    Customer deposits                                                        364,491            -                   364,491
    Deferred income taxes                                                    704,898            -                   704,898
    Income taxes payable                                                     123,323            -                   123,323
    Other accrued expenses                                                   425,081           (175,662)            249,419
    Deferred revenue                                                         101,270            -                   101,270
                                                                        ------------      --------------       ------------

                 Total current liabilities                                 6,896,894         (2,670,354)          4,226,540

Long-term debt, less current portion                                       5,523,543         (3,951,333)          1,572,210
Deferred revenue                                                              41,677            -                    41,677
                                                                        ------------      --------------       ------------

                 Total liabilities                                        12,462,114         (6,621,687)          5,840,427

Commitments and contingencies                                               -                   -                 -
Stockholders' equity:
    Common stock $.01 par value; authorized - 20,000,000 shares;
        issued 12,670,746 and12,650,746; outstanding 12,141,559
        and 12,121,559 at December 31, 1999 and 1998, respectively           126,708            -                   126,708
    Additional paid-in capital                                             3,976,947            -                 3,976,947
    Treasury stock, 529,187 shares at cost                                  (317,512)           -                  (317,512)
    Retained earnings                                                        490,802            1,185,012         1,675,814
                                                                        -------------     ---------------      -------------

                 Total stockholders' equity                                4,276,945            1,185,012         5,461,957
                                                                        -------------     ---------------      -------------

                 Total liabilities and stockholders' equity             $ 16,739,059      $    (5,436,675)     $ 11,302,384
                                                                        ============      ===============      =============


                    TELECOMM INDUSTRIES CORP. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                               NETWORK
                                                                           12/31/99         SERVICES SALE        12/31/99
                                                                          HISTORICAL         ADJUSTMENT         PRO FORMA
                                                                        ---------------    ---------------    ---------------


Network service revenue                                               $      9,983,580   $     (9,983,580)  $              -
Equipment sales and service revenues                                         8,831,711                  -          8,831,711
Long distance and other revenue                                                564,206           (443,521)           120,685

                                                                        ---------------    ---------------    ---------------
Net revenues                                                                19,379,497        (10,427,101)         8,952,396
                                                                        ---------------    ---------------    ---------------

Commissions, contractor fees and related expenses                               85,538            (84,959)               579
Equipment sales and service costs                                            7,675,080           (607,189)         7,067,891
Long distance and other costs                                                  -                        -                  -

                                                                        ---------------    ---------------    ---------------
Net cost of commissions, contractor fees and related expenses                7,760,618           (692,148)         7,068,470
                                                                        ---------------    ---------------    ---------------

Selling, general and administrative expenses                                 10,161,396        (5,297,881)         4,863,515
Impairment loss                                                                  50,000              -                50,000
                                                                        ---------------    ---------------    ---------------

                      Operating income (loss)                                1,407,483         (4,437,072)        (3,029,589)

Other income (expense):
   Gain on disposal of assets                                                    2,129                  -              2,129
   Interest expense                                                           (680,619)           608,199            (72,420)
   Gain on sale of network assets                                                    -          1,185,012          1,185,012

                                                                        ---------------    ---------------    ---------------
                                                                              (678,490)         1,793,211          1,114,721
                                                                        ---------------    ---------------    ---------------

Income from operations before income tax expense (benefit)                     728,993         (2,643,861)        (1,914,868)
Income tax expense (benefit)                                                   239,992           (870,175)          (630,183)

                                                                        ===============    ===============    ===============
                            Net income                                $        489,001   $     (1,773,686)  $     (1,284,685)
                                                                        ===============    ===============    ===============

Net income per common share:
      Basic                                                           $           0.04   $          -0.15   $          -0.11
                                                                        ===============    ===============    ===============
      Diluted                                                         $           0.04   $          -0.15   $          -0.11
                                                                        ===============    ===============    ===============

Average number of common shares outstanding:
     Basic                                                                  12,126,901         12,126,901         12,126,901
                                                                        ===============    ===============    ===============
     Diluted                                                                12,208,870         12,208,870         12,208,870
                                                                        ===============    ===============    ===============

                    TELECOMM INDUSTRIES CORP. AND SUBSIDIARY
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1. The pro forma balance sheet has been prepared to reflect the sale of Telecomm Industries Corp.'s Network Services Operation as if it had happened on December 31, 1999. Pro forma adjustments are made to reflect:

    a. Proceeds from the sale of Telecomm Industries Corp.'s Network Services Operation, pursuant to the definitive agreement entered into on April 15, 2000, with PentaStar Communications. Initial consideration on the transaction consists of $900,000 cash, $6,225,000 PentaStar common stock and assumption of liabilities of approximately $6,600,000.

    b. A reduction in the assets sold totaling $9,166,527, and liabilities assumed, noted above, in the sale of the Network Services Operation and the write-off of intangible assets, consisting of goodwill in the amount of $3,395,148.

    c. An adjustment to retained earnings to reflect the initial gain on the transaction of $1,185,012 after the write-off of goodwill in the amount noted above.

Note 2. The pro forma statement of operations has been prepared to reflect the following pro forma adjustments necessary to reflect the sale of Telecomm Industries Corp.'s Network Services Operation outlined in Note 1 above, as if it had occurred at the beginning of the period presented. Pro forma adjustments are made to reflect:

    a. A reduction in revenue from the sale of the Network Services Operation of $10,427,101.

    b. A reduction in net cost of commissions and selling and administrative costs from the sale of the Network Services Operation of $5,990,029.

    c.   A reduction of interest expense of $608,199.

    d. A reduction in income from operations of $2,643,861 to reflect the sale of the Network Services Operation, which is inclusive of the initial gain on the sale of $1,185,012.


DESCRIPTION OF PENTASTAR'S BUSINESS
OVERVIEW


PentaStar Communications, Inc., a Delaware corporation, was founded on March 15, 1999, to become a multi-regional communications services agent for small to medium-sized business customers. Prior to October 26, 1999, PentaStar had not conducted any operations, and all of PentaStar's activities were related to the organization of PentaStar, the acquisitions described below and PentaStar's initial public offering of common stock (the Offering). On October 26, 1999, PentaStar, through wholly-owned subsidiaries, acquired DMA Ventures, Inc., dba Access Communications (Access) and ICM Communications Integration, Inc. (ICM) (together, the Acquired Companies) and completed the Offering. References in this Proxy Statement to "PentaStar," refer to PentaStar, ICM and Access on a combined basis, unless the context otherwise indicates.



On October 26, 1999, PentaStar commenced business operations as a communications services agent. PentaStar designs, procures and facilitates the installation and use of communications and Internet services for small to medium-sized businesses that generally cannot afford in-house communications management resources. PentaStar's goal is to provide its customers with a comprehensive communications solution, utilizing the infrastructure of existing communications service providers. By analyzing and selecting from a variety of available communications service providers and technologies, other than for local access where PentaStar primarily offers regional bell operating company (RBOC) service, PentaStar provides its customers with a custom-designed, cost-effective solution for local access, long distance, wireless and Internet services for voice and data communications services. As the communications industry becomes increasingly complex, PentaStar believes its services will become more valuable to its customers.


PentaStar has and will continue to enter into agent relationships with long distance, wireless and Internet service providers that will expand the available services offered by agents acquired by PentaStar.

PentaStar services customers in a broad range of industries, including retail, wholesale, manufacturing, service, distribution and professional services. Some of the major benefits PentaStar provides its customers are:

- assistance in sorting through the abundance of confusing technology options;

-    management of the ordering and installation of communications services;

- more effective and timely responses to problems encountered with communications service providers than can generally be obtained by an individual customer;

- ongoing evaluation of new solutions that could better suit the future communications needs of PentaStar's customers;

- development and maintenance of customer-specific databases that allow PentaStar to better apply its knowledge and experience to each customer's communications needs; and

-    payment of most of PentaStar's fees by the communications service provider.

PentaStar believes that it offers compelling reasons for communications service providers to view PentaStar as a strategic partner. Those reasons are as follows:

- PentaStar is an effective sales force for its service providers, with a competitive, cost effective and variable cost solution for them;

- PentaStar provides the ability to retain customers and increase revenues from customers;

- PentaStar provides a professional staff to handle the installation of services and ongoing interface between the customer and the service provider;

- PentaStar can sell into markets that may not be economical for the service providers to support directly; and

- PentaStar can act as a sales agent for communications services that some service providers, the RBOCs in particular, are prohibited by law from offering. This provides its customers with a complete communications solution.

ICM was formed in 1990 as a division of International Communications Management, Inc., a corporation that provided training for communications service providers. ICM was formed to provide communications consulting and sell communications services to small to medium-size businesses. In January 1995, the ICM division was spun-off into a separate corporation owned by International Communications Management, Inc. In July 1997, ICM was spun-off as a separate corporation to the shareholders of International Communications Management, Inc. ICM has been a U S WEST Communications, Inc. (U S WEST) agent since 1991. Approximately 99% of ICM's 1999 and 1998 revenues were from commissions paid by U S WEST. The balance was comprised of revenues from the sale of long distance and Internet services procured from a former affiliate of ICM. ICM has sold U S WEST's local access service since 1991 and has marketed U S WEST's wireless services since December 1998 and U S WEST's Internet services since January 1998. ICM has offered Qwest long distance services since October 1998 and AT&T long distance services since April 1999. In June 1998, ICM began offering Epoch Internet services.

Access was formed in 1995 by Jeffrey A. Veres. Originally, Access acted as an agent for U S WEST and sold local area network and wide area network hardware for computer systems in the Denver, Colorado metropolitan area. In April 1999, Access discontinued its hardware business to focus on selling U S WEST's communications services. Access has been a U S WEST agent since 1995. All of Access' 1999 and 1998 agent revenues were from commissions paid by U S WEST. Access has recently begun offering Qwest long distance services and is developing other service provider relationships. Access has sold U S WEST's local access services since 1995 and has marketed U S WEST's wireless services since December 1998 and U S WEST's Internet services since January 1998. Access has been an agent for Qwest long distance services since January 1999.

PentaStar also intends to acquire additional communications services agents in other major metropolitan areas. PentaStar has formed PentaStar Internet, Inc., a wholly-owned subsidiary, to acquire Internet service providers ("ISPs") in small, high-growth areas. PentaStar's goal is to use the staff and customer relationships of ISPs PentaStar may acquire to implement comprehensive local access, long distance, wireless and Internet solutions for customers in these small markets. Currently, PentaStar is focusing its resources on acquiring communications services agents rather than ISPs.

RECENT DEVELOPMENTS


On February 18, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of USTeleCenters, Inc. and Vermont Network Services Corporation (collectively referred to as "UST"). UST, founded in 1986 and headquartered in Boston, Massachusetts, is a full-service communications agent focusing on small business customers located throughout Bell Atlantic's 13 state Northeast and Mid-Atlantic region. UST has agency agreements with service providers including Bell Atlantic, Bell South, Southwestern Bell and Sprint. Approximately 75% and 71% of UST's revenues were from commissions paid from Bell Atlantic, in 1999 and 1998, respectively. The purchase price consideration consisted of $182,000 in cash paid at closing, the issuance of 5,980 shares of PentaStar's common stock and the assumption of approximately $2,500,000 of liabilities. PentaStar also assumed the on-going obligations under various agreements relating to the acquired assets.

On February 18, 2000, PentaStar signed a definitive agreement to acquire the assets of Eastern Telecom, Inc. ("ETI"). ETI, founded in 1992, is a full-service communications agent based in Warwick, Rhode Island primarily servicing customers in Boston, New York, Albany, Providence and Warwick. ETI is an authorized agent for Bell Atlantic and Bell South. The acquisition of the assets of ETI is contingent upon receipt of the approval of the shareholders of VSI Enterprises, Inc., which is the parent company of ETI. Terms of the definitive agreement provide for a purchase price for the assets to consist of approximately $2,100,000 in cash, the issuance of PentaStar's common stock with a fair market value of $950,000 and the assumption of certain liabilities at closing. In addition, there is a potential earnout payment based upon the combined earnings of ETI and UST for the year ending December 31, 2000.

On February 22, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of NCI Communications, Inc. ("NCI"). NCI is primarily a long distance communications services agent located in Seattle, Washington. NCI has carrier agreements with Qwest, AT&T and GST Telecom. NCI is owned by certain of the previous shareholders of ICM, who, upon the Company's acquisition of ICM, became shareholders of PentaStar. The purchase price paid for the assets consisted of cash of $10,000 and the cancellation of a $601,000 note receivable from NCI to PentaStar.

On March 17, 2000, PentaStar completed the acquisition of the assets of ParTel Communications, Inc. (ParTel). ParTel, founded in 1982, is a full-service communications agent based in Phoenix, Arizona primarily servicing customers in the Phoenix and Tucson metropolitan markets. ParTel is an agent of U S WEST and sells primarily high-end, data-oriented products. Historically, all of ParTel's revenues have been generated from commissions paid from U S WEST. The purchase price consideration consisted of $519,000 in cash paid at closing and the issuance of 30,310 shares of PentaStar's common stock. At the time the acquisition of ParTel was consummated, PentaStar loaned $500,000 (interest at the prime rate plus 1%) to a corporation controlled by the former shareholders of ParTel. The loan will be due not later than December 31, 2001, and is personally guaranteed by the former shareholders. In addition, there is a potential earnout payment based upon the adjusted earnings of ParTel for the year ending December 31, 2000.


On March 31, 2000, Pentstar completed the acquisition of Resource Communications, Inc. (Resource). Resource is one of the largest Cable & Wireless long distance master agents and a significant Pacific Bell authorized sales representative with annualized run rate revenue in excess of $2 million. The acquisition of Resource provides PentaStar with a strong market presence in Northern California and further complements the Company's existing product offerings in the dedicated access and data-oriented long distance market.
Under the terms of the merger agreement, the consideration for this transaction was approximately $2.2 million in cash and PentaStar common stock. In addition, there is a potential earn-out payment based upon the earnings before interest, taxes and amortization (EBITA) for the period from January 1, 2000 through June 30, 2001. Resource, based in Dublin, California, is a full-service communications agent, which has been furnishing communication solutions to customers for over 10 years. Resource focuses on being the single point of contact to businesses for data, voice and Internet solutions.


PENTASTAR'S STRATEGY

PentaStar's objective is to be a leading multi-regional provider of custom-designed communications solutions to small and medium-size businesses. PentaStar's strategy to achieve this objective is to:

PROVIDE COMPREHENSIVE COMMUNICATIONS SOLUTIONS

PentaStar offers comprehensive communications solutions by providing customers with the benefit of its independent analysis of multiple technologies and pricing plans, except in local access where PentaStar works primarily with RBOCs with whom it has or may establish agency relationships. In addition to selling basic communications services, PentaStar's focus is to provide solutions for more complex, high-end data-oriented products or advanced communications services such as Frame Relay or ATM services. PentaStar believes that, by purchasing a package of local access, long distance, wireless and Internet services from one communications service provider, the customer may not have the opportunity to choose the solutions that best meet its communications needs. By engaging PentaStar's services, the customer is able to select different providers for each type of service to best meet its needs.

PentaStar will continue to establish technology experts to analyze existing and developing communications services technologies. PentaStar will continue to evaluate changing pricing programs of various service providers and to seek technology and pricing solutions that best address the needs of its customers. This assists PentaStar's field sales personnel in customizing the services that it recommends for each customer.

GROW THROUGH ACQUISITIONS

PentaStar intends to build a multi-regional presence in the communications market by acquiring RBOC agents in major metropolitan areas and, as appropriate opportunities become available, ISPs in small, high growth areas. PentaStar strives to acquire companies that are well managed, have a strong customer base, are profitable and would benefit from the additional resources that PentaStar intends to provide. PentaStar's goal is to structure these acquisitions so that the owners who manage the on-going business of each acquired agent receive a significant amount of their portion of the purchase price in PentaStar's common stock.

PentaStar believes the agents and ISPs targeted for acquisition will be attracted to, and benefit from, the opportunity to join PentaStar because PentaStar plans to offer them:

-    shared systems, administration and infrastructure support;

-    lower costs resulting from planned economies of scale;

-    improved commission structures resulting from aggregating sales;

-    availability of multiple long distance, wireless and Internet options;

- access to on-going analysis of available communications and Internet technologies and pricing plans;

-    access to other acquired companies' "best practices" models;

-    greater access to capital for future growth;

-    add-on sales to local operations of regional customers; and

-    consolidated order entry and processing.

INCREASE REVENUES OF ACQUIRED COMPANIES

PentaStar intends to increase revenues of agents and ISPs acquired as follows:

Introduce New Agent Services. The agents PentaStar has acquired and the agents it intends to acquire primarily sell local access services for RBOCs. PentaStar currently sells and will continue to sell Internet services, long distance and wireless for voice and data communications through other agent relationships. This will enable its customers to use PentaStar as the one resource for all their communications needs.

Increase Revenues Through Commission Strategies. As a result of creating a larger organization, PentaStar's commission rates have been enhanced by meeting volume minimums in some existing commission contracts. PentaStar has and expects to continue to negotiate more favorable commission arrangements than are available to individual agents. PentaStar believes the impact of this strategy will increase as it grows.

Enhance Selling and Advertising Efforts. PentaStar continues to expect to attract new customers by increasing its direct selling and advertising efforts. PentaStar continues to accomplish this in part by allowing the managers of acquired agents and ISPs to have more time to focus on selling as a result of relieving them of the administrative functions that will be consolidated into PentaStar's headquarters or regional centers. PentaStar believes advertising has not been used in any significant way by agents or small ISPs. PentaStar has provided management assistance and financial resources to implement a significant advertising program. PentaStar has also developed marketing materials and presentations to be used by management and the sales personnel of its agents and ISPs.

Sell Communications Services Through ISP Sales Channel. PentaStar believes the limited population of small markets makes it more difficult for communications service providers to justify a local sales presence. If PentaStar acquires ISPs, PentaStar believes it could increase its revenues by utilizing the sales force of these ISPs to sell providers' local access, long distance and wireless services for voice and data communications to business subscribers of the ISPs. These ISPs would offer a unique sales channel for PentaStar to serve small markets, in addition to providing it with the value of their Internet business.

UTILIZE PENTASTAR'S SIZE TO INCREASE EFFICIENCIES IN THE OPERATING REGIONS

PentaStar has and will continue to consolidate functions that are not critical to control at the local level into its corporate headquarters. These functions include human resources, information systems, legal services and tax matters. Additionally, PentaStar has and will continue to consolidate some aspects of accounting, order processing and after-sales management into regional centers to be established at designated local sites. The purchasing of insurance, supplies, equipment and certain external services are being managed from PentaStar's corporate headquarters. Also, PentaStar expects to aggregate the service provider traffic of any ISP PentaStar acquires onto a unified Internet connection, which PentaStar believes should result in lower access costs to it.

IMPLEMENT A BEST PRACTICES PROGRAM

The agents PentaStar has acquired are operating with a high degree of autonomy in their regions, which PentaStar expects to be the case with its other agent and ISP acquisitions. However, PentaStar is implementing and will continue to implement a best practices program under which each acquired company will be able to adopt successful business practices developed by its other agents and ISPs. This allows each acquired company to develop a best practices model that works for it. PentaStar's corporate management team is actively facilitating this process.

CREATE STRONG INCENTIVES FOR MANAGEMENT TO INCREASE EARNINGS

PentaStar has established two strong incentives for its agent managers, who are generally the former owners of the acquired agents, to increase their region's earnings. The first incentive is the opportunity to earn a greater percentage of the total shares of PentaStar's common stock issued to acquire the agents based on each agent's future performance. The second incentive is a bonus plan pursuant to which each agent manager may receive a cash bonus of up to 5% of his area's operating earnings before amortization expense. PentaStar expects that managers of other agents it acquires and managers of acquired ISPs will also participate in bonus programs based upon their ISPs operating earnings before amortization expense and will also participate in PentaStar's stock option plan.

INDUSTRY

THE COMMUNICATIONS SERVICES AGENT INDUSTRY

General. Communications services agents are organizations that are authorized to sell and facilitate the use of communications services of one or more communications service providers. A full-service agent:

-    establishes relationships with customers;

-    assists the customer in analyzing its communications needs;

- arranges for the communications service providers to provide the customer with the communications services that best suit the customer's needs; and

- facilitates the installation of communications services by the various communications service providers.

Agents have been successful in obtaining new sales as a result of existing relationships with customers and potential customers. PentaStar believes agents have a sales cost that is competitive with that of the direct sales forces of service providers. By utilizing agents to sell their services, service providers can outsource a difficult and costly function.

Communications services agents are generally paid a commission by each communications service provider based on a percentage of the customer's cost of services sold by the agent. This commission typically ranges from 7% to 20% of the contract value for an individual agent. It is paid upon either the execution of the contract and installation of the services or pro-rata over the contract's life, depending upon the service provider.

The communications services agent industry is highly fragmented and characterized by hundreds of local companies with no large national competitors. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, the core communications market segments, other than the Internet, in which PentaStar competes had sales of $200.6 billion in 1998, which are expected to grow to $283.8 billion by the end of 2002, a 9.0% compound annual growth rate. Sales in these market segments are made directly by service providers and by agents. PentaStar is not aware of any data that breaks down these sales between service providers and agents. According to the Telecommunications and Information Highways-Internet Market Report by Paul Budde Communication, the U.S.-based Internet services market was $6.6 billion in 1998 and is expected to grow to $24.7 billion in 2002, a compound annual growth rate of 39.1%. The total market for all services that PentaStar sells was $207.2 billion in 1998 and is projected to grow to $308.5 billion in 2002, a compound annual growth rate of 10.5%.

Communications service providers include:

-    RBOCs;

-    Competitive local exchange carriers, or CLECs;

-    long distance service providers;

-    wireless service providers; and

-    ISPs.

Most communications service providers use agents to augment their direct sales force. Generally, communications service providers select agents that they believe have the knowledge and expertise to effectively sell communications services and facilitate the installation process.

Local Access Market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, local access services revenues, including voice and data were $56.4 billion in 1998 and are expected to reach $70.4 billion by 2002, a 5.7% compound annual growth rate. As a result of its acquisition of Access and ICM, PentaStar derived approximately $6.6 million, or 98.5%, of its combined revenues in 1998 and approximately $5.4 million, or 98.7%, of its combined revenues in 1999 from this market. PentaStar believes the RBOCs have continued to dominate the local access market. The Modified Final Judgment that required the break-up of AT&T and the concurrent FCC decisions that permitted the RBOCs to use affiliated and nonaffiliated entities to act as sales agents on a commission basis for the local telecommunications services offered by the RBOCs led to the development of agency programs. The Telecommunications Act of 1996, which changed the Modified Final Judgment's line-of-business restrictions, permits the RBOCs to enter the in-region long distance market upon the satisfaction of a statutory checklist of market-opening criteria and other requirements. The Telecommunications Act of 1996 also allows long distance carriers to provide local services in the RBOCs' territories. Large long distance carriers were permitted to offer combined packages of long distance and resold RBOC local services in the states where the RBOC has not received in-region long distance authorization beginning February 8, 1999. These long distance carriers are not permitted to market long distance and RBOC resold local services through a "single transaction," meaning those carriers may not use the same sales agent to market both products to the same customer in the same communication. Also, the long distance carriers may not offer long distance and RBOC resold local exchange services as a bundled package under an integrated pricing schedule. The Telecommunications Act of 1996 also required the RBOCs to allow other communications service providers to interconnect with the RBOC's facilities and equipment. This has made the local access market more competitive.

PentaStar believes that the RBOCs continue to have a distinct competitive advantage in the local access market because they:

-    control the line to customer locations;

-    have an established customer base; and

-    have greater financial and other resources to deploy new technologies.

As the local access market continues to offer greater service choices and face increased competition, PentaStar believes that agents which are:

-    cost effective;

-    offer an efficient method of attracting and retaining customers; and

- have the ability to provide comprehensive communications services will be in demand by both RBOCs and customers.

Long Distance Market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, long distance revenues were $106 billion in 1998 and are expected to reach $142.6 billion by 2002, a 7.7% compound annual growth rate. As a result of its acquisition of Access and ICM, PentaStar derived approximately $36,000, or 0.5% of its combined revenues in 1998 and approximately $11,000, or 0.2% of its combined revenues in 1999 from this market. The long distance market is highly price competitive and is dominated by large national companies such as AT&T, MCI/WorldCom, Qwest and Sprint. These large national carriers compete aggressively for market share and most have established agency programs that enhance their overall sales efforts. The RBOCs will also be allowed to offer long distance service upon satisfaction of the statutorily mandated criteria, which determine when the local market has become sufficiently competitive.

Wireless Market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, the wireless communications services market was $38.2 billion in 1998 and is expected to reach $70.8 billion by 2002, a 16.7% compound annual growth rate. As a result of its acquisition of Access and ICM, PentaStar derived approximately $4,000, or 0.1% of its combined revenues in 1998 and approximately $24,000, or 0.4% of its combined revenues in 1999 from this market. Although much of the early growth in wireless communications has occurred in the consumer sector, in particular cellular telephones, PentaStar believes an increasing share of wireless communications services will be used by business customers in the future.

The development of personal communication service ("PCS") and its ability to facilitate voice, Internet, e-mail and other wireless services has ushered in the increasing use of wireless technologies for the business market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, the PCS services market was $3.7 billion in 1998 and is expected to reach $16.6 billion in 2002, a 45.4% compound annual growth rate. The integration of computer applications and wireless technologies is anticipated to also fuel future market growth.

PentaStar expects that small to medium-size businesses will increasingly use wireless communications for voice and data applications.

Internet Services Market. The Internet has grown rapidly since its introduction to the public in the early 1990s, allowing millions of people worldwide to communicate and conduct business electronically. The April 1999 Internet Demographics Survey, conducted by CommerceNet and Neilsen Media Research, estimated the number of Internet users in the United States and Canada at 92 million. According to the Telecommunications and Information Highways-Internet Market Report by Paul Budde Communication, the U.S.-based ISP market was $6.6 billion in 1998 and is expected to grow to $24.7 billion in 2002, a compound annual growth rate of 39.1%. As a result of its acquisition of Access and ICM, PentaStar derived approximately $62,000, or 0.9% of its combined revenues in 1998 and approximately $40,000, or 0.7% of its combined revenues in 1999 from this market. The growth in the number of Internet users is being fueled by a number of factors, including the increased use of personal computers, the speed and reduction in cost of computer hardware, and the increasing importance of the Internet as a means of communication and commerce.

THE INTERNET SERVICE PROVIDER INDUSTRY

Businesses are becoming more "virtual," which allows individuals to be less concerned with proximity to the office and more concerned with communications and Internet access to the office. The Internet has allowed many businesses and individuals to conduct their business away from the traditional commercial centers to regions and cities that have not previously been viable locations for business. This trend is spurring growth in both Internet users and ISPs, as well as in the use of the Internet for communications.

ISPs are organizations that offer a range of Internet and World Wide Web-based services to customers. The Internet services market in the areas PentaStar is targeting currently consists primarily of basic Internet access. The rapid development and growth of the

Internet has resulted in a highly fragmented market. According to the 1999 Boardwatch Directory of Internet Service Providers, there are over 5,000 ISPs in the United States. Most of these ISPs are small and are local businesses. PentaStar believes that currently less than 15% of the ISPs have regional or national market coverage. This industry is currently undergoing substantial consolidation.

PENTASTAR SERVICES

LOCAL ACCESS


PentaStar currently acts as a sales agent for U S WEST's comprehensive local access services, including basic dial tone and advanced communications services in the Colorado and Northwest regions. As a result of its acquisitions subsequent to December 31, 1999, PentaStar is also offering these same services for U S WEST in the Phoenix and Tucson, Arizona market and as a sales agent for Bell Atlantic, Southwestern Bell and Bell South in the Northeast and Mid-Atlantic regions. Basic dial tone services are telephone connections, voice messaging and call management. More advanced communications services PentaStar acts as a sales agent for include:


-    data transmission oriented services;

-    dedicated high-capacity transmission services;

- high speed real time communications access, including digital subscriber line, or DSL;

- packet-based transmission for wide area networks, including frame relay service; and

- an advanced digital network for data, video, voice and Internet traffic, including ISDN.

LONG DISTANCE

PentaStar currently offers Qwest and AT&T long distance services. PentaStar's predecessors have offered Qwest long distance services in the Northwest and Colorado regions since October 1998 and January 1999, respectively and AT&T long distance services in the Northwest region since April 1999. These Northwest region services have been offered utilizing the agent relationships of NCI, an affiliate of ICM, which was acquired by PentaStar subsequent to December 31, 1999. PentaStar's relationships with these long distance providers allow it to offer its customers the pricing, quality and add-on features that they require for their specific long distance communications. As a result of PentaStar's acquisitions subsequent to December 31, 1999, PentaStar is also offering long distance services provided by Sprint in the Northeast and Mid-Atlantic regions.

WIRELESS

PentaStar currently offers US WEST's wireless services in the Colorado and Northwest regions. PentaStar concentrates on providing its customers with services and capabilities that will allow them to better utilize wireless technology and make this technology an integral part of their voice and data communications strategy. PentaStar's predecessors have offered U S WEST's wireless services since December 1998. These wireless services include cellular, paging and integrated voice and data communications services. PentaStar provides and will continue to provide its customers with competitive pricing, coverage and access to add-on features.

INTERNET

PentaStar currently offers US WEST's Internet services in the Colorado and Northwest regions and, since February 2000, became a Certified Internet Agent for Epoch Internet, a Tier-1 and nationwide ISP. PentaStar finds that customers are often confused by the process of selecting an ISP, connecting to the ISP and integrating the service into their internal systems. Many ISPs do not provide installation and start-up assistance or assistance in internal cabling and networking for their customers. As a result, the customers must coordinate with local access providers, networking/cabling consultants and the ISP to obtain service. To address this problem, PentaStar offers a turnkey solution to its customers through its agent relationships, connection expertise and relationships with networking/cabling companies. PentaStar's predecessors have offered U S WEST's Internet services since January 1998. As a result of its acquisitions subsequent to December 31, 1999, PentaStar is also offering Internet services provided by Bell Atlantic and North Atlantic Internet in the Northeast and Mid-Atlantic regions.

PROJECT MANAGEMENT

The combination of wireless technologies, computer networking integration, telephone system integration and Internet technologies creates significant challenges for small to medium-size businesses attempting to implement an overall communications solution. PentaStar believes that some of its customers may benefit from PentaStar's project management capabilities. PentaStar will continue to offer comprehensive communications services, assistance in the selection of hardware and cabling providers, supervision of the installation and integration of all the communications services components and, to a limited extent, the installation of hardware. However, PentaStar does not plan to offer computer network implementation. As PentaStar's size and geographic coverage expand, they believe they will be able to offer project management to customers who have larger, more complex projects requiring significant planning, resource management and coordination.

ANALYSIS OF NEW TECHNOLOGIES AND DEVELOPMENTS

PentaStar believes that over the course of the next few years the communications industry will see the introduction and expanded use of a wide range of new technologies and services. These new technologies will include the use of:

-    Internet and wireless technologies for voice and data communications;

- wireless receptor technologies, such as dish relay, satellite and radio towers and cable networks for communications; and

-    intra-company networks.

There are also several private companies developing satellite networks that will be used for providing new services and capabilities. Many of these new technologies will be valuable additions to the overall communications strategies of PentaStar's customers. However, this abundance of new options may add to the confusion PentaStar's customers face in making their communications choices. PentaStar will offer its customers, at no charge, ongoing analysis of these new technologies and services and assist them in their determination of which technologies may be applicable to their needs.

PENTASTAR'S PROPOSED INTERNET SERVICES

The core product expected to be offered by ISPs PentaStar may acquire will be dial-up and dedicated access to the Internet. Although individuals typically use slower, less expensive Internet access methods, business customers often benefit from dedicated, high-speed Internet access. PentaStar expects to have the ability to procure the communications services necessary to provide PentaStar's customers with the highest speed access available in a particular market. PentaStar also plans to offer e-mail applications, file transfer protocol, World Wide Web hosting, Web design, project management of Web-based services and assistance with electronic commerce. PentaStar's goal is to increase the use of these more advanced services by customers of ISPs they may acquire.

OTHER SERVICES

It is not currently common in the agent industry to provide customers with post-sales support beyond installation. Additionally, small to medium-size businesses typically do not have communications departments to deal with post-sales issues. Since post-sales services have not been customarily offered by agents, PentaStar does not know whether it can sell these services at a price that is acceptable to the customer and economical to them. To fill this need PentaStar may offer to its customers:

- on-going contract maintenance, including service and billing problem dispute resolution with the communications service provider;

-    7-day a week emergency assistance for service interruption or degradation;

- on-going audits and needs analysis to ensure that all services are functioning appropriately;

- regular audits and analysis of the services in place and the need for new services; and

-    audits of billings and consolidation of billings.

PentaStar believes that providing these additional services may add significant incremental revenues and further strengthen PentaStar's customer relationships.

SALES AND MARKETING

PentaStar's direct sales efforts are conducted at the local level by its direct sales force. Members of PentaStar's direct sales team meet face-to-face with prospective customers, discuss their communications needs and use PentaStar's local project management staff to design a comprehensive package of communications services. PentaStar continues to focus on improving its project management staff and capabilities and developing programs to recruit and train motivated sales people with good technical and customer skills. PentaStar's goal is to establish a long-term relationship as the customer's total solution provider.

PentaStar's agents also establish additional customer referral relationships by working directly with:

-    interconnect companies;

-    value-added resellers;

-    computer network integrators;

-    telephone system integrators; and

-    ISPs and equipment vendors.

PentaStar customarily pays a referral fee to these companies or reciprocates in the sharing of market opportunities.

In addition, PentaStar intends to maintain a comprehensive database for significant customers that will document their communications service plans and providers, historical usage and anticipated future needs. PentaStar believes that this database will become a valuable tool for providing enhanced services to its customers.

COMPETITION

AGENT BUSINESS

The market for communications services is extremely competitive and rapidly changing. PentaStar expects competition to increase as communications service providers expand their traditional service offerings. Many of PentaStar's largest competitors are national communications service providers that have significantly greater financial, marketing and other resources. These competitors may adopt more aggressive pricing policies and offer more attractive terms to customers than PentaStar can. PentaStar may face increasing price pressure from PentaStar's larger competitors. In addition, some of PentaStar's current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to compete more effectively. PentaStar may not survive in this intensely competitive and rapidly evolving market. Within this market, PentaStar encounters multiple competitors that include:

- the direct sales forces of communications service providers, such as US WEST, AT&T, Qwest, MCI/WorldCom and numerous CLECs;

-    other communications services agents;

- customer infrastructure out-sourcers, such as Convergent Technologies, which buy a customer's computers, servers and telephone equipment and lease them back to the customer along with providing the customer CLEC-type services; and

- communications consultants, such as groups within Electronic Data Systems and Andersen Consulting.

PentaStar believes the primary competitive factors in its market include:

- the ability to provide a solution that satisfies all the customer's communications needs;

-    pricing;

-    customer service during and after installation;

-    quality and reliability of communications services;

-    access to multiple communications service provider options; and

-    development of customer loyalty.

Although PentaStar faces a broad range of competition from a variety of communications service providers, PentaStar seeks to compete effectively by acting as a sales agent primarily for RBOC services in the local access market, along with long distance, wireless and Internet services from providers in those markets, with a strong focus on customer service.

PROPOSED ISP BUSINESS

Currently, PentaStar is focusing its resources and acquisition efforts on communication services agents rather than ISPs. However, PentaStar intends to evaluate and pursue potential ISP acquisition candidates of which PentaStar becomes aware and which meet a strategic need. PentaStar's target market for Internet access is extremely competitive. PentaStar expects competition to increase as Internet use grows and ISPs expand their traditional services and new start-ups emerge in the marketplace. Barriers to entry are minimal and competitors can enter the market at a relatively low cost. Many of PentaStar's competitors have greater financial, marketing and other resources than PentaStar. PentaStar cannot guarantee that it will be able to compete effectively in this market. PentaStar's competitors include:

-    other local and regional ISPs;

-    national ISPs, such as MindSpring and Verio;

-    on-line information providers, such as America Online and Prodigy;

- large national communications providers, such as AT&T, Qwest, MCI/WorldCom and the RBOCs; and

-    traditional cable television providers, such as Time-Warner and AT&T.

In PentaStar's target ISP market, PentaStar believes that the following are the principal competitive factors:

-    maintaining high-speed access options and adequate capacity;

-    affordable pricing;

- the ability to assist customers in implementing services and resolving problems; and

-    offering a variety of services in addition to basic access.

GOVERNMENT REGULATION

AGENT BUSINESS

PentaStar is not directly subject to any government regulations other than normal business regulations. However, the communications service providers for whom PentaStar acts as a sales agent are subject to varying degrees of federal, state and local regulation. Generally, the FCC exercises jurisdiction over all communications service providers to the extent they provide services involving the supplying of interstate or international communications. The Telecommunications Act of 1996 expanded the FCC's jurisdiction to include certain interconnection and related issues that traditionally have been considered subject primarily to state regulation. The state regulatory commissions also retain jurisdiction over significant aspects of the provision of intrastate communications services. The Telecommunications Act of 1996 was intended ultimately to permit service providers in the long distance and local communications services markets, as well as cable television providers, to compete freely in all communications markets. For example, the Telecommunications Act of 1996 eventually will permit the RBOCs to compete fully in the provision of in-region long distance services upon the satisfaction of the statutorily mandated criteria. The 1996 Act also allows long distance carriers to provide local services in the RBOCs' territories. Long distance carriers are also permitted to offer combined packages of long distance and resold RBOC local services. However, large long distance carriers are not permitted to market long distance and resold RBOC local services through a "single transaction" meaning that these carriers may not use the same sales agent to market both products to the same customer in the same communication. Also, the telecommunications carrier may not offer long distance and RBOC resold local exchange services as a bundled package under an integrated pricing schedule. The Telecommunications Act of 1996 also generally requires RBOCs to provide competitors with interconnection and nondiscriminatory access to their local exchange network on more favorable terms than have been available in the past. As required by the Telecommunications Act of 1996, the FCC adopted in August 1996 new rules implementing the interconnection and resale provisions of the Telecommunications Act of 1996, which are intended to minimize regulatory, economic and operational impediments to full competition for local services.

In general, PentaStar is unable to determine what effect the Telecommunications Act of 1996 and other laws and regulations will have on the communications industry in general and on it in particular. Numerous FCC, state and local regulatory decisions are expected regarding issues that may materially affect it because they will have an impact on:

-    the services and the pricing that can be offered by RBOCs; and

- who can compete with RBOCs in various markets and the prices they will be able to offer.

Also, the communications service providers whose services PentaStar will market are affected by the laws and changes in the laws affecting the provision of telecommunications. These laws and changes may have an indirect effect on PentaStar. For instance, on February 26, 1998, the FCC established rules that restricted telecommunications carriers' use of customer proprietary network information, or CPNI. The rules prohibit carriers from using information gleaned from providing one type of service (local, long distance or wireless) to market another type of service without first obtaining that customer's consent. This means that a carrier could not give PentaStar a local service customer's marketing information in order for PentaStar to market that carrier's long distance, wireless or Internet services without first obtaining that customer's consent to use his or her CPNI. However, the U.S. Court of Appeals for the Tenth Circuit recently overturned most of the FCC's CPNI rules. On October 4, 1999, the FCC filed a petition for rehearing of this case. This petition was denied on November 30, 1999.

The communications service providers for which PentaStar acts as a sales agent must also comply with the FCC's verification requirements enacted to prevent slamming, the unauthorized change of a customer's presubscribed carrier selection. The slamming rules govern the manner in which telecommunications carriers effectuate and verify selection by consumers of preferred providers of local exchange and interexchange services. When PentaStar successfully sells a customer a service that replaces that customer's local access or long distance service, the provider of the new service must comply with the verification procedures in order to switch PentaStar's customer's service.

PROPOSED ISP BUSINESS

PentaStar anticipates providing Internet access, in part, through transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. As an ISP, PentaStar will not be directly regulated by the FCC or any other agency, other than regulations applicable to businesses generally. PentaStar could, however, become subject in the future to regulation by the FCC or other regulatory agencies as a provider of basic telecommunications services.

These regulations could affect the charges that PentaStar pays to connect to the local telephone network or for other purposes. PentaStar, like other ISPs, will not be required to pay carrier access charges. Access charges are assessed by local telephone companies to long-distance companies for the use of the local telephone network to originate and terminate long-distance calls, generally on a per minute basis. Access charges have been a matter of continuing dispute between local telephone companies and long-distance carriers. In May 1997, the FCC reaffirmed its decision that ISPs should not be required to pay carrier access charges.

To the extent that an end user's call to an ISP is local rather than long distance, the local telephone company that serves the ISP may be entitled to reciprocal compensation from the end user's local telephone company. Reciprocal compensation is a reimbursement from one local telephone company to a second one for handling calls that originate with the first local telephone company and terminate with the second one. To the extent that a call from an end user to an ISP is considered intrastate, the local telephone company serving an ISP would be entitled to reciprocal compensation. This payment of reciprocal compensation reduces the local telephone company's costs and ultimately reduces the ISP's costs. The FCC recently determined that most, but not all, traffic to an ISP is interstate in nature rather than local. This determination could potentially eliminate the payment of reciprocal compensation to the local telephone company. The FCC has yet to rule on the specific issue of reciprocal compensation and ISP traffic; however, the FCC has stated that state commissions may determine whether, in some circumstances, reciprocal compensation should be paid.

The FCC's current position is that Internet access providers should not be required to contribute to a new universal service fund established to replace current local rate subsidies and to meet other public policy objectives, such as enhanced communications systems for schools, libraries and health care providers. As a result, unlike telecommunications carriers and other telecommunications providers, ISPs do not have to contribute a percentage of their revenues to the federal universal service fund and are not expected to be required to contribute to similar funds being established at the state level. Both the access charge and universal service treatment of ISPs, however, are the subjects of further FCC proceedings and could change. Telephone companies are actively seeking reconsideration or reversal of the FCC decisions, and their arguments are gaining more support as Internet-based telephony begins to compete with conventional telecommunications companies.

PentaStar is not in a position to predict how these matters will be resolved, but PentaStar could be adversely affected if, in the future, it and other ISPs are required to pay access charges, contribute to universal service support or if PentaStar's local telephone companies no longer receive reciprocal compensation for its traffic.

The law relating to the liability of ISPs and on-line services companies for information carried on or disseminated through their networks is unsettled. As the law in this area develops, the potential imposition of liability upon PentaStar for information carried on and disseminated through its network could require PentaStar to implement measures to reduce its exposure to this liability, which may require the expenditure of substantial resources or the discontinuation of some of PentaStar's products or service offerings. Any costs that are incurred as a result of contesting any asserted claims or the consequent imposition of liability could materially adversely affect our profitability.

Due to the increasing popularity and use of the Internet, a number of laws and regulations have been adopted in recent months and may be adopted in the future, by federal and state governments, as well as by foreign governments with respect to the Internet. These laws cover or may cover issues such as content, user privacy, pricing and copyright infringement. PentaStar cannot predict the impact, if any, that recent and any future regulatory changes or developments may have on the business, financial condition and results of operations of any ISPs it acquires. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from access providers or others, could have a material adverse effect on the ISP business.

EMPLOYEES

As of March 24, 2000, PentaStar had 245 employees, all of whom were full-time employees. Of PentaStar's full-time employees, 6 are corporate headquarter employees, 141 are in sales and marketing, 56 are in operations and engineering support, and 42 are in administration.

PentaStar believes that its relations with its employees are satisfactory. PentaStar is not party to any collective bargaining agreements, and PentaStar has never experienced a work stoppage. As PentaStar continues to grow and acquire new companies, PentaStar expects to hire additional personnel.

DESCRIPTION OF PROPERTY

As of December 31, 1999 PentaStar maintains their corporate headquarters at 1522 Blake Street, Denver, Colorado. PentaStar leases 1,875 square feet under a lease which expires August 31, 2002. Additionally, ICM and Access lease the following facilities:

LOCATION                           SQ. FT.                     TERM
--------                           ------         ------------------------------
Denver, Colorado                   9,050          4,250 sq. ft. expires 7/31/00
                                                  4,800 sq. ft. expires 12/31/01

Colorado Springs, Colorado           300          Expires 3/31/00

Bellevue, Washington               9,902          5,213 sq. ft. expires 11/30/0
                                                  4,689 sq. ft. expires 11/30/02

Portland, Oregon                   3,238          Expires 6/28/01

PentaStar believes additional space is available for expansion.

LEGAL PROCEEDINGS

There are no material legal proceedings pending or, to PentaStar's knowledge, threatened against it.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes as of December 31, 1999 and for the period from inception (March 15, 1999) through December 31, 1999, and the predecessor financial statements of Access and ICM as of October 25, 1999 and December 31, 1998 and for the period from January 1, 1999 to October 25, 1999 and the year ended December 31, 1998, included in as part of this Proxy Statement beginning on page F-1.

PentaStar was incorporated on March 15, 1999 under Delaware law. PentaStar's activity through October 25, 1999 consisted of:

-    organizing PentaStar;

-    developing PentaStar's business plan, management and corporate structure;

-    pursuing the acquisitions of the Acquired Companies; and

-    conducting activities in connection with the Offering.

Upon the closing of the acquisitions of the Acquired Companies and the Offering, PentaStar commenced its business operations as a communications services agent for communications services including local access, long distance, wireless and Internet services for voice and data communications. PentaStar designs, procures and facilitates the installation and use of communications services to best meet its customers' needs. PentaStar plans to continue to acquire other communications services agents.

On October 26, 1999, PentaStar successfully completed its initial public offering. The Offering resulted in the sale of 1,297,845 shares of its common stock, for proceeds of $10,714,000 net of cash offering costs of $2,265,000. Immediately prior to the Offering, PentaStar completed the acquisitions of the Acquired Companies. Purchase consideration for Access consisted of $189,000 in cash, 205,000 shares of PentaStar's common stock and assumption of liabilities. Purchase consideration for ICM consisted of $1,619,000 in cash, 165,000 shares of PentaStar's common stock and assumption of liabilities. In connection with the acquisition of ICM, $500,000 of cash was placed in escrow for application against indemnification obligations. These acquisitions were accounted for under the purchase method of accounting. The principal shareholder of ICM and the principal shareholder of Access each entered into escrow and contingent stock agreements with PentaStar on closing of the acquisitions. These agreements adjust the final consideration paid to those shareholders in return for their interests in ICM and Access.

Under these agreements, shares of PentaStar common stock were placed into escrow. Based upon the earnings performance of an acquired company relative to that of all other acquired companies for the 12-month period prior to the earlier of a sale of substantially all of the assets or stock of PentaStar or five years, the shareholder associated with that company or seller of that company will receive back from escrow all, some or none of the shares such shareholder or seller placed in escrow. In addition, based upon the relative earnings performance of the acquired company, such shareholder or seller may receive additional shares of common stock from PentaStar. PentaStar, at its discretion, may distribute cash to such shareholder or seller in lieu of some or all of the additional shares in an amount equal to the fair market value of the additional shares not distributed. The agreements are designed, however, so that there will be no net change to the total number of shares of PentaStar common stock outstanding after the combined adjustments are made for all of the Acquired Companies. PentaStar expects that the owners who manage other agent companies that PentaStar acquires will be required to receive a significant amount of the purchase price in PentaStar common stock and place into escrow from 25% to 50% of their PentaStar common stock pursuant to similar arrangements.

ICM was a U S WEST agent, which means ICM has been accepted by U S WEST to sell, order and assist in the implementation of U S WEST communications services. PentaStar expects to retain the agent relationship with U S WEST indefinitely. PentaStar believes that the loss of its agent relationship with U S WEST would have a material adverse effect. Of ICM's revenues in 1999 and 1998, 99% were from U S WEST. Subsequent to the acquisition, ICM's former president, Dennis W. Schillinger, has remained with PentaStar as manager of PentaStar's Northwest region. ICM, located in Bellevue, Washington, was founded in 1990.

Access was also a U S WEST agent. PentaStar expects to retain its agent relationship with U S WEST indefinitely. PentaStar believes that the loss of its agent relationship with U S WEST would have a material adverse effect. All of Access' revenues in fiscal 1999 and 1998 were from U S WEST. Subsequent to the acquisition, Access' former president, Jeffrey A. Veres, has remained with PentaStar as manager of PentaStar's Colorado region. Access, located in Denver, Colorado, was founded in 1995.

On February 18, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of USTeleCenters, Inc. and Vermont Network Services Corporation (collectively referred to as "UST"). UST, founded in 1986 and headquartered in Boston, Massachusetts, is a full-service communications agent focusing on small business customers located throughout Bell Atlantic's 13 state Northeast and Mid-Atlantic region. UST has agency agreements with service providers including Bell Atlantic, Bell South, Southwestern Bell and Sprint. Approximately 75% and 71% of UST's revenues were from commissions paid from Bell Atlantic in 1999 and 1998, respectively. The purchase price consideration consisted of $182,000 in cash paid at closing, the issuance of 5,980 shares of PentaStar's common stock and the assumption of approximately $2,500,000 of liabilities. PentaStar also assumed the on-going obligations under various agreements relating to the acquired assets.

On February 18, 2000, PentaStar signed a definitive agreement to acquire the assets of Eastern Telecom. Eastern Telecom, founded in 1992, is a full-service communications agent based in Warwick, Rhode Island primarily servicing customers in Boston, New York, Albany, Providence and Warwick. Eastern Telecom is an authorized agent for Bell Atlantic and Bell South. The acquisition of the assets of Eastern Telecom is contingent upon receipt of the approval of the shareholders of VSI Enterprises, Inc., which is the parent company of Eastern Telecom. Terms of the definitive agreement provide for a purchase price for the assets to consist of approximately $2,100,000 in cash, the issuance of PentaStar's common stock with a fair market value of $950,000 and the assumption of certain liabilities at closing. In addition, there is a potential earnout payment based upon the combined earnings of Eastern Telecom and UST for the year ending December 31, 2000.

On February 22, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of NCI Communications, Inc. ("NCI"). NCI is primarily a long distance communications services agent located in Seattle, Washington. NCI has carrier agreements with Qwest, AT&T and GST Telecom. NCI is owned by certain of the previous shareholders of ICM, who, upon PentaStar's acquisition of ICM, became shareholders of PentaStar. The purchase price paid for the assets consisted of cash of $10,000 and the cancellation of a $601,000 note receivable from NCI to PentaStar.

On March 17, 2000, PentaStar completed the acquisition of the assets of ParTel Communications, Inc ("ParTel"). ParTel, founded in 1982, is a full-service communications agent based in Phoenix, Arizona primarily servicing customers in the Phoenix and Tucson metropolitan markets. ParTel is an agent of U S WEST and sells primarily high-end, data-oriented products. Historically all of ParTel's revenues have been generated from commissions paid from U S WEST. The purchase price consideration consisted of $519,000 in cash paid at closing and the issuance of 30,310 shares of PentaStar's common stock. At the time the acquisition of ParTel was consummated, PentaStar loaned $500,000 (interest at the prime rate plus 1%) to a corporation controlled by the former shareholders of ParTel. The loan will be due not later than December 31, 2001, and is personally guaranteed by the former shareholders. In addition, there is a potential earnout payment based upon the adjusted earnings of ParTel for the year ending December 31, 2000.

OVERVIEW OF OPERATIONS

The following discussion applies to ICM and Access for the periods prior to their acquisition by PentaStar and is also applicable to PentaStar for the period of its ownership of ICM and Access as a result of its acquisition of both ICM and Access.

Substantially all of the revenues of ICM and Access are generated from the commissions they receive from selling communications services as agents for communications service providers. ICM and Access are paid a commission by each service provider based on a percentage of each customer's cost of services. ICM and Access sell advanced communications and basic dial tone services for the local access market to facilitate data, voice and video communications. PentaStar expects that, over time, the percentage of advanced communications services revenues will increase as a percentage of revenues because of increased demand for, and availability of, these services. Basic dial tone services in general are telephone connections, voice messaging and call management. Advanced communications services are all other voice and data communications services, including:

-    data transmission oriented services;

-    dedicated high-capacity transmission services;

- high speed real time communications access, including digital subscriber line, or DSL;

- packet-based transmission for wide area networks, including frame relay service; and

- an advanced digital network for data, video, voice and Internet traffic, including ISDN.

In the ordinary course of business, ICM and Access experience delays in payments on commissions earned from U S WEST, commonly known as disputed items. Disputed items represent accounts receivable in dispute for installed services and arise primarily from differences in documentation between PentaStar and U S WEST relating to:

-    the commission percentages earned;

-    the type of services sold; and

-    the service installation dates.

In 1999 and 1998, the gross amounts of disputed items represented 9% and 12.5%, respectively, of PentaStar's and its predecessor's combined revenues in those years. U S WEST does not pay any portion of the commission when an amount is in dispute. PentaStar believes, based upon an extensive review of the disputed items, that the actual amounts in dispute are substantially less than the gross amount of the commissions being withheld as a result of the disputes. As of October 25, 1999, ICM and Access established allowances to reduce the disputed accounts receivable to an amount each of them believes represents the estimated net realizable value of their disputed items. The allowances were established through a review by ICM and Access of all of the commissions due on installed services, and PentaStar believes the allowances are adequate and has established allowances at December 31, 1999 representing the net realizable value of disputed items. As a result of PentaStar's continuing relationship with U S WEST, changes have been implemented in the process of receiving payment for installed services, which have resulted in 1999 disputed receivables being cleared in a more timely manner.

Salaries and commissions expenses consist principally of salary and incentive compensation that Access and ICM as operating companies pay their sales and marketing, operations and engineering support and administrative staff.

Other general and administrative expenses include communications expenses, office rent and utilities, travel, professional fees and depreciation for Access and ICM as operating companies. For the period from inception (March 15, 1999) through December 31, 1999 this also includes the expenses related to the operations and staffing of PentaStar's corporate office.

ICM and Access have experienced some seasonal variations in their businesses. Orders for communications services tend to slow in the last quarter of the calendar year due to customers' budgetary constraints. Generally, orders increase in the first quarter of the following year. Because of the time lag between order and installation, revenues in the first four months of each calendar year are typically below the average of revenues for the remaining portion of the year.

SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

When PentaStar obtains an order for U S WEST communications services, PentaStar receives an up-front payment of a portion of the commission PentaStar is entitled to receive for the whole order. That up-front portion for ICM and Access was 35% in 1998 but was increased to 55% for orders received after June 1, 1999. Those initial payments are accounted for as deferred revenue. After the services are fully installed, which is approximately three months after order, PentaStar becomes entitled to receive the remaining portion of the commission. It is not until the final installation is completed by U S WEST that PentaStar recognizes the revenue for the total commission, including the initial payment and the final payment. PentaStar generally receives final payment within 90 days of final installation.

In connection with the acquisitions, PentaStar recorded goodwill of $4,501,000, which represents the excess of the purchase price paid over the net tangible book value. The goodwill amount is being amortized over its estimated useful life of 20 years. The annual goodwill amortization expense is $225,000. The assignment of an amortization period of 20 years was influenced by the attributes and market position of each of ICM and Access. Future events or changes in circumstances may result in a reduction in the 20-year amortization period, which would result in increased annual goodwill expense. PentaStar has and anticipates acquiring additional communications services agents in the future and expects to record goodwill in those acquisitions. Future acquisitions may warrant amortization periods of less than 20 years.

RESULTS OF OPERATIONS

PENTASTAR COMMUNICATIONS, INC.

FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999

Revenues. Revenues consist principally of commissions from sales of communications services as an agent for communications service providers. PentaStar recorded revenue of $622,000 resulting from sales of advanced communications services and $72,000 from sales of basic dial tone services. These sales were the result of PentaStar's acquisitions of the Acquired Companies whose operations have been reported in the consolidated financial statements of PentaStar since October 26, 1999. Substantially all of the revenue during the period was generated through the sales of U S WEST services. PentaStar's revenue recognition policy is to recognize revenues on the date the respective service is installed versus the date that the order for service is accepted by the service provider. In general, it is PentaStar's experience that this period between the order and installation of services is approximately three months. As a result, the revenues recognized during the period were related to orders that were made prior to PentaStar's acquisition of the Acquired Companies. Prior to PentaStar's acquisition of the Acquired Companies, the Acquired Companies management's and employee's attention was diverted from the core operations of the business as a result of the acquisition agreements and Offering with PentaStar. Accordingly, the revenues for the period are lower than those experienced historically by the acquired Companies. PentaStar expects future revenues to more closely approximate the historical levels of the Acquired Companies as a result of the integration into PentaStar's ownership and operations.

Operating expenses. Salaries and commissions expense of $796,000 consists principally of costs of operations, sales, management and administrative personnel at the operating companies. Other general and administrative expenses of $558,000 consist principally of the overhead expenses of the operating companies such as rent, telephone and supplies and the expenses applicable to the corporate office of PentaStar such as personnel costs, travel, insurance and professional fees. Additionally, the corporate expenses included approximately $171,000 of consulting services expense, of which $126,000 of noncash expense was associated with the issuance of common stock options at the Offering and $45,000 was associated with the payment of cash. PentaStar was formed on March 15, 1999 and, accordingly, began incurring expenses but did not have any operations until the acquisition of the Acquired Companies on October 26, 1999. Depreciation and amortization expense of $74,000 consists of depreciation expense on property and equipment and the amortization of goodwill associated with the acquisition of the Acquired Companies.

Loss from operations. The loss from operations of $734,000 was primarily attributable to the above discussed effects of decreased revenue together with the additional costs and expenses associated with the corporate office.

Other (income) expense, net. Other income, net, of $57,000 represents the interest income earned on the invested cash proceeds from the Offering after the acquisitions of the Acquired Companies. As PentaStar utilizes additional cash resources for operating needs and future acquisitions, PentaStar expects interest income to decrease.

Income taxes. A benefit of $244,000 was recorded for the period representing an effective tax rate of 36.1%. The difference between the federal statutory rate of 34% and the effective rate is due to state income taxes offset by nondeductible goodwill amortization.

Net loss. For the reasons discussed above, a net loss of $433,000 was recognized during the period.

ACQUIRED COMPANIES -- ICM COMMUNICATIONS INTEGRATION, INC.

"Management's Discussion And Analysis of Financial Condition And Results Of Operations" consists primarily of comparisons of the historical financial statements. The information may not be reflective of the continuing results of operations and financial condition of ICM as a wholly-owned subsidiary of PentaStar, because of certain non-recurring expenses related to the acquisition and the elimination of redundant costs.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE PERIOD FROM JANUARY 1, 1999 TO OCTOBER 25, 1999

Revenues. Total revenues of $4,275,000 and $3,245,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. The decrease was attributable to the shorter reporting period and diversion of ICM's management's and employee's attention prior to October 25, 1999, as a result of the acquisition by PentaStar and the Offering. Advanced communications services revenues decreased from $3,681,000 for the year ended December 31, 1998 to $2,718,000 for the period January 1, 1999 to October 25, 1999 for the reasons discussed above. Basic dial tone services revenues decreased from $594,000 for the year ended December 31, 1998 to $527,000 for the period January 1, 1999 to October 25, 1999. This decrease was smaller than that of the advanced communications services revenue decrease as a result of the creation of a specific group dedicated to selling basic dial tone services that was established in the first half of 1999.

Costs and expenses. Salaries and commissions of $2,746,000 and $2,322,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This decrease was attributable to the shorter reporting period and lower revenues. The salaries and commissions as a percentage of revenue were higher for the period from January 1, 1999 to October 25, 1999 as a result of the fixed cost component of these costs attributable to management, operations, sales, and administrative personnel not affected by the revenue decrease. Other general and administrative expenses of $952,000 and $1,285,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This increase was primarily due to professional fees and other non-recurring costs associated with the acquisition by PentaStar and the Offering.

Income (loss) from operations. Income from operations of $577,000 was recorded for the year ended December 31, 1998 and a loss from operations of $362,000 was recorded for the period from January 1, 1999 to October 25, 1999. This change was the result of the above discussed changes in revenues and costs and expenses.

Other (income) expense, net. Other (income) expense, net, of ($8,000) and $9,000 was recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This difference was the result of ICM utilizing its line of credit in the 1999 period to fund its cash needs versus interest income earned on excess cash balances in the 1998 period.

Income taxes. A provision for income taxes of $200,000 was recorded for the year ended December 31, 1998 and a benefit for income taxes of $137,000 was provided for the period from January 1, 1999 to October 25, 1999. The effective tax rate was 34.2% in the 1998 period and increased to 36.9% in the 1999 period.

Net income (loss). For the reasons discussed above, net income of $385,000 was recorded in the year ended December 31, 1998, and a net loss of $234,000 was recorded for the period from January 1, 1999 to October 25, 1999.

ACQUIRED COMPANIES -- DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

"Management's Discussion And Analysis of Financial Condition And Results Of Operations" consists primarily of comparisons of the historical financial statements. The information may not be reflective of the continuing results of operations and financial condition of Access as a wholly-owned subsidiary of PentaStar, because of certain non-recurring expenses related to the acquisition and the elimination of redundant costs.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE PERIOD FROM JANUARY 1, 1999 TO OCTOBER 25, 1999

Revenues. Total revenues of $2,382,000 and $1,568,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. The decrease was attributable to the shorter reporting period and diversion of Access' managements' and employees' attention prior to October 25, 1999, as a result of the acquisition by PentaStar and the Offering. Advanced communications services revenues decreased from $2,038,000 for the year ended December 31, 1998 to $1,457,000 for the period from January 1, 1999 to October 25, 1999 for the reasons discussed above. Basic dial tone services revenues decreased from $344,000 for the year ended December 31, 1998 to $111,000 for the period from January 1, 1999 to October 25, 1999 due to a decreased focus on basic communications services and the reasons discussed above.

Costs and expenses. Salaries and commissions of $1,201,000 and $1,138,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This decrease was attributable to the shorter reporting period and lower revenues. The salaries and commissions as a percentage of revenue was higher for the period from January 1, 1999 to October 25, 1999 as a result of the fixed cost component of these costs attributable to management, operations, sales and administrative personnel not affected by the revenue decrease. Other general and administrative expenses of $577,000 and $479,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This decrease was attributable to the shorter reporting period. The amount as a percentage of revenue was higher for the period from January 1, 1999 to October 25, 1999 as a result of professional fees and other non-recurring costs associated with the acquisition by PentaStar and the Offering.

Income (loss) from operations. Income from operations of $604,000 was recorded for the year ended December 31, 1998, and a loss from operations of $49,000 was recorded for the period from January 1, 1999 to October 25, 1999. This change was the result of the above discussed changes in revenues and costs and expenses.

Other (income) expense, net. Other (income) expense, net, of $49,000 and $64,000 was recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. These amounts are comprised primarily of interest expense on Access's borrowings. The difference was the result of Access utilizing its line of credit in the 1999 period to fund its cash needs.

Income taxes. A provision for income taxes of $212,000 was provided for the year ended December 31, 1998, and a benefit for income taxes of $41,000 was provided for the period from January 1, 1999 to October 25, 1999. The effective tax rate was 38.2% in the 1998 period and decreased to 36.3% in the 1999 period.

Loss from discontinued operations. Losses from discontinued operations were $370,000 and $74,000 for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. The loss from discontinued operations is net of income tax benefits of $219,000 for the year ended December 31, 1998 and $42,000 for the period from January 1, 1999 to October 25, 1999.

Net loss. For the reasons discussed above, net losses of $27,000 and $146,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively.

LIQUIDITY AND CAPITAL RESOURCES

PENTASTAR COMMUNICATIONS, INC.

PentaStar's operations provided net cash of $68,000 for the period from inception (March 15, 1999) through December 31, 1999, which was primarily attributable to the collections of receivables. PentaStar used net cash in investing activities of $2,731,000 during the same period primarily due to the acquisition of the Acquired Companies as discussed below. PentaStar's financing activities during the same period provided net cash of $10,800,000 as a result of the Offering and related party borrowings as discussed below.

During 1999, PentaStar issued promissory notes in the amount of $86,000 to BACE Investments, LLC for funds loaned by BACE Investments, LLC to PentaStar to pay expenses associated with the organization of PentaStar, the acquisitions of the Acquired Companies and the Offering. Immediately prior to the Offering, PentaStar issued 86 shares of Series A preferred stock to BACE Investments, LLC as payment in full of the principal amount of the notes. BACE Investments, LLC is the largest shareholder of PentaStar.

On October 26, 1999, PentaStar successfully completed its initial public offering. The Offering resulted in the sale of 1,297,845 shares of its common stock, resulting in proceeds of $10,714,000, net of cash offering costs of $2,265,000. Of that amount, $2,590,000 was paid by PentaStar to acquire the Acquired Companies and pay certain assumed liabilities of the Acquired Companies. These remaining proceeds have been or will be used to:

-    make other complementary acquisitions or investments; and

- fund working capital, systems investment and other general corporate purposes.

PentaStar intends to fund future acquisitions through the proceeds of the Offering, the issuance of common stock, internally generated cash flow and future borrowings.

As of December 31, 1999, PentaStar had no outstanding debt. PentaStar believes it will be able to obtain a working capital line of credit or other debt financing; however,

PentaStar may not be able to obtain this financing, or if available, the terms of the financing may not be favorable to PentaStar or the shareholders without substantial dilution of ownership rights.

PentaStar believes that the net proceeds from the Offering, cash flow from operations and debt financing will be sufficient to satisfy PentaStar's anticipated cash requirements for the next 12 months. PentaStar will likely require additional equity or debt financing beyond that period, and possibly sooner, dependent upon the scope of the acquisition activity. PentaStar has not yet identified any sources of long-term financing.

ACQUIRED COMPANIES -- ICM COMMUNICATIONS INTEGRATION, INC.

ICM's operations provided net cash of $9,000 for the period from January 1, 1999 to October 25, 1999, which is a decrease from the $291,000 provided for the year ended December 31, 1998. ICM used net cash to purchase property and equipment as well as to fund advances to related parties of ICM of $290,000 and $321,000 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively. Net cash of $145,000 was provided from financing activities for the period from January 1, 1999 to October 25, 1999 as compared to the use of net cash of $13,000 for the year ended December 31, 1998. This difference was primarily attributable to the difference in the outstanding balance under the line of credit. PentaStar repaid all interest bearing indebtedness when it acquired ICM. The cash portion of the purchase price otherwise payable to the shareholders of ICM at the closing was reduced by the amount of interest bearing indebtedness so repaid.

ACQUIRED COMPANIES -- DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

Access's operations used net cash of $266,000 for the period from January 1, 1999 to October 25, 1999, which is an increase from the $224,000 used for the year ended December 31, 1998. Access used net cash to purchase and sell property and equipment of $9,000 and $13,000 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively. Net cash of $193,000 was provided from financing activities for the period from January 1, 1999 to October 25, 1999 as compared to the use of net cash of $271,000 for the year ended December 31, 1998. This difference was primarily attributable to the outstanding balance under the line of credit at October 25, 1999 and a capital contribution by the shareholder during the period January 1, 1999 to October 25, 1999. PentaStar repaid all interest bearing indebtedness when it acquired Access. The cash portion of the purchase price otherwise payable to the shareholder of Access at the closing was reduced by the amount of interest bearing indebtedness so repaid.

YEAR 2000 RISKS

Many software applications and computer hardware and related equipment and systems that use embedded technology, such as microprocessors, rely on two digits rather than four to represent years in performing computations and decision-making functions. These programs, hardware items and systems may fail beginning on January 1, 2000, or earlier, because they misinterpret "00" as the year 1900 rather than 2000. This problem is generally referred to as the "Year 2000" issue.

As of March 24, 2000, there were no material Year 2000 issues noted with any of PentaStar's computer systems, or to PentaStar's knowledge, to any third party that PentaStar does business with. No costs are expected to be incurred or accrued relating to the Year 2000 issue.

INFLATION

As a result of the relatively low levels of inflation during the last three years, inflation did not have a significant impact on the results of operations in those periods of any of the businesses PentaStar has acquired.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). PentaStar is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, PentaStar has not entered into any derivative financial instruments or hedging activities. PentaStar has not determined the impact of adopting SFAS No. 133.

In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition." SAB No. 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 must be applied to financial statements no later than the second fiscal quarter of 2000. PentaStar does not believe adoption of SAB No. 101 will have a material impact on its consolidated financial position or results of operations.

FINANCIAL STATEMENTS

See Financial Statements beginning on page F-1.

VOTE REQUIRED FOR PROPOSAL NO.2

The approval of the holders of a majority of the issued and outstanding shares of Common Stock of Telecomm is required for this transaction to be completed. The failure to vote or a broker non-vote has the same effect as a vote against the asset sale.


The Board of Directors recommends that the company's shareholders vote FOR the sale of substantially all of the assets of the Network Services Operation of the company to Pentastar Communications, Inc.









            WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT TELECOMM

Telecomm is subject to informational requirements of the Securities Exchange Act of 1934. In accordance with the 1934 Act, Telecomm files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Northeast Regional Office located at Seven World Trade Center, Suite 1300, New York, New York 10048 and the Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Public Reference Room. Telecomm's Securities and Exchange Commission's filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

We are incorporating into this Proxy Statement the following documents that we have previously filed with the Commission:


All documents filed by Telecomm under Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Proxy Statement shall be deemed to be incorporated by reference. Any information incorporated by reference shall be modified or superseded by any information contained in this proxy or in any other document filed later with the Commission that modifies or supersedes such information. Any information that is modified or superseded shall become a part of this Proxy Statement as the information has been so modified or superseded.


We will provide without charge to each shareholder of TELECOMM, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Proxy Statement. Please direct such requests to David L. Gruber, 9345 Ravenna Road, Suite 308 Twinsburg, OH 44087.
Telephone: (330) 963-0566.

The entire Annual Report to Shareholders for the year ended December 31, 1999, on Form 10-KSB, which accompanies this Proxy Statement, is also incorporated by reference herein, including without limitation, the following sections: (i) our consolidated financial statements as of December 31, 1999; and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations.


                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our 2001 annual meeting must be received at our principal executive offices by Tuesday, January 5, 2001 in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in our best interest and in the best interest of our shareholders.

                                By Order of the Board of Directors,


                                /s/ Paul J. Satterthwaite
                                Paul J. Satterthwaite
                                Director, President and Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
PENTASTAR COMMUNICATIONS, INC.

  Report of Independent Public Accountants..................   F-2

  Consolidated Balance Sheet................................   F-3

  Consolidated Statement of Operations......................   F-4

  Consolidated Statement of Shareholders' Equity............   F-5

  Consolidated Statement of Cash Flows......................   F-6

  Notes to Consolidated Financial Statements................   F-7

ICM COMMUNICATIONS INTEGRATION, INC.

  Report of Independent Public Accountants..................  F-17

  Balance Sheets............................................  F-18

  Statements of Operations..................................  F-19

  Statements of Shareholders' Equity........................  F-20

  Statements of Cash Flows..................................  F-21

  Notes to Financial Statements.............................  F-22

DMA VENTURES, INC., DBA ACCESS COMMUNICATIONS

  Report of Independent Public Accountants..................  F-28

  Balance Sheets............................................  F-29

  Statements of Operations..................................  F-30

  Statements of Shareholder's Equity........................  F-31

  Statements of Cash Flows..................................  F-32

  Notes to Financial Statements.............................  F-33

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
PentaStar Communications, Inc.:

     We have audited the accompanying consolidated balance sheet of PentaStar Communications, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1999, and the related consolidated statement of operations, shareholders' equity and cash flows for the period from inception (March 15, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PentaStar Communications, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the period from inception (March 15, 1999) through December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                   ARTHUR ANDERSEN LLP

Denver, Colorado,
March 24, 2000.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 8,137
  Accounts receivable.......................................    1,092
  Prepaid expenses and other................................      203
  Related party note receivable.............................      601
                                                              -------
     Total current assets...................................   10,033
  Property and equipment, net...............................      555
  Deferred income taxes.....................................      323
  Other assets..............................................       45
  Goodwill, net.............................................    4,459
                                                              -------
     Total assets...........................................  $15,415
                                                              =======
                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $   170
  Other accrued liabilities.................................       65
  Related party acquisition payables........................      326
  Accrued compensation......................................      541
  Deferred revenue..........................................      393
  Deferred income taxes.....................................       97
                                                              -------
     Total current liabilities..............................    1,592
                                                              -------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Series A preferred stock, $1,000 stated value; 1,000,000
     shares authorized;
     86 shares issued and outstanding.......................       86
  Common stock, $.0001 par value; 20,000,000 shares
     authorized;
     4,797,842 shares issued and outstanding................        1
  Additional paid-in capital................................   14,169
  Retained deficit..........................................     (433)
                                                              -------
     Total shareholders' equity.............................   13,823
                                                              -------
     Total liabilities and shareholders' equity.............  $15,415
                                                              =======

           The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
    FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenue:
  Advanced communications services..........................  $      622
  Basic dial tone services..................................          72
                                                              ----------
                                                                     694
                                                              ----------
Operating expenses:
  Salaries and commissions..................................         796
  Other general and administrative expenses (exclusive of
     noncash consulting expense shown below)................         432
  Noncash consulting expense................................         126
  Depreciation and amortization.............................          74
                                                              ----------
                                                                   1,428
                                                              ----------
     Loss from operations...................................        (734)
                                                              ----------
Other (income) expense:
  Interest income...........................................         (58)
  Other expense.............................................           1
                                                              ----------
     Other (income) expense, net............................         (57)
                                                              ----------
Loss before benefit for income taxes........................        (677)
Benefit for income taxes....................................         244
                                                              ----------
Net loss....................................................  $     (433)
                                                              ==========
Basic and diluted net loss per common share.................  $    (0.12)
Weighted-average common shares outstanding..................   3,507,116
                                                              ==========

           The accompanying notes to consolidated financial statements are an integral part of this consolidated statement.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
    FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                   PREFERRED STOCK      COMMON STOCK      ADDITIONAL                  TOTAL
                                   ---------------   ------------------    PAID-IN     RETAINED   SHAREHOLDERS'
                                   SHARES   AMOUNT    SHARES     AMOUNT    CAPITAL     DEFICIT       EQUITY
                                   ------   ------   ---------   ------   ----------   --------   -------------
Balances, March 15, 1999.........    --      $ --           --    $ --     $    --      $  --        $    --
Issuance of common stock for
  initial capitalization of
  Company........................    --        --    3,129,997      --          --         --             --
Issuance of common stock for
  cash, net of offering costs of
  $2,754.........................    --        --    1,297,845       1      10,224         --         10,225
Issuance of warrants to
  underwriter....................    --        --           --      --         489         --            489
Issuance of options to
  consultant.....................    --        --           --      --         126         --            126
Issuance of common stock for
  acquisitions...................    --        --      370,000      --       3,330         --          3,330
Issuance of Series A preferred
  stock for retirement of notes
  payable........................    86        86           --      --          --         --             86
Net loss.........................    --        --           --      --          --       (433)          (433)
                                    ---      ----    ---------    ----     -------      -----        -------
Balances, December 31, 1999......    86      $ 86    4,797,842    $  1     $14,169      $(433)       $13,823
                                    ===      ====    =========    ====     =======      =====        =======

           The accompanying notes to consolidated financial statements are an integral part of this consolidated statement.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net loss..................................................    $  (433)
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
     Depreciation and amortization..........................         74
     Issuance of options to consultant......................        126
     Deferred income tax benefit............................       (244)
     Changes in operating assets and liabilities --
         Accounts receivable, net...........................        533
         Prepaid expenses and other.........................        (83)
         Accounts payable and accrued liabilities...........         38
         Deferred revenue...................................         57
                                                                -------
              Net cash provided by operating activities.....         68
                                                                -------
Cash flows from investing activities:
  Purchase of property and equipment........................        (91)
  Advances to related parties...............................         (9)
  Acquisition of Acquired Companies.........................     (2,586)
  Other.....................................................        (45)
                                                                -------
              Net cash used in investing activities.........     (2,731)
                                                                -------
Cash flows from financing activities:
  Issuance of common stock for cash, net of offering
     costs..................................................     10,714
  Proceeds from related party borrowings....................         86
                                                                -------
              Net cash provided by financing activities.....     10,800
                                                                -------
Net increase in cash and cash equivalents...................      8,137
Cash and cash equivalents, beginning of period..............         --
                                                                -------
Cash and cash equivalents, end of period....................    $ 8,137
                                                                =======

           The accompanying notes to consolidated financial statements are an integral part of this consolidated statement.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (DOLLAR AMOUNTS IN THOUSANDS)

1.   BUSINESS AND ORGANIZATION

     PentaStar Communications, Inc., a Delaware corporation ("PentaStar" or the "Company"), was founded on March 15, 1999, to become a multi-regional company that designs, sells and facilitates the installation and usage of communications services for small and medium-size business customers. Prior to October 26, 1999, PentaStar had not conducted any operations, and all of its activities were related to its formation and the acquisitions and the offering discussed below. On October 26, 1999 PentaStar, through its wholly-owned subsidiaries, acquired the outstanding capital stock and other equity interests of DMA Ventures, Inc., dba Access Communications ("Access") and ICM Communications Integration, Inc. ("ICM") (together, the "Acquired Companies") (see Note 3) and completed an initial public offering of its common stock (the "Offering") (see Note 4). The Company continues to acquire companies to expand its operations (see Note 9).

     Upon closing of the acquisitions of the Acquired Companies and the Offering, PentaStar commenced its business operations as a sales agent for communications services including local access, long distance, wireless and internet services for voice and data communications. PentaStar designs, procures and facilitates the installation and use of communications services to best meet its customers' specific needs.

     Approximately 99% of PentaStar's revenues were generated from the sales of services for U S WEST Communications, Inc. ("U S WEST"), a regional Bell operating company. The loss of the relationship with U S WEST or a material diminishment in the volume of business with U S WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with U S WEST. Subsequent to December 31, 1999 the Company has completed the acquisitions of other agents (see Note 9) whose revenues are principally generated from communications service providers other than U S WEST.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all wholly-owned subsidiaries. All significant intercompany accounts and transactions were eliminated in consolidation.

     CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates to be cash equivalents.

     REVENUE RECOGNITION

     The Company generates revenue from its sale of communications services. Revenues are recognized on the date the respective service is installed. Amounts collected in advance of the service installation date are recorded as deferred revenue until the installation occurs. Historically, the Company has experienced delays in the receipt of payment for certain installed services referred to as disputed items. The delay in payment for these disputed items has been due to deficiencies in documentation between the Company and U S WEST and discrepancies in the amounts believed receivable from U S WEST. As a result of the Company's continuing relationship with U S WEST, changes have been implemented in the process of receiving payment for installed services, which have resulted in receivables being cleared in a more timely manner.

     In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition". SAB No. 101 provides interpretive guidance on the recognition,

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES presentation and disclosure of revenue in financial statements. SAB No. 101 must be applied to financial statements no later than the second fiscal quarter of 2000. The Company does not believe adoption of SAB No. 101 will have a material impact on its consolidated financial position or results of operations.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The carrying value of these financial instruments in the accompanying consolidated balance sheet approximates their fair value because of their short-term nature.

     CONCENTRATION OF CREDIT RISK

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions that the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's primary customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the useful lives or the remaining lease term.

     Expenditures for repairs and maintenance are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

     Property and equipment consists of the following at December 31, 1999:

                                                                ESTIMATED USEFUL
                                                                  LIFE IN YEARS
                                                                -----------------
Computer and telephone equipment............................      3-6       $295
Office furniture and equipment..............................     5-10        162
Leasehold improvements......................................     3-10        116
Vehicles....................................................        5         14
                                                                            ----
                                                                             587
Less: accumulated depreciation..............................                 (32)
                                                                            ----
Property and equipment, net.................................                $555
                                                                            ====

     Depreciation expense was $32 for the period from inception (March 15, 1999) through December 31, 1999.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     GOODWILL

     The excess of acquisition cost over fair value of net tangible assets of businesses acquired has been recorded as goodwill and is being amortized on a straight-line basis over its estimated life of 20 years. The Company accounts for goodwill at the lower of amortized cost or net realizable value. As part of an ongoing review of the valuation and amortization of goodwill, management addresses the carrying value of the Company's goodwill assets to determine if changes in facts and circumstances suggest that they may be impaired. If this review indicates that the goodwill asset will not be recoverable, as determined by a discounted cash flow analysis over the remaining amortization period, the carrying value of the Company's goodwill would be reduced to its estimated fair market value. No event has been identified that would indicate an impairment of the value of goodwill recorded in the accompanying consolidated balance sheet. Amortization expense was $42 for the period from inception (March 15, 1999) through December 31, 1999.

     ADVERTISING AND PROMOTION

     Advertising and promotional related costs are expensed when incurred or the first time the advertising appears. The Company did not incur any advertising costs for the period from inception (March 15, 1999) through December 31, 1999.

     STOCK-BASED COMPENSATION

     The Company accounts for its stock-based employee compensation agreements using the intrinsic value method under which no compensation is generally recognized for options granted to employees with an exercise price equal to or greater than the fair market value of the underlying stock. Equity instruments granted to non-employees are recorded at fair value on the date of grant.

     The Company follows the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

     INCOME TAXES

     Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods. A valuation allowance is provided for a portion or all of the deferred tax asset when it is more likely than not that the Company will not be able to realize the benefits of the deferred tax assets in future years.

     EARNINGS PER SHARE

     The Company applies SFAS No. 128, "Earnings Per Share". SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings or net income per share. Basic net income per share includes no dilution and is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution of stock options and warrants using the treasury stock method. As of December 31, 1999, options to purchase 407,950 shares of common stock and warrants to purchase 125,000 shares of common stock were outstanding. The options and warrants are excluded from the calculation of diluted loss per share as they are antidilutive.

     Comprehensive Loss

     The Company applies SFAS No. 130 "Reporting Comprehensive Income." For the period from inception (March 15, 1999) through December 31, 1999, comprehensive loss is the same as the Company's net loss.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     SEGMENT INFORMATION

     The Company applies SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information." The management approach to segment reporting required by SFAS No. 131 designates the internal organization that is used by senior management for making operational decisions and assessing performance as the source of the Company's reportable segments. The Company currently operates in one segment: Communications services sales.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Company is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not determined the impact of adopting SFAS No. 133.

3.   BUSINESS COMBINATIONS

     As discussed in Note 1, on October 26, 1999, PentaStar acquired Access and ICM. Purchase consideration for Access consisted of $189 in cash, 205,000 shares of the Company's common stock and assumption of liabilities. Purchase consideration for ICM consisted of $1,619 in cash, 165,000 shares of the Company's common stock and assumption of liabilities. In connection with the acquisition of ICM, $500 of cash was placed in escrow for application against indemnification obligations.

     Included in the accompanying consolidated balance sheet at December 31, 1999, is approximately $326 to be distributed to the prior shareholders of the Acquired Companies for post closing working capital adjustments.

     The sole shareholder of Access and the principal shareholder of ICM each entered into escrow and contingent stock agreements with PentaStar on closing of the acquisitions. These agreements adjust the final consideration paid to those shareholders in return for their interest in Access and ICM. Under these agreements, shares of PentaStar common stock were placed into escrow. Based upon the earnings performance of an acquired company relative to that of all other acquired companies for the 12-month period prior to the earlier of a sale of substantially all of the assets or stock of PentaStar or five years, the shareholder associated with that company will receive back from escrow all, some or none of the shares placed in escrow. In addition, based again upon the relative earnings performance of the acquired company, that shareholder may receive additional shares of common stock from PentaStar. The agreements are designed, however, so that there will be no net change to the total number of shares of PentaStar common stock outstanding after the combined adjustments are made for all of the acquired companies.

     The acquisitions of the Acquired Companies were recorded using the purchase method of accounting by which the purchase consideration was allocated to the identifiable assets and liabilities of the Acquired Companies and the excess of the purchase consideration over the fair value of the net assets acquired was recorded as goodwill. The operating results of the Acquired Companies have been included in the accompanying consolidated financial statements since the date of acquisition.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     The allocation of the purchase price of the Acquired Companies was as follows:

                                                                   ACCESS     ICM      TOTAL
                                                                   ------    ------    ------
    Purchase Consideration:
    Cash.......................................................    $  189    $1,619    $1,808
    PentaStar common stock.....................................     1,845     1,485     3,330
    Acquisition costs..........................................        52        22        74
                                                                   ------    ------    ------
                                                                   $2,086    $3,126    $5,212
                                                                   ======    ======    ======

     Of the total purchase price of $5,212, $496 was allocated to property and equipment, $215 to net working capital and $4,501 to goodwill. The purchase price allocation is preliminary and may change upon final determination of the fair market value of the assets acquired, principally the receivables disputed with U S WEST.

     The following unaudited pro forma condensed consolidated financial information presents the consolidated results of operations of the Company as if the acquisition of the Acquired Companies occurred at the beginning of the respective periods. The unaudited pro forma financial data does not purport to represent what PentaStar's combined results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of PentaStar's combined results of operations for any future period. Since the Acquired Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. Costs and expenses associated with the corporate office and management of PentaStar are included in the 1999 net loss.

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                                    ------------------
                                                                     1999       1998
                                                                    -------    -------
                                                                       (UNAUDITED)
    Revenue.....................................................    $5,507     $6,657
    Net income (loss) from continuing operations................      (622)       567
    Net income (loss) from continuing operations per
      share -- basic and diluted................................    $(0.13)    $ 0.12

4.   SHAREHOLDERS' EQUITY

     PREFERRED STOCK

     The Board of Directors has the authority, without further action by the shareholders, to issue up to 1,000,000 shares of preferred stock, in one or more series and to determine dividends and other rights and preferences for the preferred stock.

     The Company issued Series A preferred stock to BACE Investments, LLC on October 25, 1999 as payment in full of the principal amount of notes payable issued by BACE Investments, LLC to the Company for financing of the Company's operations prior to the Offering.

     The Series A preferred stock has a stated value of $1,000 per share and bears dividends on the stated value at a rate of 5% per annum, payable annually. In the event of dissolution, liquidation or winding up of the Company, the Series A preferred stock has a preference to the holders of the common stock in an amount equal to the stated value, plus the unpaid dividends, whether or not declared, thereon. The Series A preferred stock has no voting rights, redemption or conversion features and rates junior to any other preferred stock.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     COMMON STOCK

     In connection with the organization and initial capitalization of PentaStar, the Company issued 3,129,997 shares of common stock at $.0001 par value which gives retroactive effect to a 3,417.96 for 1 stock split during 1999.

     On October 26, 1999, the Company successfully completed the Offering. The Offering resulted in the sale of 1,297,845 shares of the common stock (includes underwriters over-allotment purchase of an additional 47,845 shares), resulting in proceeds of $10,714, net of cash offering costs of $2,265. These proceeds were used to finance the cash consideration and payment of certain assumed liabilities of the acquisitions of the Acquired Companies and will be used to make other complementary acquisitions or investments and for working capital, systems investment and other general corporate purposes.

     Upon completion of the Offering, the Company sold to the representative of the underwriters for a nominal cost, warrants to purchase 125,000 shares of common stock. These warrants will become exercisable one year after the effective date of the Offering at a per share exercise price of 120% of the initial public offering price and will expire five years from the effective date of the Offering. The common stock issuable on exercise of the warrants is subject to certain adjustments to protect the holder from dilution. Upon completion of the Offering, the Company issued options to purchase 20,000 shares to a consultant for executive placement services. The options were immediately vested and are exercisable at the initial public offering price. The options expire in 10 years. The fair value of the warrants and options issued was $489 and $126 respectively, as determined by the Black-Scholes pricing model. The assumptions used in the model were as follows:

Risk-free interest rate.................................         5.6%
Expected years until exercise...........................    5 and 10
Expected stock volatility...............................          42%
Dividend yield..........................................         0.0%

     The Company issued 370,000 shares of its common stock to shareholders of the Acquired Companies as partial consideration in the acquisition of the Acquired Companies (see Note 3).

     The Company adopted its stock option plan on August 13, 1999. The Company has reserved 1,000,000 shares of its common stock for issuance pursuant to the exercise of options granted under the Company's stock option plan (see Note 6).

5.   COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     The Company leases various office facilities from certain shareholders and other office facilities from unrelated parties under long-term leases. The Company subleases a portion of one of its leases to an unrelated party. Generally, the Company is required to pay executory costs such as property taxes, maintenance and insurance.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     As of December 31, 1999, future minimum lease payments required under operating leases are as follows:

                                                                                              NET
                                                                MINIMUM        TOTAL       OBLIGATION
                                                  GROSS        SUBLEASE         NET        TO RELATED
                                                OBLIGATION    COMMITMENTS    OBLIGATION     PARTIES
                                                ----------    -----------    ----------    ----------
    Years Ending December 31 --
    2000....................................       $307          $ 51           $256          $ 72
    2001....................................        262            51            211            72
    2002....................................        181            38            143            24
    2003....................................         --            --             --            --
    2004....................................         --            --             --            --
    Thereafter..............................         --            --             --            --
                                                   ----          ----           ----          ----
                                                   $750          $140           $610          $168
                                                   ====          ====           ====          ====

     Total facilities rent expense, net of sublease payments, was $52 for the period from inception (March 15, 1999) through December 31, 1999, of which, $18 represents rent expense for the related party leases.

     EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with a key executive of Access and a key executive of ICM. These employment agreements generally prohibit such individuals from disclosing confidential information and trade secrets and restrict such individuals from competing with the Company for a period of one to two years following termination of employment. The initial term of these employment agreements is the earlier of a change in control of the Company as defined in those agreements or five years.

     LITIGATION

     The Company is involved in litigation arising in the ordinary course of business. It is the opinion of management that the outcome of such litigation will not have a material effect on the Company's results of operations or financial position.

6.   STOCK OPTIONS

     On August 13, 1999, the Board of Directors adopted the PentaStar Communications, Inc. Stock Option Plan (the "Stock Option Plan") for the purpose of attracting and retaining certain key employees of the Company. The Stock Option Plan will terminate on the tenth anniversary of the date of its adoption, unless earlier terminated by the Board of Directors pursuant to the terms of the Stock Option Plan. The Stock Option Plan is administered by the Incentive Plan Committee which is comprised of members of the Board of Directors. The Stock Option Plan provides that an aggregate of 1,000,000 of the Company's authorized shares be reserved for future grants under the Stock Option Plan. The exercise price of incentive stock options granted pursuant to the Stock Option Plan cannot be less than 100% of the fair market value of the common stock on the date of the grant and the term of these options cannot exceed ten years.

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

     The Stock Option Plan activity for the period from inception (March 15, 1999) through December 31, 1999 is as follows:

                                                                               WEIGHTED AVERAGE
                                                                    OPTIONS     EXERCISE PRICE
                                                                    -------    ----------------
    Options outstanding, beginning of period....................         --         $   --
    Granted.....................................................    407,950          10.22
    Exercised...................................................         --             --
                                                                    -------         ------
    Options outstanding, end of period..........................    407,950         $10.22
                                                                    =======         ======

     Exercise prices for employee awards outstanding as of December 31, 1999 are as follows:

     OPTIONS OUTSTANDING
  -------------------------                      OPTIONS EXERCISABLE
             REMAINING LIFE       RANGE OF       --------------------
  NUMBER       (IN YEARS)      EXERCISE PRICE     NUMBER      PRICE
  -------    --------------    --------------    --------    --------
  382,950         9.82                $10.00      93,750      $10.00
   25,000         9.92                $13.63          --          --
  -------                                         ------      ------
  407,950         9.83         $10.00-$13.63      93,750      $10.00
  =======                                         ======      ======

     Pro forma disclosure information regarding net income per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation using the fair value method prescribed by that statement. Since the options granted during 1999 had exercise prices which were greater than or equal to the fair value of the common stock on the date of grant, no compensation expense was recognized in the statement of operations for the period from March 15, 1999 through December 31, 1999. The following table reflects the pro forma net loss had the Company elected to adopt the fair value method prescribed by SFAS No. 123:

Net loss:
  As reported.............................................    $ (433)
  Pro forma...............................................    $ (812)
Earnings per share:
  As reported basic and diluted...........................    $(0.12)
  Pro forma basic and diluted.............................    $(0.23)

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

     The weighted-average fair value of options granted during 1999 was $3.46 per share. The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The weighted-average assumptions used in the model were as follows:

Risk-free interest rate.....................................    5.6%
Expected years until exercise...............................      4
Expected stock volatility...................................     42%
Dividend yield..............................................    0.0%

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

7.   RELATED-PARTY TRANSACTIONS

     The Company leases its corporate office facilities from BACE Real Estate, LLC pursuant to a 36-month term agreement for $3 per month. BACE Real Estate, LLC is an affiliate of BACE Investments, LLC, which is the largest shareholder of the Company.

     The Company is a party to a consulting agreement with BIBD, LLC, a venture between BACE Industries, LLC (an affiliate of BACE Investments, LLC) and Black Diamond Capital, LLC (a significant shareholder of the Company). Under the agreement, BIBD assists in identifying potential acquisition candidates and other financial consulting. The agreement commenced on September 1, 1999 and provides for payment of a monthly fee that varies depending on the Company's annualized revenues and reimbursement of defined expenses. The Company made payments to BIBD, LLC of $67 during the period from inception (March 15, 1999) through December 31, 1999.

     The Company leases certain operating company office facilities from the previous sole shareholder of Access for $3 per month. This lease expires on December 31, 2001.

     In connection with the acquisition of ICM, the Company acquired a note receivable from Network Communications, Inc. ("NCI"). NCI is owned by certain of the previous shareholders of ICM, who, upon the Company's acquisition of ICM, became shareholders of the Company. At December 31, 1999, NCI owed the Company $601 under the terms of the note receivable for cash advances, commissions payable to ICM and shared expenses. Subsequent to December 31, 1999, the Company acquired the assets of NCI pursuant to an Asset Purchase Agreement for cash and forgiveness of the outstanding balance of the note receivable (see Note 9).

8.   INCOME TAXES

     The benefit for income taxes consists of the following for the period from inception (March 15, 1999) through December 31, 1999:

Deferred benefit:
  Federal...................................................    $211
  State.....................................................      33
                                                                ----
     Total..................................................    $244
                                                                ====

     A reconciliation of the statutory income tax rate to the benefit for income taxes is as follows:

Federal income tax at statutory rate........................    34.0%
State income taxes, net of federal tax effect...............     3.3
Goodwill amortization and other.............................    (1.2)
                                                                ----
  Total benefit.............................................    36.1%
                                                                ====

     Deferred income taxes result from differences in the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. The current net deferred tax liability results from the Company's conversion from the cash basis method to the accrual basis method for income tax reporting. The noncurrent deferred tax assets and (liabilities), result principally from the following:

Cash to accrual conversion..................................    $(71)
Property basis..............................................     (35)
Net operating losses........................................     382
Other.......................................................      47
                                                                ----
  Net deferred tax asset....................................    $323
                                                                ====

     In connection with the acquisition of Access, the Company acquired operating loss carryforwards for federal income tax purposes of approximately $585, expiring in various years from 2013 to 2018. During 1999,

                 PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES the Company generated approximately $438 of additional operating loss carryforward which will expire in 2019.

9.   SUBSEQUENT EVENTS

     On February 18, 2000, the Company, through a wholly-owned subsidiary, completed the acquisition of the assets of USTeleCenters, Inc. and Vermont Network Services Corporation (collectively referred to as "UST"). UST, founded in 1986 and headquartered in Boston, Massachusetts, is a full-service communications agent focusing on small business customers located throughout Bell Atlantic's 13 state Northeast and Mid-Atlantic region. UST has agency agreements with service providers including Bell Atlantic, Bell South, Southwestern Bell and Sprint. Approximately 75% and 71% of UST's revenues were from commissions paid from Bell Atlantic in 1999 and 1998, respectively. The purchase price consideration consisted of $182 in cash paid at closing, the issuance of 5,980 shares of the Company's common stock and the assumption of approximately $2,500 of liabilities. The Company also assumed the on-going obligations under various agreements relating to the acquired assets.

     On February 18, 2000, the Company signed a definitive agreement to acquire the assets of Eastern Telecom, Inc. ("ETI"). ETI, founded in 1992, is a full-service communications agent based in Warwick, Rhode Island primarily servicing customers in Boston, New York, Albany, Providence and Warwick. ETI is an authorized agent for Bell Atlantic and Bell South. The acquisition of the assets of ETI is contingent upon receipt of the approval of the shareholders of TELECOMM Enterprises, Inc., which is the parent company of ETI. Terms of the definitive agreement provide for a purchase price for the assets to consist of approximately $2,100 in cash, the issuance of the Company's common stock with a fair market value of $950 and the assumption of certain liabilities at closing. In addition, there is a potential earnout payment based upon the combined earnings of ETI and UST for the year ending December 31, 2000.

     On February 22, 2000, the Company, through a wholly-owned subsidiary, completed the acquisition of NCI. NCI is primarily a long distance communications services agent located in Seattle, Washington. NCI has carrier agreements with Qwest, AT&T and GST Telecom. NCI is owned by certain of the previous shareholders of ICM, who, upon the Company's acquisition of ICM, became shareholders of the Company. The purchase price paid for the assets consisted of cash of $10 and the cancellation of a $601,000 note receivable from NCI to the Company.

     On March 17, 2000, the Company completed the acquisition of the assets of ParTel Communications, Inc. ("ParTel"). ParTel, founded in 1982, is a full-service communications agent based in Phoenix, Arizona, primarily servicing customers in the Phoenix and Tucson metropolitan markets. ParTel is an agent of U S WEST and sells primarily high-end, data oriented products. Historically, all of ParTel's revenues have been generated from commissions paid by U S WEST. The purchase price consideration consisted of $519 in cash paid at closing and the issuance of 30,310 shares of the Company's common stock. At the time the acquisition of ParTel was consummated, the Company loaned $500 (interest at the prime rate plus 1%) to a corporation controlled by the former shareholders of ParTel. The loan will be due not later than December 31, 2001, and is personally guaranteed by the former shareholders. In addition, there is a potential earnout payment based upon the adjusted earnings of ParTel for the year ending December 31, 2000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
ICM Communications Integration, Inc.:

     We have audited the accompanying balance sheets of ICM Communications Integration, Inc. (a Washington corporation) as of October 25, 1999 and December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICM Communications Integration, Inc. as of October 25, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


                                   ARTHUR ANDERSEN LLP

Denver, Colorado,
January 19, 2000.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              OCTOBER 25,    DECEMBER 31,
                                                                 1999            1998
                                                              -----------    ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................    $    2          $  138
  Accounts receivable, net..................................     1,306           1,229
  Related party receivable..................................        --              27
  Prepaid expenses and other................................       100              79
                                                                ------          ------
     Total current assets...................................     1,408           1,473
  Related party note receivable.............................       568             281
  Property and equipment, net...............................       150             178
                                                                ------          ------
     Total assets...........................................    $2,126          $1,932
                                                                ======          ======
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................    $  324          $  101
  Compensation related accruals.............................       561             465
  Deferred revenue..........................................       260             159
  Shareholder note payable..................................        29              31
  Line of credit............................................       151               4
  Income taxes payable......................................        37              37
  Deferred income taxes.....................................       146             302
                                                                ------          ------
     Total current liabilities..............................     1,508           1,099
                                                                ------          ------
Deferred income taxes.......................................        19              --
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value; 1,000,000 shares authorized;
     514,000 shares issued and outstanding..................        --              --
  Retained earnings.........................................       599             833
                                                                ------          ------
     Total shareholders' equity.............................       599             833
                                                                ------          ------
     Total liabilities and shareholders' equity.............    $2,126          $1,932
                                                                ======          ======

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              PERIOD FROM
                                                              JANUARY 1 TO     YEAR ENDED
                                                              OCTOBER 25,     DECEMBER 31,
                                                                  1999            1998
                                                              ------------    ------------
Revenues:
  Advanced communications services..........................     $2,718          $3,681
  Basic dial tone services..................................        527             594
                                                                 ------          ------
                                                                  3,245           4,275
                                                                 ------          ------
Costs and expenses:
  Salaries and commissions..................................      2,322           2,746
  Other general and administrative expenses.................      1,285             952
                                                                 ------          ------
                                                                  3,607           3,698
                                                                 ------          ------
     Income (loss) from operations..........................       (362)            577
                                                                 ------          ------
Other (income) expense:
  Interest income...........................................         (1)             (9)
  Interest expense..........................................         10               1
                                                                 ------          ------
     Other (income) expense, net............................          9              (8)
                                                                 ------          ------
Income (loss) before provision for income taxes.............       (371)            585
Provision (benefit) for income taxes........................       (137)            200
                                                                 ------          ------
Net income (loss)...........................................     $ (234)         $  385
                                                                 ======          ======

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                        COMMON STOCK                      TOTAL
                                                      ----------------    RETAINED    SHAREHOLDERS'
                                                      SHARES    AMOUNT    EARNINGS       EQUITY
                                                      ------    ------    --------    -------------
Balances, December 31, 1997.........................   520       $10        $476          $ 486
  Retirement of repurchased shares..................    (6)      (10)        (28)           (38)
  Net income........................................    --        --         385            385
                                                       ---       ---        ----          -----
Balances, December 31, 1998.........................   514        --         833            833
  Net loss..........................................    --        --        (234)          (234)
                                                       ---       ---        ----          -----
Balances, October 25, 1999..........................   514       $--        $599          $ 599
                                                       ===       ===        ====          =====

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Cash flows from operating activities:
  Net income (loss).........................................       $(234)          $ 385
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities --
     Deferred income tax benefit............................        (137)            (47)
     Depreciation...........................................          38              37
     Gain on disposition of assets..........................          (7)             --
     Provision for uncollectible accounts...................         116             141
     Changes in operating assets and liabilities --
       Accounts receivable, net.............................        (166)           (621)
       Prepaid expenses and other...........................         (21)            (28)
       Accounts payable and accrued expenses................         319             154
       Income taxes payable.................................          --             160
       Deferred revenue.....................................         101             110
                                                                   -----           -----
          Net cash provided by operating activities.........           9             291
                                                                   -----           -----
Cash flows from investing activities:
  Purchase of property and equipment........................         (11)            (96)
  Advances to related parties...............................        (287)           (225)
  Proceeds from disposition of assets.......................           8              --
                                                                   -----           -----
          Net cash used in investing activities.............        (290)           (321)
                                                                   -----           -----
Cash flows from financing activities:
  Net change in line of credit..............................         147               4
  Treasury stock repurchase.................................          (2)             (7)
  Payments on capital lease obligations.....................          --             (10)
                                                                   -----           -----
          Net cash provided by (used in) financing
            activities......................................         145             (13)
                                                                   -----           -----
Net decrease in cash and cash equivalents...................        (136)            (43)
Cash and cash equivalents, beginning of period..............         138             181
                                                                   -----           -----
Cash and cash equivalents, end of period....................       $   2           $ 138
                                                                   =====           =====
Supplemental schedule of noncash investing and financing
  activities:
  Acquisition of treasury stock for note payable............       $  --           $  38
                                                                   =====           =====
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................       $  10           $   1
                                                                   =====           =====
  Cash paid for taxes.......................................       $  --           $  88
                                                                   =====           =====

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          (DOLLAR AMOUNTS IN THOUSANDS)

1.   BUSINESS AND ORGANIZATION

     The financial statements reflect the historical cost of assets and liabilities and results of operations of ICM Communications Integration, Inc., a Washington corporation (the "Company"), incorporated on January 3, 1995. On October 26, 1999, PentaStar Communications, Inc. ("PentaStar"), through a wholly owned subsidiary, closed an Agreement and Plan of Merger, pursuant to which the Company was merged into PentaStar.

     DEPENDENCE UPON US WEST

     The Company acts as a sales agent for and generated substantially all of its revenues from US WEST Communications, Inc. ("US WEST"), a regional Bell operating company. The loss of the relationship with US WEST or a material diminishment in the volume of business with US WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with US WEST.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for repairs and maintenance are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations. Property and equipment consists of the following:

                                                      ESTIMATED USEFUL    OCTOBER 25,    DECEMBER 31,
                                                       LIFE IN YEARS         1999            1998
                                                      ----------------    -----------    ------------
Computer and telephone equipment....................         3-5             $177            $191
Office furniture and fixtures.......................           7               63              40
                                                                             ----            ----
                                                                              240             231
Less: accumulated depreciation......................                          (90)            (53)
                                                                             ----            ----
  Property and equipment, net.......................                         $150            $178
                                                                             ====            ====

     Depreciation expense was approximately $38 and $37 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively.

     REVENUE RECOGNITION

     Revenue and the related commissions expense are recognized in the month when services are installed by US WEST. Deferred revenue in the accompanying balance sheets represents cash collected from US WEST on uninstalled services.

     Beginning in 1998, the Company received advanced communication service commissions from a related entity for telecommunication agency services not related to US WEST. The revenue approximated $83 and

                      ICM COMMUNICATIONS INTEGRATION, INC.

$32 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively.

     The Company has not received payment for certain installed services of $865 and $1,018 at October 25, 1999 and December 31, 1998, respectively. The delay in payment for these disputed items has been due to deficiencies in documentation between the Company and US WEST and discrepancies in the amounts believed receivable from US WEST. An allowance of $238 and $240 at October 25, 1999 and December 31, 1998, respectively, has been established for these disputed receivables.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates which could change in the near future include the allowance provided for disputed receivables.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable and borrowings. The carrying value of these financial instruments on the accompanying balance sheets approximates their fair value because of their short-term nature.

     CONCENTRATION OF CREDIT RISK

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions, which the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's major customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

     ASSET IMPAIRMENT

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets, which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value. If an asset is determined to be impaired, it is written down to its fair value.

     ADVERTISING AND PROMOTION

     Advertising and promotional related expenses are charged to operations when incurred or the first time the advertising occurs. Advertising expense totaled $18 and $30 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively.

     INCOME TAXES

     Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods.

     A valuation allowance is provided for a portion or all of the deferred tax asset when it is more likely than not that the Company will not be able to realize the benefits of the deferred tax assets in future years.

                      ICM COMMUNICATIONS INTEGRATION, INC.

     RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the current year presentation.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not determined the impact of adopting SFAS No. 133.

3.   BORROWINGS

     LINE OF CREDIT

     In June 1997, the Company established a line of credit with SeaFirst Bank, which permits the Company to borrow up to $50 at a rate equal to the prime rate plus 3% (11.25% and 10.75% at October 25, 1999, and December 31, 1998,
respectively). The line of credit expires on November 5, 1999. A related party, who is a shareholder and director, guarantees borrowings under the agreement. The credit line was increased to $150 in April of 1999 and three additional shareholders and directors became guarantors. The Company had outstanding balances under this line of credit of $151 and $4 at October 25, 1999, and December 31, 1998, respectively. Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, the line of credit was paid in full.

4.   OPERATING LEASES

     The Company leases three office facilities in Bellevue, Washington and Portland, Oregon. The Company sublet a portion of one of the Bellevue, Washington leases to a related party through August 1999 and began subletting to an unrelated party in September 1999. The Company is required to pay executory costs such as property taxes, maintenance and insurance under its operating leases.

     As of October 25, 1999, future minimum lease payments required under operating leases, net of sublease payments, are as follows:

                                                                            MINIMUM
                                                              GROSS        SUBLEASE         NET
                                                            OBLIGATION    COMMITMENTS    OBLIGATION
                                                            ----------    -----------    ----------
    Period from October 26, 1999 to December 31, 1999...       $ 34          $  8           $ 26
    Years ended December 31 --
      2000..............................................        208            51            157
      2001..............................................        190            51            139
      2002..............................................        157            38            119
                                                               ----          ----           ----
                                                               $589          $148           $441
                                                               ====          ====           ====

     Rent expense, net of sublease payments, charged to operations totaled approximately $129 and $106 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively. Sublease charges to the related party were $33 and $16 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively.

                     ICM COMMUNICATIONS INTEGRATION, INC.

5.   INCOME TAXES

     The (benefit) provision for income taxes consists of the following:

                                                                    PERIOD FROM
                                                                    JANUARY 1 TO     YEAR ENDED
                                                                    OCTOBER 25,     DECEMBER 31,
                                                                        1999            1998
                                                                    ------------    ------------
    Current (benefit) provision:
      Federal...................................................       $  --            $213
      State.....................................................          --              34
                                                                       -----            ----
         Total current..........................................          --             247
                                                                       -----            ----
    Deferred (benefit) provision:
      Federal...................................................        (119)            (41)
      State.....................................................         (18)             (6)
                                                                       -----            ----
         Total deferred.........................................        (137)            (47)
                                                                       -----            ----
      (Benefit) provision for income taxes......................       $(137)           $200
                                                                       =====            ====

     A reconciliation of the statutory income tax rate to the provision for income taxes is as follows:

                                                                    PERIOD FROM
                                                                    JANUARY 1 TO     YEAR ENDED
                                                                    OCTOBER 25,     DECEMBER 31,
                                                                        1999            1998
                                                                    ------------    ------------
    Federal income tax at statutory rate........................        34.0%           34.0%
    State income taxes, net of federal tax effect...............         3.3             3.3
    Other.......................................................        (0.4)           (3.1)
                                                                        ----            ----
    Total provision.............................................        36.9%           34.2%
                                                                        ====            ====

     The tax effects of temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Current deferred tax assets (liabilities):
      Accounts receivable, prepaids and other...................       $(644)         $(595)
      Deferred revenue..........................................          97             59
      Payables and accruals.....................................         343            144
      Allowance for disputed receivables........................          58             90
                                                                       -----          -----
         Net current deferred tax liability.....................       $(146)         $(302)
                                                                       =====          =====
    Deferred tax liability:
      Property basis............................................       $ (19)         $  --

6.   RETIREMENT SAVING PLAN

     The Company adopted an IRA plan in October 1997. Under the plan, qualified employees may elect to defer up to $6 of their calendar year compensation. The plan provides for contributions by the Company to match the first 3% of the qualified compensation. The Company may match less than 3%, but not below 1%, in no more than two out of the past five years. Alternatively, the Company may contribute 2% of compensation to all eligible employees, whether or not they participate in the plan. The Company's contributions were $24 for both the period from January 1, 1999 to October 25, 1999, and the year ended December 31, 1998.

                      ICM COMMUNICATIONS INTEGRATION, INC.

7.   RELATED-PARTY TRANSACTIONS

     NONCURRENT RECEIVABLE

     The Company has a note receivable from a related entity. The related entity and the Company have some common shareholders. The receivable consists of cash advances, commissions receivable from sales made on behalf of the related entity and shared expenses. Management believes that the amount is fully collectible and repayments will begin in the year 2000. The balance was approximately $568 and $281 at October 25, 1999 and December 31, 1998, respectively.

     Amounts charged to the related entity for the shared expenses, commissions earned from the sales made on behalf of the related entity and cash advances to the related entity were as follows:

                                                                    PERIOD FROM
                                                                    JANUARY 1 TO     YEAR ENDED
                                                                    OCTOBER 25,     DECEMBER 31,
                                                                        1999            1998
                                                                    ------------    ------------
    Commission earned...........................................        $83             $32
    Salaries and bonuses........................................         67              53
    Other expenses..............................................         41              63
    Cash advances...............................................         96             102

     CURRENT RECEIVABLES

     The Company had a note receivable from one of its shareholders. Interest accrued at 12% per annum and the monthly principal and interest payments were $1. The note was paid in July 1999.

     The Company had a $25 non-interest bearing receivable from a related entity outstanding at December 31, 1998. The advance was repaid in July 1999.

     SHAREHOLDER NOTES PAYABLE

     In November of 1998, the Company repurchased six shares of no-par stock from a shareholder for $38. Consideration for the repurchase was a note payable with monthly payments of $3, maturing in October of 1999. Interest accrued at a rate of 6% per annum.

     SUBLEASE INCOME

     From October 1998 through August 1999, the Company sublet space to a related entity. The terms of the sublease mirrored the terms of the master lease. The related entity was responsible for all lease payments and related property expenses.

     GUARANTEES

     In June 1997, a shareholder and director guaranteed the Company's line of credit from SeaFirst Bank. Subsequent to December 31, 1998, the loan was amended, to include among other things, additional shareholders and directors as guarantors.

8.   COMMITMENTS AND CONTINGENCIES

     LITIGATION

     The Company is involved in litigation arising in the ordinary course of business. It is the opinion of management that the outcome of this litigation will not have a material effect on the financial position of the Company.

                      ICM COMMUNICATIONS INTEGRATION, INC.

9.   SUBSEQUENT EVENT

     On October 26, 1999, the Company was merged into PentaStar. The purchase consideration consisted of approximately $1,619 in cash, 165,000 shares of PentaStar common stock and assumption of liabilities. Additional shares of PentaStar common stock may be issued to one of the shareholders based upon the relative earnings performance of the Company to that of other acquired companies of PentaStar.

     In determining the cash portion of the consideration, the purchase agreement distinguishes, by definition, the liabilities of the Company at October 25, 1999, between retained and non-retained liabilities. Non-retained liabilities represent pre-acquisition liabilities deducted from the cash consideration otherwise payable to the shareholders and consist of the following at October 25, 1999:

Accounts payable and accrued expenses.......................    $294
Income taxes payable........................................      37
Shareholder note payable....................................      29
Line of credit..............................................     151
Related-party note payable..................................      25
                                                                ----
                                                                $536
                                                                ====

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  DMA Ventures, Inc., dba Access Communications:

     We have audited the accompanying balance sheets of DMA Ventures, Inc. dba Access Communications (a Colorado corporation) as of October 25, 1999 and December 31, 1998, and the related statements of operations, shareholder's equity and cash flows for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DMA Ventures, Inc. as of October 25, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

                                   ARTHUR ANDERSEN LLP

Denver, Colorado,
  February 2, 2000.

                               DMA VENTURES, INC.
                            DBA ACCESS COMMUNICATIONS

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                OCTOBER 25,    DECEMBER 31,
                                                                   1999            1998
                                                                -----------    ------------
                                          ASSETS
Current assets:
Cash and cash equivalents...................................       $  1            $ 83
Accounts receivable, net....................................        319             179
Prepaid expenses and other..................................         20              46
Deferred income taxes.......................................        163             149
Net current assets of discontinued operations...............         --              60
                                                                   ----            ----
     Total current assets...................................        503             517
                                                                   ----            ----
Property and equipment, net.................................        346             399
                                                                   ----            ----
     Total assets...........................................       $849            $916
                                                                   ====            ====
                           LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Related party borrowings..................................       $  4            $  5
  Current maturities of long-term borrowings................         76              72
  Current maturities of capital leases......................         45              63
  Line of credit............................................        202              --
  Accounts payable..........................................         40              71
  Accrued expenses..........................................        182             161
  Income taxes payable......................................         --              82
  Deferred revenue..........................................         76             114
                                                                   ----            ----
     Total current liabilities..............................        625             568
                                                                   ----            ----
Long-term borrowings........................................         87             185
Capital lease obligations...................................          9              18
Deferred income taxes.......................................         16              --
Commitments and contingencies
Shareholder's equity:
  Common stock, no par value; 25,000,000 shares authorized;
     10,000,000 shares issued and outstanding...............        114               1
  Preferred stock, no par value; 10,000,000 shares
     authorized; no shares issued and outstanding...........         --              --
  Retained (deficit) earnings...............................         (2)            144
                                                                   ----            ----
     Total shareholder's equity.............................        112             145
                                                                   ----            ----
     Total liabilities and shareholder's equity.............       $849            $916
                                                                   ====            ====

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                               DMA VENTURES, INC.
                            DBA ACCESS COMMUNICATIONS

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Revenues:
  Advanced communications services..........................       $1,457          $2,038
  Basic dial tone services..................................          111             344
                                                                   ------          ------
                                                                    1,568           2,382
                                                                   ------          ------
Costs and expenses:
  Salaries and commissions..................................        1,138           1,201
  Other general and administrative expenses.................          479             577
                                                                   ------          ------
                                                                    1,617           1,778
                                                                   ------          ------
     Income (loss) from operations..........................          (49)            604
                                                                   ------          ------
Other (income) expense:
  Interest income...........................................           --              (3)
  Interest expense..........................................           37              52
  Other expense.............................................           27              --
                                                                   ------          ------
     Other (income) expense, net............................           64              49
                                                                   ------          ------
Income (loss) from continuing operations before provision
  for income taxes..........................................         (113)            555
Provision (benefit) for income taxes........................          (41)            212
                                                                   ------          ------
Net income (loss) from continuing operations................          (72)            343
Loss from discontinued operations (less applicable income
  tax benefit of $42 and $219, respectively)................          (74)           (370)
                                                                   ------          ------
     Net loss...............................................       $ (146)         $  (27)
                                                                   ======          ======

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                               DMA VENTURES, INC.
                            DBA ACCESS COMMUNICATIONS

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                   COMMON STOCK         PREFERRED STOCK     RETAINED        TOTAL
                                -------------------   -------------------   EARNINGS    SHAREHOLDER'S
                                  SHARES     AMOUNT     SHARES     AMOUNT   (DEFICIT)      EQUITY
                                ----------   ------   ----------   ------   ---------   -------------
Balances, December 31,
  1997.......................   10,000,000    $  1            --    $ --      $ 239         $ 240
  Distributions to
     shareholder.............           --      --            --      --        (68)          (68)
  Net loss...................           --      --            --      --        (27)          (27)
                                ----------    ----    ----------    ----      -----         -----
Balances, December 31,
  1998.......................   10,000,000       1            --      --        144           145
  Contribution from
     shareholder.............           --     113            --      --         --           113
  Net loss...................           --      --            --      --       (146)         (146)
                                ----------    ----    ----------    ----      -----         -----
Balances, October 25,
  1999.......................   10,000,000    $114            --    $ --      $  (2)        $ 112
                                ==========    ====    ==========    ====      =====         =====

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                               DMA VENTURES, INC.
                            DBA ACCESS COMMUNICATIONS

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Cash flows from operating activities:
  Net loss..................................................       $(146)          $ (27)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Deferred income tax provision..........................           2             203
     Depreciation...........................................          62              79
     Provision for uncollectible accounts...................          27              10
     Changes in operating assets and liabilities --
       Accounts receivable, net.............................        (167)            (65)
       Prepaid expenses and other...........................          26             (17)
       Payables and accrued expenses........................         (92)           (340)
       Deferred revenue.....................................         (38)             19
       Discontinued operations..............................          60             (86)
                                                                   -----           -----
          Net cash used in operating activities.............        (266)           (224)
                                                                   -----           -----
Cash flows from investing activities:
  Purchase of property and equipment........................         (35)            (13)
  Proceeds from sale of property and equipment..............          26              --
                                                                   -----           -----
          Net cash used in investing activities.............          (9)            (13)
                                                                   -----           -----
Cash flows from financing activities:
  Increase in line of credit................................         202              --
  Principal payments on related-party borrowings............          (1)            (67)
  Principal payments on long-term borrowings................         (94)            (49)
  Payments on capital lease.................................         (27)            (87)
  Distributions to shareholder..............................          --             (68)
  Capital contribution......................................         113              --
                                                                   -----           -----
          Net cash provided by (used in) financing
             activities.....................................         193            (271)
                                                                   -----           -----
Net decrease in cash and cash equivalents...................         (82)           (508)
Cash and cash equivalents, beginning of period..............          83             591
                                                                   -----           -----
Cash and cash equivalents, end of period....................       $   1           $  83
                                                                   =====           =====
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................       $  37           $  67
                                                                   =====           =====
  Cash paid for taxes.......................................       $  --           $  12
                                                                   =====           =====

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                         NOTES TO FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1.   BUSINESS AND ORGANIZATION

     The financial statements reflect the historical cost of assets and liabilities and results of operations of DMA Ventures, Inc. dba Access Communications, a Colorado corporation (the "Company") incorporated on August 10, 1993. Prior to May 1, 1999, the Company was a network integrator, focused on converging technologies for voice, data and video communication ("Hardware Business") and a sales agent for U S WEST Communications, Inc. ("U S WEST"), a regional Bell operating company. During 1999, the Company decided to discontinue the operations of the Hardware Business. On October 26, 1999, PentaStar Communications, Inc. ("PentaStar"), through a wholly-owned subsidiary, closed an Agreement and Plan of Merger, pursuant to which the Company was merged into PentaStar.

     FISCAL YEAR

     The Company's fiscal year ends on July 31. The accompanying financial statements have been conformed to a December 31 year end in connection with the acquisition of the Company by PentaStar.

     DEPENDENCE UPON U S WEST

     The Company acts as a sales agent for and generated all of its continuing revenues from U S WEST. The loss of the relationship with U S WEST or a material diminishment in the volume of business with U S WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with U S WEST.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the useful lives or the remaining lease term.

     Expenditures for repairs and maintenance are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Property and equipment consists of the following:

                                                      ESTIMATED USEFUL    OCTOBER 25,    DECEMBER 31,
                                                       LIFE IN YEARS         1999            1998
                                                      ----------------    -----------    ------------
    Computer and telephone equipment..............           3-6             $282            $250
    Office furniture and equipment................          5-10              111             112
    Leasehold improvements........................          3-10              139             140
    Vehicles......................................             5               39              74
                                                                             ----            ----
                                                                              571             576
    Less: accumulated depreciation................                           (225)           (177)
                                                                             ----            ----
    Property and equipment, net...................                           $346            $399
                                                                             ====            ====

     Depreciation expense was $62 and $79 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively.

     REVENUE RECOGNITION

     Revenue and the related commissions expense are recognized in the month when services are installed by U S WEST. Deferred revenue in the accompanying balance sheets represents cash collected from U S WEST on uninstalled services.

     The Company has not received payment for certain installed services of $247 and $150, as of October 25, 1999, and December 31, 1998, respectively, due to a dispute with U S WEST. The delay in payment for these disputed items has been due to deficiencies in documentation between the Company and U S WEST and discrepancies in the amounts believed receivable from U S WEST. An allowance of $115 and $180 at October 25, 1999, and December 31, 1998, respectively, has been established for the Company's receivables.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates which could change in the near future include the allowance for disputed receivables.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and borrowings. The carrying value of these financial instruments in the accompanying balance sheets approximates their fair value because of their short-term nature.

     CONCENTRATION OF CREDIT RISK

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions which the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's primary customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     ASSET IMPAIRMENT

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value. If an asset is determined to be impaired, it is written down to its fair value.

     ADVERTISING AND PROMOTION

     Advertising and promotional related expenses are charged to operations when incurred or the first time the advertising appears. Advertising expense for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998 was not significant.

     INCOME TAXES

     Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods.

     A valuation allowance is provided for a portion or all of the deferred tax asset when it is more likely than not that the Company will not be able to realize the benefits of the deferred tax assets in future years.

     STOCK-BASED COMPENSATION

     The Company accounts for its stock-based employee compensation agreements using the intrinsic value method under which no compensation is generally recognized for options granted to employees with an exercise price equal to or greater than the fair market value of the underlying stock. Equity instruments granted to non-employees are recorded at fair value on the date of grant.

     RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to current year classifications.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not determined the impact of adopting SFAS No. 133.

3.   BORROWINGS

     LINE OF CREDIT

     The Company had a line of credit with Colorado Business Bank, N.A. which permitted the Company to borrow up to $350 at a rate equal to the prime rate plus 1% (9.25% and 8.75% at October 25, 1999 and December 31, 1998,
respectively). The line of credit was renewed on a yearly basis. Borrowings under the agreement were collateralized by all accounts, inventory, equipment and general intangibles of the Company, as well as shareholder owned marketable securities and the shareholder's life insurance policy. The Company's borrowings were limited to 75% of the total accounts receivable balance less than ninety days (approximately $154 borrowing limitation at October 25, 1999). At October 25, 1999, there was an outstanding balance of

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

$202 under this line. Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, the line of credit was paid in full.

     NOTES PAYABLE

     At October 25, 1999, and December 31, 1998 notes payable consisted of the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Note payable to Colorado Business Bank, N.A., Denver,
    Colorado; interest at 9.5% per annum; collateralized by
    all accounts, inventory, equipment, general intangibles,
    and shareholder owned marketable securities; cross
    collateralized with the line of credit; co-borrower with
    the Company's shareholder and an officer; payable in
    monthly installments of $6.3; due April 2002................       $163            $220

    Note payable to Lexus Financial Services Corporation;
    interest at 8.5% per annum; collateralized by a vehicle;
    payable in monthly principal and interest installments of
    $.884; due April 2002. Paid October 1999....................         --              31

    Note payable to Colorado Business Bank, N.A., Littleton,
    Colorado; interest at 10.5% per annum; collateralized by a vehicle; payable in monthly principal and interest
    installments of $.798; paid August 1999.....................         --               6
    Note payable to shareholder; interest at the annual federal rate (5.5% and 5.1% at October 25, 1999 and December 31,
    1998, respectively), unsecured..............................          4               5
                                                                       ----            ----
                                                                        167             262
    Less: current maturities....................................        (80)            (77)
                                                                       ----            ----
    Long-term borrowings, net of current maturities.............       $ 87            $185
                                                                       ====            ====

     Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, outstanding balances under notes payable were paid in full.

     CAPITAL LEASES

     The Company leased certain office furniture and equipment under agreements which were classified as capital leases. Cost of such assets at October 25, 1999, and December 31, 1998 totaled $258 and $237, respectively and accumulated amortization totaled $98 and $76, respectively. Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, all capital lease obligations were paid in full.

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.   OPERATING LEASES:

     The Company leases office and warehouse facilities from its shareholder and other office space and equipment from unrelated parties under long-term leases expiring in various years through the year 2001. Generally, the Company is required to pay executory costs such as property taxes, maintenance and insurance.

     As of October 25, 1999, future minimum lease payments required under operating leases were as follows:

                                                                              RELATED
                                                                    OTHERS    PARTIES
                                                                    ------    -------
    For the period from October 26, 1999 to December 31, 1999...     $ 8        $ 6
    Years ending December 31,
      2000......................................................      27         36
      2001......................................................      --         36
      2002......................................................      --         --
      2003......................................................      --         --
      Thereafter................................................      --         --
                                                                     ---        ---
                                                                     $35        $78
                                                                     ===        ===

     Total rent expense charged to income for leases totaled $73 and $79 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively, of which, $30 and $36 represents rent expense for related-party leases, respectively.

5.   INCOME TAXES:

     The (benefit) provision for income taxes consists of the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Current (benefit):
      Federal...................................................       $(74)          $(182)
      State.....................................................        (11)            (28)
                                                                       ----           -----
         Total current..........................................        (85)           (210)
    Deferred provision:
      Federal...................................................          2             176
      State.....................................................         --              27
                                                                       ----           -----
         Total deferred.........................................          2             203
                                                                       ----           -----
      Benefit for income taxes..................................       $(83)          $  (7)
                                                                       ====           =====

     A reconciliation of the statutory income tax rate to the benefit for income taxes from continuing operations is as follows:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Federal income tax at statutory rate........................       34.0%           34.0%
    State income taxes, net of federal tax effect...............        3.3             3.3
    Other.......................................................       (1.0)             .9
                                                                       ----            ----
    Total provision.............................................       36.3%           38.2%
                                                                       ====            ====

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income taxes result from differences in the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Current deferred tax assets (liabilities):
      Accounts receivable and allowance.........................       $(114)          $(52)
      Accrued expenses..........................................          59            127
      Net operating loss carry forward..........................         218             56
      Other.....................................................          --             18
                                                                       -----           ----
         Net current deferred tax asset.........................       $ 163           $149
                                                                       =====           ====
    Deferred tax liability:
      Property basis............................................       $ (16)          $ --

     The Company has generated net operating losses of approximately $585 for federal income tax purposes, expiring in various years from 2013 to 2018.

6.   STOCK OPTION PLAN

     In February 1998, the Company adopted a stock option plan, which provides for the granting of options to employees, directors and consultants. A maximum of 700,000 shares of common stock may be issued under the plan. The option price, number of shares and grant date are determined at the discretion of the Company's Board of Directors. The exercise price of the options granted has been established at no less than the fair value at the date of grant. Options granted under the plan expire ten years after the grant date and vest 1/12th on the last day of each fiscal quarter.

     A summary of option transactions for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999 and options outstanding at October 25, 1999 and December 31, 1998 are shown below:

                                                                    NUMBER OF    EXERCISE
                                                                     SHARES       PRICE
                                                                    ---------    --------
    Options Granted in 1998.....................................     551,500      $0.33
    Exercised...................................................          --         --
                                                                    --------      -----
         Outstanding at December 31, 1998.......................     551,500       0.33
    Options Granted in 1999.....................................      22,500       0.33
    Forfeited...................................................    (310,000)      0.33
    Exercised...................................................          --         --
                                                                    --------      -----
         Outstanding at October 25, 1999........................     264,000      $0.33
                                                                    ========      =====
    Exercisable at December 31, 1998............................     140,250      $0.33
                                                                    ========      =====
    Exercisable at October 25, 1999.............................     121,792      $0.33
                                                                   ========       =====

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                         --------------------------------   --------------------------
                                                 WEIGHTED                     WEIGHTED
        RANGE OF                    REMAINING    AVERAGE                      AVERAGE
        EXERCISE                       LIFE      EXERCISE                     EXERCISE
          PRICE           NUMBER    (IN YEARS)    PRICE     NUMBER    PRICE    PRICE
  ---------------------  --------   ----------   --------   -------   -----   --------
          $0.33          241,500       8.42       $0.33     119,501   $0.33    $0.33
          $0.33           22,500       9.57       $0.33       2,291   $0.33    $0.33
                         -------       ----       -----     -------   -----    -----
                         264,000       8.52       $0.33     121,792   $0.33    $0.33
                         =======       ====       =====     =======   =====    =====

     The fair value of the options granted was $0.06 and $0.05 per share for options granted during 1999 and 1998, respectively. Had the Company's stock based compensation cost been determined using their fair value at the grant date, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                OCTOBER 25,    DECEMBER 31,
                                                                   1999            1998
                                                                -----------    ------------
Net Income:
  As reported...............................................       $(146)          $(27)
  Pro forma.................................................        (150)           (32)

     The above fair value was determined using the minimum value method (no volatility assumed), a risk free interest rate of 5.6% and 4.55% for 1999 and 1998, respectively, an expected life of four years and no dividend payout.

7.   RETIREMENT SAVING PLAN

     The Company maintains a qualified retirement savings plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their compensation, subject to Internal Revenue Service limits. The plan allows for discretionary contributions to be made by the Company. No Company contributions were made for the period from January 1, 1999 to October 25, 1999, or for the year ended December 31, 1998. The plan is administered by a third party.

8.   COMMITMENTS AND CONTINGENCIES

     GUARANTEES

     In December 1995, the Company, acting as a co-borrower with its shareholder and an officer, obtained a loan from Key Bank ("Key Bank"). The funds were used to purchase, among other items, real estate owned by the shareholder and officer. The loan was secured by the real estate, through a Deed of Trust dated December 28, 1995. In May 1996, the U.S. Small Business Administration ("SBA") guaranteed the Key Bank loan, which resulted in the Deed of Trust being transferred to the SBA. In August 1998, the Key Bank debt balance was paid in full, with proceeds obtained by the shareholder and officer from the Colorado Business Bank. The Company is a guarantor on the Colorado Business Bank note. The real estate securing the note has been leased by the Company since April 1996.

     The Colorado Business Bank note bears interest at 9% and is due in monthly principal and interest installments of $1. The note is secured by a first deed of trust and an assignment of rents between the Company and its shareholder. In November 1999, the shareholder paid off the outstanding balance of $116 and, accordingly, the Company no longer guarantees the note.

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     LITIGATION

     The Company is involved in litigation arising in the ordinary course of business. It is the opinion of management that the outcome of any such litigation will not have a material effect on the financial statements of the Company.

9.   DISCONTINUED OPERATIONS

     During February 1999, management approved a formal plan to dispose of the Company's Hardware Business. Operations related to this business ceased on April 30, 1999, with the completion of all installations. The Company reduced its labor force, eliminated all inventories, and wrote-down the value of the property and equipment. As a result of this decision, the Company has reflected the operations of the Hardware Business as discontinued operations in the accompanying financial statements.

     Net current assets of discontinued operations as of December 31, 1998 are as follows:

Current Assets:
  Accounts receivable, net..................................    $284
  Inventory.................................................     178
                                                                ----
     Total current assets...................................     462
                                                                ----
Current Liabilities:
  Accounts payable and accrued expenses.....................    $274
  Deferred revenue..........................................     128
                                                                ----
     Total current liabilities..............................    $402
                                                                ----
     Net assets of discontinued operations..................    $ 60
                                                                ====

     The results of discontinued operations were as follows:

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Revenues....................................................       $ 817           $3,223
Costs and expenses..........................................         933            3,812
                                                                   -----           ------
  Loss from discontinued operations.........................       $(116)          $ (589)
                                                                   =====           ======

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10.  SUBSEQUENT EVENT

     On October 26, 1999, the Company was merged into PentaStar. The purchase consideration consisted of approximately $189 in cash, 205,000 shares of PentaStar common stock and assumption of liabilities. Additional shares of PentaStar common stock may be issued to one of the shareholders based upon the relative earnings performance of the Company to that of other acquired companies of PentaStar.

     In determining the cash portion of the consideration, the purchase agreement distinguishes, by definition, the liabilities of the Company at October 25, 1999, between retained and non-retained liabilities. Non-retained liabilities represent preacquisition liabilities deducted from the cash consideration otherwise payable to the sole shareholder and consist of the following at October 25, 1999:

Related party borrowings....................................    $  4
Long term borrowings........................................     163
Capital leases..............................................      54
Line of credit..............................................     202
Accounts payable............................................      19
Accrued expenses............................................      56
                                                                ----
                                                                $498
                                                                ====

                                                                      Appendix A

================================================================================




                               PURCHASE AGREEMENT

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                              PENTASTAR CORPORATION

                                       AND

                            TELECOMM INDUSTRIES CORP.



                              AS OF APRIL 15, 2000




================================================================================

                                                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
1.   DEFINITIONS..................................................................................................A-1

2.   PURCHASE AND SALE............................................................................................A-1
     2.1    Basic Transaction.....................................................................................A-1
     2.2    Assumption of Certain Liabilities.....................................................................A-1
     2.3    Purchase Price; Payment...............................................................................A-2
     2.4    Sales Taxes, Etc......................................................................................A-6
     2.5    The Closing...........................................................................................A-7
     2.6    Deliveries at the Closing.............................................................................A-7

3.   REPRESENTATIONS AND WARRANTIES...............................................................................A-7
     3.1    Representations and Warranties of the Company.........................................................A-7
     3.2    Representations and Warranties of PentaStar..........................................................A-19
     3.3    Survival of Representations..........................................................................A-20
     3.4    Representations as to Knowledge......................................................................A-20

4.   PRE-CLOSING COVENANTS.......................................................................................A-21
     4.1    General..............................................................................................A-21
     4.2    Operation and Preservation of Business...............................................................A-21
     4.3    Full Access..........................................................................................A-21
     4.4    Notice of Developments...............................................................................A-21
     4.5    Exclusivity..........................................................................................A-22
     4.6    Announcements; Securities Law Restrictions...........................................................A-22
     4.7    Bulk Sales Laws......................................................................................A-22
     4.8    Shareholders' Meeting................................................................................A-22
     4.9    Certain Assets.......................................................................................A-23
     4.10   Interim Financial Statements.........................................................................A-23
     4.11   Incentive Agreements.................................................................................A-23

5.   POST-CLOSING COVENANTS......................................................................................A-23
     5.1    Further Assurances...................................................................................A-24
     5.2    Transition...........................................................................................A-24
     5.3    Cooperation..........................................................................................A-24
     5.4    Confidentiality......................................................................................A-24
     5.5    Financial Statements.................................................................................A-24
     5.6    Satisfaction of Liabilities..........................................................................A-24


                                      (i)

     5.7    Repurchase of Unpaid Receivables.....................................................................A-25
     5.8    Transfer Restrictions................................................................................A-25
     5.9    Premises.............................................................................................A-26

6.   CONDITIONS TO CLOSING.......................................................................................A-27
     6.1    Conditions to Obligation of PentaStar................................................................A-27
     6.2    Conditions to Obligation of the Company..............................................................A-28

7.   REMEDIES FOR BREACHES OF THIS AGREEMENT.....................................................................A-29
     7.1    Indemnification Provisions for Benefit of PentaStar..................................................A-29
     7.2    Indemnification Provisions for Benefit of the Company................................................A-31
     7.3    Matters Involving Third Parties......................................................................A-31
     7.4    Right of Offset......................................................................................A-32
     7.5    Other Remedies.......................................................................................A-32

8.   TERMINATION.................................................................................................A-32
     8.1    Termination of Agreement.............................................................................A-32
     8.2    Effect of Termination................................................................................A-33
     8.3    Confidentiality......................................................................................A-33

9.   MISCELLANEOUS...............................................................................................A-33
     9.1    No Third-Party Beneficiaries.........................................................................A-33
     9.2    Entire Agreement.....................................................................................A-33
     9.3    Succession and Assignment............................................................................A-33
     9.4    Counterparts.........................................................................................A-33
     9.5    Headings.............................................................................................A-34
     9.6    Notices..............................................................................................A-34
     9.7    Governing Law........................................................................................A-34
     9.8    Amendments and Waivers...............................................................................A-34
     9.9    Severability.........................................................................................A-34
     9.10   Expenses.............................................................................................A-35
     9.11   Arbitration..........................................................................................A-35
     9.12   Construction.........................................................................................A-35
     9.13   Incorporation of Exhibits............................................................................A-36

                                      (ii)

                                     (iii)

EXHIBITS:

Exhibit 1.1(a)                            Exhibit 3.1(h)(i)
Exhibit 1.1(b)                            Exhibit 3.1(h)(ii)
Exhibit 1.1(c)(i)                         Exhibit 3.1(i)(i)
Exhibit 1.1(d)                            Exhibit 3.1(i)(ii)
Exhibit 1.1(e)                            Exhibit 3.1(j)
Exhibit 1.1(f)                            Exhibit 3.1(k)
Exhibit 1.1(g)                            Exhibit 3.1(l)
Exhibit 1.1(h)                            Exhibit 3.1(m)
Exhibit 2.3(b)(i)                         Exhibit 3.1(n)(ii)
Exhibit 2.3(b)(iii)                       Exhibit 3.1(o)(i)
Exhibit 2.3(d)                            Exhibit 3.1(o)(ii)
Exhibit 3.1(b)(i)                         Exhibit 3.1(s)
Exhibit 3.1(c)                            Exhibit 3.1(t)
Exhibit 3.1(d)(i)                         Exhibit 3.1(u)(ii)
Exhibit 3.1(d)(ii)                        Exhibit 3.2(b)(i)
Exhibit 3.1(e)(i)                         Exhibit 4.4(a)
Exhibit 3.1(e)(iii)                       Exhibit 4.4(b)
Exhibit 3.1(f)(iii)                       Exhibit 4.11
Exhibit 3.1(f)(v)                         Exhibit 5.7
Exhibit 3.1(f)(vi)                        Exhibit 6.1(h)
                                          Exhibit 6.2(c)

            This Purchase Agreement is entered into as of April 15, 2000 among PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), PentaStar Corporation, a Colorado corporation (the "Acquiror"), and Telecomm Industries Corp., a Delaware corporation (the "Company").

                                    RECITALS

            A. The Acquiror is a newly-formed, wholly-owned subsidiary of PentaStar. The Acquiror desires to acquire from the Company, and the Company desires to sell to the Acquiror, certain of the Company's assets as provided in this Agreement.

            B. PentaStar, the Acquiror and the Company desire to make certain representations, warranties and agreements in connection with such transaction and also desire to set forth various conditions precedent thereto.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. DEFINITIONS. The terms defined in EXHIBIT 1.1(a) shall have the meanings designated therein.

2.    PURCHASE AND SALE.

      2.1   BASIC TRANSACTION.

            (a) Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to purchase from the Company, and the Company agrees to sell to the Acquiror, all the Acquired Assets free and clear of any Tax or Encumbrance (other than the Permitted Encumbrances), for the consideration specified in Section 2.3. The Acquiror shall have no obligation under this Agreement to purchase less than all of the Acquired Assets.

            (b) The following documents have been executed and delivered by the parties thereto concurrently with the execution of this Agreement: (i) the Assignment and Assumption Agreement; (ii) the Bill of Sale; (iii) the Contingent Stock Agreement; (iv) the Employment Agreement with Paul Satterthwaite; (v) the Escrow Agreement; (vi) the Noncompetition Agreement; (vii) the Voting Agreement; and (viii) the documents specified in Sections 6.1(f)(ii) (other than with respect to the Required Vote).

      2.2 ASSUMPTION OF CERTAIN LIABILITIES. Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to assume and become responsible at the Closing for all of the Assumed Liabilities. The Acquiror shall not assume or have any responsibility with respect to any other Liability not expressly included within the definition of Assumed Liabilities.

      2.3   PURCHASE PRICE; PAYMENT.

            (a)   (i)   CONSIDERATION. Subject to adjustment as provided in
Section 2.3(a)(vi), the consideration payable by the Acquiror to the Company for the Acquired Assets shall consist of (A) consideration (paid as described in the following sentence) equal to the sum of (1) the 1999 Telecomm - Network Purchase Amount, plus (2) the amount of cash set forth on the Estimated Closing Date Balance Sheet, minus (3) the aggregate amount of accounts receivable (including residual payment rights) and notes receivable received by the Company after February 29, 2000 (whether by collection of cash, offset of accounts payable or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside of the normal course of business consistent with past practices, minus (4) the amount of any Closing Date Liabilities not paid by the Company prior to the Closing Date or reflected on the Estimated Closing Date Balance Sheet (the net amount described in this clause (A) being referred to as the "Clause (A) Amount" of the Purchase Price); (B) the Aggregate Interim Cash Payments; (C) assumption of the Assumed Liabilities; and (D) the Earn-Out Amount payable pursuant to Section 2.3(b) (collectively the "Purchase Price").

            At the Closing, the Acquiror shall (X) pay to the Company by wire transfer to an account designated by the Company an amount in cash (not to exceed $900,000) equal to 10.44% of the Clause (A) Amount; (Y) deposit stock certificates representing, in the aggregate, such number of PentaStar Shares (rounded to the nearest whole share) as have an aggregate Fair Market Value as of the Closing Date equal to (1) the Clause (A) Amount, minus (2) the amount of cash paid pursuant to clause (X) above, minus (3) the Merrill Lynch Short-Term Debt Obligation (such number of shares being referred to as the "Closing Shares") into the Escrow Account with the Escrow Agent (which Closing Shares shall be issued by PentaStar in the name of the Company and contributed by PentaStar to the Acquiror immediately prior to the Closing); and (Z) assume the Assumed Liabilities. The Closing Shares and the other property held in the Escrow Account shall be held and disbursed according to this Agreement and the Escrow Agreement.

            Not later than 30 days after the end of each calendar quarter during the Earn-Out Period, the Company shall provide to PentaStar a calculation of the Annualized EBITA for the Division and supporting documentation (collectively, the "Annualized EBITA Information"). The Annualized EBITA Metric corresponding to such Annualized EBITA shall then be multiplied by 20%. If such Annualized EBITA Metric multiplied by 20% exceeds the Aggregate Interim Cash Payments, then an Interim Cash Payment equal to 20% of such Annualized EBITA Metric less the Aggregate Interim Cash Payments shall be paid by the Acquiror to the Company; provided, however, that the Aggregate Interim Cash Payments shall not exceed $1,900,000 for the entire Earn-Out Period. Any Interim Cash Payments due shall be paid within 10 Business Days after the later of the acceptance of the Annualized EBITA Information by PentaStar or the resolution of any disputes under Section 2.3(c), as the case may be. Within 20 days after receipt of each Annualized EBITA Information, PentaStar shall, in a written notice to the Company, either accept the Annualized EBITA Information or object to it by describing in reasonable detail any proposed adjustments to the Annualized EBITA Information and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar to object to the Annualized EBITA Information within such 20-day period shall be deemed to be an acceptance by it of the Annualized EBITA Information. If any adjustments to the Annualized EBITA Information are proposed by PentaStar within such 20-day period, the dispute shall be resolved as provided in Section 2.3(c).

                  (ii) EBITA RELEASE/ADJUSTMENT OF CLOSING SHARES. The Escrow Deposit shall be held in escrow under the Escrow Agreement until the earlier of
(A) the date on which the Earn-Out Amount is paid pursuant to Section 2.3(b) or
(B) the date upon which it is determined that no Earn-Out Amount is payable (the earlier of (A) or (B) being referred to as the "EBITA Escrow Release Date"). If the Earn-Out Periods Total EBITA is greater than the 1999 Telecomm-Network EBITA, then the Escrow Deposit shall be released from the Escrow Deposit to the Company. If the Earn-Out Periods Total EBITA is less than the 1999 Telecomm-Network EBITA, then, at PentaStar's option, (X) the Escrow Deposit shall be returned to the Acquiror and the Fair Market Value of the Closing Shares (determined as of the Closing Date]) shall be an adjustment in the Purchase Price or (Y) the number of shares of PentaStar Common Stock which may become issuable pursuant to Section 2.3(b) shall be reduced by a number of shares having a Fair Market Value (determined as of the Closing Date) equal to the Fair Market Value of the Closing Shares (determined as of the Closing Date).

                  (iii) CONTINGENT STOCK AGREEMENT. In addition, on the date of this Agreement, the Company shall designate a number of Closing Shares mutually agreed upon by the Company and PentaStar to be subject to the Contingent Stock Agreement. The Contingent Stock Agreement provides that upon the occurrence of certain conditions, the Company may receive a greater or lesser number of shares of PentaStar Common Stock than the number initially deposited with PentaStar pursuant to the Contingent Stock Agreement. The parties agree that any adjustment in the number of such shares shall be treated as an adjustment to the Purchase Price. Because the Closing Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement, they shall initially not be available for delivery to PentaStar as contemplated by the Contingent Stock Agreement. However, as soon as any Closing Shares are released from the Escrow Agreement for delivery to the Company they shall be delivered to PentaStar until the number of Closing Shares so delivered equals the number of Closing Shares designated by the Company to be subject to the Contingent Stock Agreement. In the event that any Closing Shares are delivered to PentaStar or the Acquiror pursuant to Section 2.3(a)(ii) or in satisfaction of the indemnification obligations of the Company under this Agreement, the number of shares subject to the Contingent Stock Agreement shall be reduced.

                  (iv) ESTIMATED CLOSING DATE BALANCE SHEET. No earlier than ten Business Days prior to the Closing or later than three Business Days prior to the Closing, the Company shall deliver a balance sheet for the Company prepared as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar used in connection with its audit for the year ended December 31, 1999, including PentaStar's GAAP method of revenue recognition for residual commission payments and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations. The Estimated Closing Date Balance Sheet shall set forth, in addition to other items required by GAAP, the amount, as of the Closing Date, of (A) cash held by the Company, (B) the aggregate amount of Past Due 1/31 Receivables received by the Company after January 31, 2000 (whether received by collection of cash, offset of accounts payable or otherwise, and whether or not any cash or other amount in respect thereof is on hand or has been used by the Company), (C) the Assumed Liabilities described in clauses (b) and (c) of the definition of Assumed Liabilities and each item thereof, and (D) all Closing Date Liabilities and each item thereof. On or before the Closing Date, the Company shall pay or cause the Company to pay all Closing Date Liabilities, and the Estimated Closing Date Balance Sheet shall reflect those payments. As a result, the only Liabilities reflected on the Estimated Closing Date Balance Sheet should be the Assumed Liabilities, unless the Company has failed to pay all Closing Date Liabilities prior to the Closing Date.

                  (v) CLOSING DATE BALANCE SHEET. Within 60 days after the Closing Date an audited balance sheet for the Division shall be prepared as of the Closing Date (the "Closing Date Balance Sheet") and delivered to PentaStar and the Company. The Closing Date Balance Sheet shall be prepared by Arthur Andersen L.L.P. ("Arthur Andersen") in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar used in connection with its audit for the year ended December 31, 1999, including PentaStar's GAAP method of revenue recognition for residual commission payments and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations. PentaStar shall pay the fees and expenses of Arthur Andersen incurred in connection with the preparation of the Closing Date Balance Sheet. The Closing Date Balance Sheet shall set forth, in addition to other items required by GAAP, the amount, as of the Closing Date, of (A) cash held by the Company, (B) the aggregate amount of Past Due 1/31 Receivables received by the Company after January 31, 2000 (whether received by collection of cash, offset of accounts payable or otherwise, and whether or not any cash or other amount in respect thereof is on hand or has been used by the Company), (C) the Assumed Liabilities described in clauses (b) and (c) of the definition of Assumed Liabilities and each item thereof, and (D) all Closing Date Liabilities and each item thereof. Within 20 days after receipt of the Closing Date Balance Sheet, each of PentaStar and the Company shall, in a written notice to the other either accept the Closing Date Balance Sheet or object to it by describing in reasonably specific detail any proposed adjustments to the Closing Date Balance Sheet and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar or the Company to object to the Closing Date Balance Sheet within such 20-day period shall be deemed to be an acceptance by such Person of the Closing Date Balance Sheet. If any adjustments to the Closing Date Balance Sheet are proposed by PentaStar or the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(c).

                  (vi) POST-CLOSING ADJUSTMENTS TO THE PURCHASE PRICE. Within 10 Business Days after the later of the acceptance of the Closing Date Balance Sheet by PentaStar and the Company or the resolution of any disputes under
Section 2.3(c), as the case may be, the Clause (A) Amount of the Purchase Price shall be redetermined as provided in Section 2.3(a)(i) based on the Closing Date Balance Sheet rather than the Estimated Closing Date Balance Sheet, and an appropriate adjusting payment shall be made by the Acquiror to the Company or by the Company to the Acquiror, as the case may be, so that the Clause (A) Amount of the Purchase Price actually paid by the Acquiror equals the Clause (A) Amount of the Purchase Price determined on the basis of the Closing Date Balance Sheet. If the Closing Date Balance Sheet reflects Closing Date Liabilities that have not previously been paid by the Company, such Closing Date Liabilities shall be paid at the time the adjusting payment is made under this Section 2.3(a)(vi) either by the Acquiror out of any adjusting payment due from it hereunder or, if no such payment is due or such payment is less than the unpaid Closing Date Liabilities, by the Company. If the Acquiror has previously paid any such Closing Date Liability, it shall be reimbursed for said payment at the time the adjusting payment is made under this Section 2.3(a)(vi) either by offset against any adjusting payment due hereunder or, if no such payment is due or such payment is less than the reimbursement amount, by the Company. The form of any adjusting payment made pursuant to this Section 2.3(a)(vi) shall be as follows:
(A) if the adjusting payment is made in respect of a working capital item (cash, accounts receivable, accounts payable or current liabilities), then the form of the adjusting payment shall first be cash (subject, in the case of an adjusting payment by the Acquiror to the Company, to the $1,900,000 cash limitation set forth in Section 2.3(a)(i)); and (B) if the adjusting payment is made in respect of a non-working capital item, then the form of the adjusting payment shall be made in cash (subject, in the case of an adjusting payment by the Acquiror to the Company, to the

$1,900,000 cash limitation set forth in Section 2.3(a)(i)) and shares of PentaStar Common Stock, on the same proportionate basis as cash and shares of PentaStar Common Stock were paid at the Closing.

      (b) EARN-OUT. In addition to the Clause (A) Amount of the Purchase Price and the Closing Shares payable and issuable at the Closing pursuant to Section 2.3(a), the Company shall be entitled to receive the Earn-Out Amount determined and payable as provided in this Section 2.3(b).

                  (i) PentaStar agrees that, during the Earn-Out Period, the Acquiror shall conduct the operations represented by the Acquired Assets in the Telecomm-Network Region as a separate subsidiary or division of PentaStar with no other operations. The Acquiror shall account for its operations in accordance with the cost structure set forth in EXHIBIT 2.3(b)(i) to this Agreement.

                  (ii) As soon as reasonably practicable after Earn-Out Period Two and in any event by June 30, 2001, PentaStar shall cause Arthur Andersen to determine (A) Earn-Out EBITA for each of Earn-Out Period One and Earn-Out Period Two and the Earn-Out Periods Total EBITA, and (B) a written calculation of the Earn-Out Amount (collectively, the "Earn-Out Financial Statements"). PentaStar shall promptly provide a copy of the Earn-Out Financial Statements to the Company. Within 20 days after receipt of the Earn-Out Financial Statements, each of PentaStar and the Company shall, in a written notice to the other, either accept the Earn-Out Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial Statements and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar or the Company to object to the Earn-Out Financial Statements within such 20-day period shall be deemed to be an acceptance by such Person of the Earn-Out Financial Statements. If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(c). The fees and expenses of the independent auditors for the preparation of the Earn-Out Financial Statements shall be paid 50% by PentaStar and 50% by the Company.

                  (iii) Within 10 Business Days after the later of the acceptance of the Earn-Out Financial Statements by PentaStar and the Company or the resolution of any disputes under Section 2.3(c), as the case may be, the Acquiror shall pay the Earn-Out Amount, if any, to the Company (such payment shall be referred to as the "Second Closing"). The Earn-Out Amount shall be paid, in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof. If any portion of the Earn-Out Amount is paid in PentaStar Common Stock, the amount of Earn-Out EBITA for each of Earn-Out Period One and Earn-Out Period Two, expressed as a percentage of the Earn-Out Periods Total EBITA, shall be used to determine the pricing of PentaStar Common Stock issued at the Second Closing. Such percentages shall determine the percentage of the PentaStar Common Stock to be priced based on the Fair Market Value of PentaStar Common Stock as of the last day of each of the two Earn-Out Periods; provided, however, that if the Earn-Out EBITA for Earn-Out Period Two does not exceed the Earn-Out EBITA for Earn-Out Period One, then the lowest percentage Earn-Out Period EBITA (expressed as a percentage of the Earn-Out Periods Total EBITA) shall be matched with the lowest of the Fair Market Value of the PentaStar Common Stock as of September 30, 2000 or as of March 31, 2001, and the highest percentage Earn-Out Period EBITA (expressed as a percentage of the Earn-Out Periods Total EBITA) shall be matched with the higher of the Fair Market Value of the PentaStar Common Stock as of September 30, 2000 or as of March 31, 2001. Examples of the application of this calculation to hypothetical fact situations are set forth in EXHIBIT 2.3(b)(iii). Any shares of PentaStar Common Stock to be issued in connection with the Second Closing shall be issued by PentaStar in the name of the Company, and contributed by PentaStar to the Acquiror immediately prior to the delivery of such shares by the Acquiror. The cash portion of the Earn-Out Amount shall be paid by wire transfer to an account designated by the Company. Certain of the shares of PentaStar Common Stock issued to the Company in payment of the Earn-Out Amount shall be subject to Contingent Stock Agreement and retained by PentaStar pursuant to such Agreement. Certificates representing any shares of PentaStar Common Stock issued in payment of the Earn-Out Amount, other than shares subject to the Contingent Stock Agreement, shall be mailed to the Company at its address for notice purposes under this Agreement.

                  (iv) In the event that PentaStar sells the operations conducted by the Acquiror prior to the end of the Earn-Out Period, PentaStar shall require the purchaser to continue to account for such operations separately and agree to assume the obligation of the Acquiror to pay the Earn-Out Amount as provided in this Section 2.3(b), including the obligation to comply with the provisions of Section 2.3(b)(i).

      (c) If any adjustments to the Annualized EBITA Information, the Closing Date Balance Sheet or to the Earn-Out Financial Statements are proposed by PentaStar or the Company pursuant to Sections 2.3(a)(i), 2.3(a)(v) or 2.3(b)(ii), PentaStar and the Company shall negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar and the Company shall retain the Denver, Colorado office of BDO Seidman LLC ("Seidman") to resolve such dispute, which resolution shall be final and binding. The fees and expenses of Seidman shall be paid 50% by PentaStar and 50% by the Company, and Seidman shall be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes shall be resolved in accordance with this Agreement (including the definitions set forth in this Agreement), by choosing the position of Arthur Andersen or the objecting party under Sections 2.3(a)(i), 2.3(a)(v) or 2.3(b)(ii), as the case may be, without change, within 30 days of the expiration of the 20-day period described in Section 2.3(a)(i), 2.3(a)(v) or 2.3(b)(ii), as the case may be.

      (d) The allocation of the total consideration for the Acquired Assets for Tax reporting purposes shall be as follows: (i) to cash and cash equivalents, the amount thereof; (ii) to Closing Accounts Receivable, the amount determined by the Acquiror from the Company's, records, adjusted by the Acquiror to conform to GAAP; (iii) to inventory, the amount determined by the Acquiror from the Company's records, adjusted by the Acquiror to conform to GAAP; (iv) to leasehold improvements, the greater of fair market value (determined by the Acquiror from its historical experience, or in the Acquiror's sole discretion, by independent appraisal) or the current book value thereof as reflected in the Company's records, adjusted by the Acquiror to conform to GAAP; and (v) the remaining consideration (the value of which shall be determined pursuant to EXHIBIT 2.3(d)) shall be allocated to the goodwill of the Company's business or, at the Acquiror's sole discretion, to the other intangible assets which are included in the Acquired Assets. The parties acknowledge that such allocations for Tax reporting purposes were determined pursuant to arm's length bargaining regarding the fair market values of the Acquired Assets in accordance with the provisions of Code Section 1060. The parties agree to be bound by these allocations for all federal, state and local Tax reporting purposes, including for purposes of determining any income, gain, loss, depreciation or other deductions in respect of such assets. The parties further agree to prepare and file all Tax Returns (including Form 8594 under the Code) in a manner consistent with such allocations.

      2.4 SALES TAXES, ETC. The Company shall pay all sales, use, transfer and licensing taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Acquired Assets pursuant to this

Agreement. The Company shall also pay all other Taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Acquired Assets pursuant to this Agreement that are attributable to the Company.

      2.5 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sherman & Howard L.L.C. at 10:00 a.m. Denver, Colorado time on the date on which the Required Vote is obtained. The date upon which the Closing occurs is the "Closing Date." All transactions contemplated by this Agreement shall be effective, and accounted for as such, at 12:01 a.m. Central Time on April 1, 2000 (such effective time being the "Effective Date").

      2.6 DELIVERIES AT THE CLOSING. At the Closing, (a) the Company shall deliver or cause to be delivered to PentaStar the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.1 and (b) PentaStar shall deliver or cause to be delivered to the Company the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.2.

3.    REPRESENTATIONS AND WARRANTIES.

      3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to PentaStar and the Acquiror that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Effective Date and as of the date of the Closing (as though made then and as though the Effective Date and the date of the Closing were then substituted for the date of this Agreement throughout this Section 3.1). Since March 1, 2000, the Company has not taken any material actions with respect to the Business or the Acquired Assets except with the prior written agreement of PentaStar.

            (a) ORGANIZATION, GOOD STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified and authorized to do business as a foreign corporation and is in good standing in Indiana, Illinois, Wisconsin, Ohio and Kentucky, which are the only jurisdictions in which the nature of the Business conducted by the Division or the properties owned, leased or operated by the Company with respect to the Division or the Business make such qualification necessary. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (b)   OWNERSHIP AND CAPITALIZATION.

                  (i) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value, of which 12,211,559 shares are issued and outstanding and 499,187 are held in treasury. The shareholders identified on EXHIBIT 3.1(b)(i) own and have the right to vote the respective number of shares of the common stock, $.01 par value, of the Company set forth opposite such shareholder's name on EXHIBIT 3.1(b)(i). The shares set forth on
EXHIBIT 3.1(b)(i) represent, in the aggregate, 50.57% of the issued and outstanding common stock, $.01 par value, of the Company, and 50.57% of the outstanding voting power with respect to the Company's capital stock.

                  (ii) None of the Business is conducted by or through, and none of the Acquired Assets are owned by, any Subsidiary of the Company or any other corporation, partnership, limited partnership, limited liability company, association or joint venture.

            (c) AUTHORITY; NO VIOLATION. This Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors of the Company (and, as of the Closing Date shall have been approved by the Required
Vote), and this Agreement and the Other Seller Agreements to which the Company is a party have been duly executed and delivered by the Company. Except for the Required Vote, no approval of the shareholders of the Company is required for the execution, delivery or performance by the Company of this Agreement or any Other Seller Agreement. The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Other Seller Agreements to which the Company is a party, each Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform all Other Seller Agreements to which such Person is a party, and this Agreement constitutes, and the Other Seller Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, the Company and each such Person who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which the Company or any Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such Person, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company or of any such Person pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company or any such Person is a party or by which the Company or any such Person or any of their respective assets and properties is bound or subject. Except for the Required Vote and the notices and consents set forth on EXHIBIT 3.1(c) (all of which notices shall be given and consents shall be obtained by the Company prior to the Closing) neither the Company nor any Person (excluding PentaStar or the Acquiror) need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements.

            (d) FINANCIAL STATEMENTS. The audited balance sheets of the Division as of December 31, 1998 and December 31, 1999, the related statements of income, shareholders' equity and cash flows for the Division for the twelve-month periods then ended, the unaudited balance sheet of the Division as of February 29, 2000 (the latter being referred to as the "Latest Balance Sheet"), and the related statements of income, shareholders' equity and cash flows for the Division for the two-month period then ended have been prepared, and the financial statements to be provided pursuant to Section 4.10 shall be prepared, in accordance with GAAP on a consistent basis and on a basis consistent with the "Carve-Out" (as defined in GAAP) method of accounting, are in accordance with the books and records of the Company with respect to the Division (which books and records are complete and correct in all material respects), and fairly present the financial position and results of operations of the Division and the Business in all material respects as of such dates and for each of the periods indicated. As of the date of each such balance sheet (including each balance sheet provided pursuant to Section 4.10), the Company (with respect to the Division) had no Liability other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as EXHIBIT 3.1(d)(i). The expenses itemized on EXHIBIT 3.1(d)(ii) and reflected in the Division's financial performance for the 12-month period ended December 31, 1999 will not be realized on an on-going basis after the Closing under the cost structure set forth in EXHIBIT 2.3(b)(i).

            (e)   ABSENCE OF CERTAIN AGREEMENTS, CHANGES OR EVENTS.

                  (i) The Company is not with respect to the Division and the Business, except as set forth on EXHIBIT 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after the date of the Closing.

                  (ii) Since February 29, 2000, the Company with respect to the Division and the Business, has not (A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practice; (B) delayed or postponed the payment of accounts payable or other Liabilities; (C) sold or otherwise transferred any of its assets or properties; (D) canceled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $20,000 in the aggregate or accelerated the collection of any account or note receivable beyond stated, normal terms; (E) changed in any significant manner the way in which it conducts its business; (F) made or granted any individual wage or salary increase in excess of 10% or $1.00 per hour, or any general wage or salary increase, or any additional benefits of any kind or nature, or entered into any employment agreements with salaried employees, officers or directors; (G) except as otherwise expressly permitted by this Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $20,000 individually or in the aggregate, except for contracts or agreements for capital expenditures not involving more than $20,000 individually or in the aggregate, or (2) accelerated, terminated, delayed, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000 individually or in the aggregate; (H) suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof (other than payment to employees of their periodic salaries) or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the

Company; or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I).

                  (iii) EXHIBIT 3.1(e)(iii) lists all orders booked by or with respect to the Division or the Business, by month, during the thirteen-month period from March 1, 1999 through March 31, 2000, and the current status of each such order.

            (f)   TAX MATTERS.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (iii) To the best knowledge of the Company, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company. EXHIBIT 3.1(f)(iii) lists all federal, state local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to PentaStar correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1993.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) Neither the Company nor any of its shareholders has ever filed (A) an election pursuant to Section 1362 of the Code that the Company be taxes as an "S" corporation, except as set forth on EXHIBIT 3.1(f)(v), or (B) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(e)(2) during the applicable period specified in Code Section 897(e)(l)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no Liability for the Taxes of any

Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. The total adjusted basis of the Acquired Assets exceeds the sum of the Company's Liabilities plus the amount of Liabilities to which the Acquired Assets are subject.

                  (vi) EXHIBIT 3.1(f)(vi) sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in the Acquired Assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Division or the Business.

            (g)   ASSETS AND PROPERTIES.

(i) The Company has good and marketable title to, or a valid leasehold interest or interest as a licensee in, the properties and assets used or held for use by it in the Business, or shown on the Latest Balance Sheet or acquired after the date thereof with respect to the Business. As of the Closing, all of the Acquired Assets shall be owned by the Company, free and clear of all Encumbrances (other than the Permitted Encumbrances). The Company has not entered into any contract or made any commitment to sell all or any part of the Acquired Assets. The Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Division, consistent with historical and current practices. The parties agree that some of the personal and mixed assets and property of the Company are used jointly by both the Division and the non-network services agency groups of the Company. With respect to such jointly used personal and mixed assets and property, the parties agree to negotiate in good faith to determine which of those items are allocable to the Division (in which case such item in its entirety will become part of the Acquired Assets) and which of those items are allocable to the Company (in which case such item in its entirety will remain the property of the Company). The Company owns or leases all equipment and other tangible assets necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Business has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). There are no leases of real property with respect to the Business which are between the Company and any shareholder, officer or director or any relative or affiliate thereof. As of the Closing Date, no Person other than the Company will own any asset, tangible or intangible, which is used in the Business. All operations and activities with respect to the Business have been conducted in and through the Division.

                  (ii) The Premises constitute all of the real property, buildings and improvements used by the Company in the Business. To the best knowledge of the Company, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to the operations of the Business or its owned or leased properties relating thereto.

                  (iii) No party to any lease with respect to any Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

            (h) LISTS OF CONTRACTS AND OTHER MATTERS. Attached as EXHIBIT 3.1(h)(i) is a correct and complete list setting forth the following items, to the extent such items relate to the Acquired Assets, the Assumed Liabilities or the Business:

                  (i) the following contracts and other agreements in effect as of the date of this Agreement to which the Company is a party:

                        (A) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per year;

                        (B) any agreement involving a deposit in an amount greater than $10,000;

                        (C) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, result in a material loss to the Business or involve consideration in excess of $10,000;

                        (D) any agreement concerning a partnership or joint venture;

                        (E) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                        (F) any agreement concerning confidentiality or noncompetition;

                        (G)   any agreement with any of its employees;

                        (H) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                        (I)   any collective bargaining agreement;

                        (J) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                        (K) any agreement under which the Company has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                        (L) any agreement obligating the Company to meet another party's unspecified requirements for goods or services or obligating any of them to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                        (M) any agreement under which the consequences of a default or termination could have a material adverse effect on the Business or its financial condition, operations, results of operations or future prospects; or

                        (N) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

                  (ii) All material claims, deposits, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of the Company.

                  (iii) All material franchises, approvals, Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

                  (iv) Each item of Intellectual Property owned by the Company or which is used by the Company in the Business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

                  (v) The name of each bank or other financial institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

      The Company has delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h). With respect to each such agreement, (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (except for those franchises, approvals, Permits, Licenses, Orders, registrations, certificates or variances of the Company set forth on EXHIBIT 3.1(h)(ii) which have been granted, issued or given by Governmental Authorities and which are not, by their terms, transferable to the Acquiror); (C) neither the Company, nor, to the best knowledge of the Company, any other party is in breach or default, and, to the best knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

            (i)   LITIGATION; COMPLIANCE WITH APPLICABLE LAWS AND RIGHTS.

                  (i) There is no outstanding Order against, nor, except as set forth on EXHIBIT 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Company, threatened against, the Company or its assets or business or relating to the transactions contemplated by this Agreement, nor is there any basis for any such action.

                  (ii) To the best knowledge of the Company, except as set forth on EXHIBIT 3.1(i)(ii), neither the Company (with respect to the Business) nor the Acquired Assets are in violation of any applicable Legal Requirement or Right. The Company has not received notice from any Governmental

Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Company, threatened against the Company alleging any such violation.

            (j) NOTES AND ACCOUNTS RECEIVABLE. The notes and accounts receivable of the Company relating to the Business reflected on the Latest Balance Sheet, the residual contract payments described on EXHIBIT 3.1(j), and all notes and accounts receivable (including residual payment contract rights) relating to the Business arising on or prior to the Closing, arose from bona fide transactions by the Company in the ordinary course of business, are valid receivables with trade customers subject to no set offs or counterclaims. The foregoing notwithstanding, the Company makes no representation or warranty with respect to future residual payments by Ameritech in the following circumstances:
(i) if, after the Closing, Ameritech withholds payment on residual receivables as a result of a dispute with PentaStar arising out of issues and claims which occurred, or had their origin, after the Closing (but excluding issues and claims which arise, or have their origin, before the Closing or relate to the Company); (ii) if, after the Closing, a customer has placed an order through PentaStar, as its agent, to increase the level and length of its service with Ameritech and Ameritech has agreed to pay PentaStar a larger residual payment for a longer period of time for such service; (iii) if, after the Closing, PentaStar has unilaterally elected to discontinue selling services as an Ameritech agent; or (iv) if, beginning 36 months after the Closing Date, Ameritech unilaterally (and universally throughout its agency program) discontinues making residual payments on all contracts in its agency program.

            (k) PRODUCT QUALITY, WARRANTY AND LIABILITY. All services and products sold, leased, provided or delivered by the Company to customers of the Business on or prior to Effective Date or the Closing conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof. No service or product sold, leased, provided or delivered by the Company to customers on or prior to Effective Date or the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has no Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company with respect to the Business since January 1, 1997, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on EXHIBIT 3.1(i)(i), are listed and summarized on EXHIBIT 3.1(k).

            (l) INSURANCE. The Company has policies of insurance (i) covering risk of loss on the Acquired Assets, (ii) covering products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage and (iii) for business interruption, all, to the best knowledge of the Company, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies shall remain in full force and effect until the Closing. Neither the Company nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Company, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and shall be paid on such policies through the Closing. The Company has been covered during the three years prior to the date of this Agreement by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. All claims made during such five-year period with respect to any insurance coverage of the Company other than those described on EXHIBIT 3.1(k), are set forth on EXHIBIT 3.1(l).

            (m) PENSION AND EMPLOYEE BENEFIT MATTERS. Neither the Acquiror nor PentaStar shall suffer any Liability or Adverse Consequence from the Company's administration or termination of any of its Employee Benefit Plans or from any failure of any pre-Closing or post-Closing distribution of benefits to employees of the Company to be made by the Company in compliance with all applicable Legal Requirements. Neither the Acquiror nor PentaStar shall have any obligation to employ any employee of the Company or to continue any Employee Benefit Plan, and shall have no Liability under any plan or arrangement maintained by the Company for the benefit of any employee. The Company shall remain liable for all costs of employee compensation, including benefits and Taxes relating to employment and employees attributable to periods through the Closing Date, whether reported by the Closing Date or thereafter, and all group health plan continuation coverage to which any employee, former employee or dependent is entitled because of a qualifying event (as defined in Section 4980B(f)(3) of the Code) occurring through the Closing Date or as a result of termination of employment with the Company because of the transactions contemplated by this Agreement and any benefit or excise tax liability or penalty or other costs arising from any failure by the Company to provide group health plan continuation coverage. Except as set forth on EXHIBIT 3.1(m), neither the Company nor any Affiliated Group which includes the Company (if any) maintains, administers or contributes to, has maintained, administered or contributed to, or has any Liability to contribute to, any Employee Benefit Plan. EXHIBIT 3.1(m) lists each Employee Benefit Plan that is, or at any time during the past six years was, maintained, administered, contributed to or required to be contributed to by the Company or any Affiliated Group (if any) which includes or has included the Company, and the date of termination of each such Employee Benefit Plan (if any) which has been terminated. The Company has no Liability (and there is no basis for the assertion of any Liability) as a result of the Company's or any such Affiliated Group's maintenance, administration or termination of, or contribution to, any Employee Benefit Plan. Neither the Company nor any member of any Affiliated Group (if any) which includes or has included the Company has ever been required to contribute to any Multiemployer Plan (as defined in ERISA Section 3(37)) nor has incurred any Liability under Title IV of ERISA.

            (n)   EMPLOYEES AND LABOR.

                  (i) The Company has not received any notice, nor, to the best knowledge of the Company, is there any reason to believe that any Key Employee of the Company with respect to the Business or any group of employees of the Company with respect to the Business has made plans to terminate his, her or its employment with the Company. To the best knowledge of the Company, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such Key Employee from devoting his or her full business time to the affairs of the Company with respect to the Business prior to the Closing and, if such person becomes an employee of the Acquiror or PentaStar, to the affairs of the Acquiror or PentaStar after the Closing. The Company is not required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. The Company does not have any labor relations problems or disputes with respect to the Business, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes with respect to the Business. The Company is not a party to or bound by any collective bargaining agreement with respect to the Business, there is no union or collective bargaining unit at the Company's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company.

                  (ii) EXHIBIT 3.1(n)(ii) lists (A) the name of each salesperson (whether such salesperson was an employee or independent contractor) of the Company with respect to the Business who has left the employment of the Company in the twelve-month period ending February 29, 2000 and who generated in the twelve-month period prior to such salesperson's departure more than $100,000 in commission revenues from Ameritech, (B) the date such salesperson left the employment of the Company and (C) the dollar amount of orders booked by the Company during the twelve-month period prior to the date such salesperson left the employment of the Company which were attributable to such salesperson or for which such salesperson was responsible.

            (o) CUSTOMER AND SERVICE PROVIDER RELATIONSHIPS. EXHIBIT 3.1(o)(i) lists each customer that individually or with its affiliates was, based on the Division's revenues during the fiscal year ended December 31, 1998 or the fiscal year ended December 31, 1999, one of the Division's ten largest customers during such fiscal year or accounted for 2% or more of the Division's revenues during such fiscal year (the "Principal Customers"). EXHIBIT 3.1(o)(ii) lists each Person who was a service provider to the customers of the Division as of December 31, 1999 or as of the date of this Agreement (the "Principal Providers"). The Company has good commercial working relationships with its Principal Customers and Principal Providers and since December 31, 1999 no Principal Customer or Principal Provider has canceled or otherwise terminated its relationship with the Company materially decreased its purchases from the Company or such providers or services supplied to the Company or its customers, or threatened to take any such action. The Company has no basis to anticipate any problems with the Company's customer or service provider relationships. To the best knowledge of the Company no Principal Customer or Principal Provider has any plans to terminate its relationship with the Company and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not adversely affect the relationship of the Company with any Principal Customer or Principal Provider prior to the Closing or of the Acquiror or PentaStar with any Principal Customer or Principal Provider after the Closing.

            (p) ENVIRONMENTAL MATTERS. The Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated its Premises and all other real property and facilities presently or previously owned, occupied, used or operated by it, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's business or activities. The Company has no Liability under any Environmental Obligation, nor is there any basis for any such Liability.

            (q) INTELLECTUAL PROPERTY. The Company owns or has the legal right to use each item of Intellectual Property required to be identified on EXHIBIT 3.1(h). The continued operation of the business of the Division as currently conducted shall not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Company, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any Intellectual Property included in the Acquired Assets. Neither the Company nor any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Business. No claims are pending or, to the knowledge of the Company, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Company, all of the Intellectual Property that is owned by the Company is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement shall not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

            (r) YEAR 2000 WARRANTY. To the best knowledge of the Company, the computer software owned by the Company with respect to the Business and all other Intellectual Property used or held for use by the Company with respect to the Business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Company has no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (A) developed or (B) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

            (s) BROKERS' FEES. Except as set forth on EXHIBIT 3.1(s), the Company has no, and shall not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

            (t) GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on EXHIBIT 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

            (u) INVESTMENT REPRESENTATIONS. (i) The Company is acquiring the shares of PentaStar Common Stock to be issued pursuant to this Agreement (the "PentaStar Shares") for the Company's own account and not on behalf of any other Person; the Company is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available;
(ii) the Company has been furnished all information that the Company deems necessary to enable it to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on EXHIBIT 3.1(u)(ii); the Company has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on EXHIBIT 3.1(u)(ii), and all such questions, if any, have been answered to the full satisfaction of the Company; (iii) no Person other than the Company has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from the Company; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from the Company;
(iv) the Company has such knowledge and expertise in financial and business matters (including knowledge and expertise in the business and proposed business of PentaStar) that the Company is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and the Company is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment; (v) the Company has adequate means of providing for its current needs and has no need for liquidity in its investment in the PentaStar Shares; (vi) the Company is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that the Company shall realize any gain from this investment, and that the Company could lose the total amount of its investment;
(vii) the Company understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) the Company is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise; (i) except as set forth herein, no representations or warranties have been made to the Company by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction the Company is not relying upon any information, other than from the results of independent investigation by the Company; and (x) the Company understands that the PentaStar Shares are being offered to the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the applicability of such exemptions and the suitability of the Company to acquire the PentaStar Shares; and (xi) the Company is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is a resident of the State of Illinois.

      All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.8:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE ISSUER RECEIVES AN OPINION

OF COUNSEL TO THE ISSUER OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

            (v) DISCLOSURE. None of the documents or information provided to PentaStar by the Company or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Section 3.1 of this Agreement and the disclosure EXHIBITS referred to therein, including the financial statements referred to above in Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially adversely affects the Business or the condition, affairs or operations of the Division, the Business or any of the Acquired Assets which has not been set forth in this Agreement or such Exhibits, including such financial statements.

            Nothing in the disclosure EXHIBITS referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure EXHIBIT identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Company acknowledges and agrees that the fact that it has made disclosures pursuant to Section 3.1 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar or the Acquiror shall not relieve the Company of its obligation pursuant to Section 7 of this Agreement to indemnify and hold PentaStar and the Acquiror harmless from all Adverse Consequences.

      3.2 REPRESENTATIONS AND WARRANTIES OF PENTASTAR. PentaStar represents and warrants to the Company that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3.2).

            (a) ORGANIZATION, GOOD STANDING, POWER, ETC. PentaStar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. PentaStar and the Acquiror are each qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the nature of the respective businesses conducted by each of them or the respective properties owned, leased or operated by each of them make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of PentaStar and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements to which it is a party, and this Agreement constitutes, and the Other PentaStar Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of PentaStar or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against PentaStar or the Acquiror, as the case may be.

            (b)   CAPITALIZATION.

                  (i) The authorized, issued and outstanding shares of the capital stock of PentaStar are as set forth on EXHIBIT 3.2(b)(i).

                  (ii) At the time of issuance thereof and delivery to the Company, the PentaStar Shares to be delivered to the Company pursuant to this Agreement shall be duly authorized and validly issued shares of PentaStar's Common Stock, and shall be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement to which the Company is a party.

                  (iii) All of the issued and outstanding capital stock of the Acquiror is owned by PentaStar.

            (c) NO VIOLATION OF AGREEMENTS, ETC. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which PentaStar or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of PentaStar or the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar or of the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar or the Acquiror is a party or by which PentaStar or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that shall be given or obtained by PentaStar prior to the Closing, neither PentaStar nor the Acquiror need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

      3.3 SURVIVAL OF REPRESENTATIONS. The representations and warranties contained in Sections 3.1 and 3.2 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for four years, except that the Liabilities of the Company with respect to the representations and warranties set forth in Section 3.1(f) shall survive until expiration of the applicable statute of limitations and except that the Liabilities of the Company with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(m), 3.1(p), 3.1(q), 3.1(u) and 3.1(v) and the Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.2(a) and 3.2(b) shall survive without termination.

      3.4 REPRESENTATIONS AS TO KNOWLEDGE. The representations and warranties contained in Article 3 hereof shall in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Company, inquiry of the applicable employees of the Company), with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

4. PRE-CLOSING COVENANTS. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      4.1 GENERAL. Each of the parties shall use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section
6) and the other agreements contemplated hereby. Without limiting the foregoing, the Company shall give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

      4.2 OPERATION AND PRESERVATION OF BUSINESS. The Company shall not engage in any practice, take any action or enter into any transaction outside the ordinary course of its business; provided, however, that in no event shall any action be taken or fail to be taken by the Company or any transaction be entered into by the Company which would result in a breach of any representation, warranty or covenant of the Company contained herein; and, provided further, that the Company shall not to take any material actions with respect to the Business or Acquired Assets without the prior written agreement of PentaStar. The Company shall keep the Business and the Acquired Assets, including its current operations, physical facilities, working conditions and relationships with customers, service providers, lessors, licensors and employees with respect to the Business, intact.

      4.3 FULL ACCESS. The Company shall permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Business.

      4.4 NOTICE OF DEVELOPMENTS. PentaStar has provided to the Company a list of EXHIBITS and a due diligence list which are to be completed and delivered to PentaStar by April 7, 2000 (collectively, the "Initial Disclosure Exhibits/List," a copy of which is attached as EXHIBIT 4.4(a)) and a list of EXHIBITS and a due diligence list which are to be completed and delivered to PentaStar by May 15, 2000 (collectively, the "Second Disclosure Exhibits/List," a copy of which is attached as EXHIBIT 4.4(b)). The Company shall disclose to PentaStar by April 7, 2000 all material items and issues which are required to be disclosed in the Initial Disclosure and shall disclose to PentaStar by May 15, 2000 all other items and issues which are required to be disclosed in the Initial Disclosure. Additionally, the Company shall disclose from April 8 to May 15, 2000 additional items and issues relating to categories which are not required to be disclosed in the Initial Disclosure Exhibits/ List but which are required to be disclosed in the Second Disclosure Exhibits/List; provided, however, that the Company shall have until May 15, 2000 to deliver to PentaStar
EXHIBIT 5.7 (which shall be in form and substance satisfactory to PentaStar) and a detailed list (based upon a physical inventory) of all tangible assets to be included in the Acquired Assets, which list shall also set forth the book value (purchase price less accumulated depreciation) of each such tangible asset. The Company shall give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the Business, the assets, Liabilities, financial condition, operations, results of operations, future prospects of the Business or the representations, warranties, covenants or disclosure EXHIBITS of the Company. No such written notice, however, shall be deemed to amend or supplement any disclosure EXHIBIT or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

      4.5 EXCLUSIVITY. The Company shall not, to the extent any of the following could adversely affect the Business, the Acquired Assets or the rights of PentaStar or the Acquiror hereunder, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company shall not permit any shares of the Company's stock to be voted in favor of any such transaction. The Company shall notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

      4.6 ANNOUNCEMENTS; SECURITIES LAW RESTRICTIONS. Prior to the Closing, the Company shall not disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except as (and only to the extent) previously publicly announced by PentaStar, and except that the Company may issue its initial press release with respect to this Agreement prior to PentaStar's release of its initial press release concerning this Agreement so long as, prior to the release thereof, (a) the Company coordinates its initial release with PentaStar and (b) the disclosure therein concerning PentaStar and the conditions to the Closing are satisfactory to PentaStar, provided that PentaStar's approval is not unreasonably withheld. The Company acknowledges that PentaStar presently does not intend to issue any such press release or make any such public announcement unless and until it has entered into arrangements, or received assurances, satisfactory to it concerning the assumption or replacement of the Merrill Lynch Debt Obligation and of the Authorized Distributor Agreement dated as of January 1, 1999 between Ameritech and the Company (collectively, the "Specified Consents"). The Company shall use its best efforts to cause Merrill Lynch and Ameritech to give the Specified Consents to PentaStar. Receipt by PentaStar of the Specified Consents is a material condition precedent to PentaStar's obligations hereunder. Further, neither the Company nor any of its directors, officers or affiliates shall violate the United States securities laws which restrict the Company or any such Persons, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

      4.7 BULK SALES LAWS. In reliance upon its indemnification rights set forth in Section 7, the Acquiror waives compliance by the Company with the bulk transfer law and any other similar law of any applicable jurisdiction in respect to the transactions contemplated by this Agreement.

      4.8   SHAREHOLDERS' MEETING.

            (a) The Company, acting through its board of directors, shall, in accordance with applicable Legal Requirements and the Company's articles or certificate of incorporation and bylaws, duly call, give notice of, convene and hold a meeting (including any adjournment or postponement thereof, the "Meeting") of its shareholders as soon as practicable following the date of this Agreement, but in any event no later than 20 days after the mailing of the Proxy Statement for the purpose of considering and taking action upon the approval of the sale of the Acquired Assets to the Acquiror pursuant to this Agreement (the "Transaction"). The Company shall cause the Meeting to be held, and such vote shall be taken not, later than

June 1, 2000. The board of directors shall recommend such approval by the shareholders and shall take all reasonable, lawful action to solicit such approval by the shareholders of the Company.

            (b) The Company shall (i) as promptly as practicable following the date of this Agreement (but in any event by May 1, 2000), prepare and file with the SEC and use its best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable, a proxy statement and a form of proxy in connection with the vote at the Meeting of its shareholders with respect to the Transaction (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the shareholders, is the "Proxy Statement") and (ii) otherwise comply with all Legal Requirements applicable to the Meeting. PentaStar shall be permitted to review drafts of such Proxy Statement. The Company shall include in the Proxy Statement the recommendation of its board of directors that shareholders of the Company vote in favor of the approval of the Transaction. The Company shall notify PentaStar promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or for additional information, and shall supply PentaStar with copies of all correspondence between the Company and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement. The Proxy Statement shall comply with all applicable Legal Requirements.

            (c) The Company shall cause each of its affiliates to vote at the Meeting all shares of the capital stock of the Company that each owns in favor of the Transaction.

      4.9 CERTAIN ASSETS. Prior to the Closing Date, the Company shall (a) pay all Liabilities owed to any Person with respect to any equipment or fixed assets which are used or held for use in the Business, including, without limitation, that leased under capital leases, and (b) cause all affiliates of the Company who own any assets which are used or held for use in the Business to transfer such assets to the Company, in order that all such equipment, fixed assets and other assets are included in the Acquired Assets and transferred by the Company to the Acquiror free and clear of any Encumbrance or Tax. The Company shall deliver to PentaStar at the Closing evidence that all such equipment, fixed assets and other assets are then owned by the Company free and clear of any Encumbrance or Tax (other than the Permitted Encumbrances).

      4.10 INTERIM FINANCIAL STATEMENTS. Within 10 days of the end of each month (beginning with the month ending March 31, 2000) between the date of this Agreement and the Closing, the Company shall deliver to PentaStar an unaudited balance sheet of the Division as of the last day of each such month and the related statements of income, shareholders' equity and cash flows from the Division for the period from January 1, 2000 through such month end. All such financial statements shall conform to the representations and warranties set forth in Section 3.1(d), and such representations and warranties shall be deemed made with respect to such financial statements as a result of their delivery to PentaStar.

      4.11 INCENTIVE AGREEMENTS. Not later than May 15, 2000 the Company shall have entered into the Incentive Cash Compensation Agreements and the Incentive Stock Agreements. Such agreements shall be prepared by Telecomm, conform to the principal terms set forth on EXHIBIT 4.11 and be in form and substance reasonably satisfactory to PentaStar.

5. POST-CLOSING COVENANTS. The parties agree as follows with respect to the period following the Closing.

      5.1 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

      5.2 TRANSITION. The Company shall not take any action at any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Division from establishing or continuing a business relationship with the Acquiror or PentaStar after the Closing.

      5.3 COOPERATION. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving any of the Acquired Assets or the Company's business, each of the other parties shall cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

      5.4 CONFIDENTIALITY. The Company shall treat and hold as confidential all Confidential Information concerning PentaStar, the Business or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

      5.5 FINANCIAL STATEMENTS. The Company shall, upon request of PentaStar, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing management representation letters reasonably requested by PentaStar's auditors, all at the sole cost and expense of PentaStar, but without additional consideration to the Company. The Company acknowledges that PentaStar may be required by applicable Legal Requirement to include audited financial statements with respect to the Business in reports filed with governmental agencies and that the inability to audit the financial statements as of the Effective Date promptly after the Closing could have a material adverse effect on PentaStar.

      5.6 SATISFACTION OF LIABILITIES. The Company shall pay and perform, as and when due, all Liabilities (other than the Assumed Liabilities) relating to the Company, the Business and the Acquired Assets, including without limitation, all Taxes attributable to the transactions contemplated by this Agreement. Further, the Company at its expense, promptly shall take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing with any Legal Requirement, upon receipt of notice from PentaStar at any time. The Acquiror shall pay and perform, as and when due (except to the extent the validity thereof or the liability therefor is being contested by the Acquiror), the Assumed Liabilities.

      5.7 REPURCHASE OF UNPAID RECEIVABLES. The Company guarantees (a) that the Closing Accounts Receivable (other than those which are the subject of clause (b) of this sentence) shall be fully paid to the Acquiror in accordance with their terms at their recorded amounts not later than 180 days from the Closing Date, and (b) that the residual payments due from Ameritech with respect to contracts existing on the Closing Date shall be made no later than 120 days after the date that they are due as set forth in the schedule of residual payments attached as EXHIBIT 5.7 (or, in the case of Ameritech contracts which are not on EXHIBIT 5.7 due to the fact that they were entered into between the time EXHIBIT 5.7 was prepared and the Closing Date, not later than 120 days after the date each such payment thereunder is due in accordance with its normal, stated terms). Upon demand by PentaStar or the Acquiror (a) at any time after the date which is 180 days after the Closing Date, the Company shall pay to the Acquiror the full amount of any unpaid Closing Account Receivable (other than those which are the subject of clause (b) of this sentence) which is the subject of such demand, and (b) at any time after the date which is 120 days after the date that a residual payment is due from Ameritech with respect to contracts existing on the Closing Date as set forth on EXHIBIT 5.7 (or, in the case of Ameritech contracts which are not due to the fact that they were entered into between the time EXHIBIT 5.7 was prepared and the Closing Date, at any time which is 120 days after the date such payment thereunder was due in accordance with its normal, stated terms) Company shall pay to the Acquiror the full amount of any unpaid residual which is due and payable as set forth on EXHIBIT 5.7 (or, for residual payments due from Ameritech under contracts which are not set forth on EXHIBIT 5.7, the full amount of any unpaid residual as set forth in such contract). Notwithstanding anything to the contrary set forth in the first two sentences of this Section 5.7, after the period ending 36 months after the Closing Date the Company's guarantee of residual payments due from Ameritech shall not apply to residual payments which, by their normal, stated terms are due after such 36-month period (for example, assume a contract that is in place as of the Closing Date and has payments due for 48 months after the Closing Date, then after 36 months has elapsed from the Closing Date the last 12 months of payments due would not be guaranteed; however, if 36 months from the Closing Date has not yet elapsed and payment on the residual is discontinued (other than for the reasons set forth in clauses (i), (ii) or (iii) of Section 3.1(j)), then the guarantee would be in effect for the total amount of the contract, including the portion thereof that relates to the period after 36 months from the Closing
Date). Upon payment to the Acquiror, such Closing Accounts Receivable shall, without further action of any party, become the property of the Company, which may pursue collection thereof; provided, however, that the Company shall notify the account obligor that such collection efforts are not being undertaken on behalf of the Acquiror. From the Closing until 180 days after the Closing Date, PentaStar (through the Acquiror) shall apply its standard accounts receivable collection procedures to the Closing Accounts Receivable; provided, however, neither the Acquiror nor PentaStar shall be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivable; and, provided further, that the failure of any collection activities of the Acquiror, PentaStar or any such collection agency or other agent shall not relieve the Company from its guarantee of the Closing Accounts Receivable, including the Ameritech residual payments, as described in this Section 5.7.

      5.8 TRANSFER RESTRICTIONS. Unless otherwise agreed by PentaStar, the Company shall not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by the Company as part of the Purchase Price, whether such shares are Closing Shares or are issued pursuant to Section 2.3(b)(iii). Thereafter, subject to the other limitations in this Section 5.8, up to 33.33% of the PentaStar Shares received and retained by the Company as part of the Purchase Price may be resold at any time, and an additional 17.00% of the PentaStar Shares received and retained by the Company as part of the Purchase Price may be resold beginning 24 months after the Closing. Subject to the other limitations in this
Section 5.8, any remaining PentaStar Shares may not be sold until the earlier to occur of (i) sale of all or substantially all of the assets or outstanding shares of PentaStar, whether by way of merger, acquisition or other method (except a merger or consolidation immediately after which the Persons who were shareholders of PentaStar before the transaction own a majority of the outstanding shares of the surviving or resulting entity) or (ii) October 26, 2004. Notwithstanding anything to the contrary in this Section 5.8, (x) none of the Closing Shares may sold, assigned, exchanged, transferred, pledged or hypothecated unless and until they are released to the Company from the Escrow Account and (y) none of the PentaStar Shares which are subject to the Contingent Stock Agreement may be sold, assigned, exchanged, transferred, pledged or otherwise disposed of except as set forth in the Contingent Stock Agreement. Certificates for the PentaStar Shares issued to the Company pursuant to the Agreement shall bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN PURCHASE AGREEMENT DATED AS OF APRIL ____, 2000 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, PENTASTAR CORPORATION AND TELECOMM INDUSTRIES CORP. PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS EXPIRED.

      PentaStar shall issue separate certificates to the Company representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.8.

      The restrictions set forth along in this Section 5.8 shall be in addition to any restrictions on transfer imposed by the Securities Act and applicable state securities laws. The Company also agrees to comply with such restrictions.

      5.9 PREMISES. Prior to the Closing, the Acquiror shall sublease a portion of each of the Premises based on the EXHIBIT 2.0 Occupancy and Related Costs Spreadsheet that is a part of EXHIBIT 2.3(b)(i). These subleases will be for the PentaStar Total Rent Obligation in the Occupancy and Related Costs Spreadsheet plus a pro rata allocation of the total expenses for each location in the categories described in the Occupancy and Related Costs Spreadsheet (property taxes, HVAC, utilities, building maintenance, dedicated circuits, building repairs, other occupancy expenses, telephone services and Internet services) based on the percentages set forth in the Occupancy and Related Costs Spreadsheet. However, within 180 days of the Closing Date (the "Determination Period"), the Acquiror and the Company shall make a determination as to whether or not each desires to continue subleasing such portions of all or any part of the Premises from the Company, or to the Acquiror, and shall provide notice thereof to each other. If the Acquiror desire to not continue subleasing such portions of all or any part of the Premises from the Company and so notifies the Company or if the Company desires to not continue subleasing such portions of all or any part of the

Premises to the Acquiror and so notifies the Acquiror, the Acquiror and the Company shall work together for an additional 180 days from the end of the Determination Period to provide for the Acquiror or the Company to vacate, modify its sublease or enter into a master lease for such of the Premises.

6.    CONDITIONS TO CLOSING.

      6.1 CONDITIONS TO OBLIGATION OF PENTASTAR. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

            (a) the Company's representations and warranties shall be correct and complete at and as of the Effective Date and the Closing and any written notices delivered to PentaStar pursuant to Section 4.4 and the subject matter thereof shall be satisfactory to PentaStar;

            (b) the Company shall have performed and complied with all of their covenants hereunder through the Closing;

            (c) the Required Vote shall have been obtained and the Company shall have given all notices and procured all of the third party consents, authorizations and approvals (including, without limitation, the Specified Consents and with respect to BellSouth and the other service providers for whom the Company acts as an agent) required to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar;

            (d) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Acquired Assets and conduct the acquired business, and no such Order shall be in effect;

            (e) there shall have been no adverse change in the Division, the Acquired Assets or the Business between the date of execution of this Agreement and the Closing;

            (f) the Company shall have delivered to PentaStar (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects, (ii) a certificate as to the adoption of resolutions by the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby and (iii) a good standing certificate, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's jurisdiction of incorporation and each other state in which the Company is qualified or authorized to do business as a foreign corporation.

            (g) the Company shall have caused the Other Seller Agreements to have been executed and delivered by the parties thereto other than PentaStar and the Acquiror;

            (h) PentaStar shall have received from counsel to the Company an opinion in form and substance as set forth in EXHIBIT 6.1(h) addressed to PentaStar and the Acquiror dated as of the Closing;

            (i) PentaStar shall have completed its due diligence with respect to the Division, the business and the Acquired Assets, including, without limitation, the Initial Disclosure Exhibits/List and the Second Disclosure Exhibits/List, with results satisfactory to PentaStar;

            (j) financing necessary for the consummation of the transactions contemplated hereby and the operation of the Business shall be available to PentaStar on terms and conditions satisfactory to it;

            (k) the owners of the real property underlying the Premises leases, and each Person having an Encumbrance on such property, shall have executed and delivered estoppel, nondisturbance and landlord waiver agreements relating thereto satisfactory to PentaStar;

            (l)   [INTENTIONALLY OMITTED.]

            (m) PentaStar shall have received from the Company UCC, lien, judgment and litigation searches with respect to the Company and the Acquired Assets and evidence of the termination of all Encumbrances, other than Permitted Encumbrances, against the Acquired Assets;

            (n) the Company shall have delivered to the Acquiror possession and control of the Acquired Assets;

            (o) the Company shall have executed and delivered to PentaStar appropriate documentation to transfer to the Acquiror record ownership of all registered Intellectual Property and applications therefor included in the Acquired Assets, in form appropriate for filing with the U.S. Patent and Trademark Office or other applicable Governmental Authority; and

            (p) the Company shall have delivered to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar.

Once the Required Vote has been obtained, if the Company fails to deliver any item, or take any action, specified in Sections 6.1(a) through (c), 6.1(f) through (h) or 6.1(k) through (p), then PentaStar and the Acquiror may cause the Closing to occur by delivering to the Company the items, and taking the actions, specified in Sections 6.2(a) through (e), and upon such delivery and the taking of such actions the Closing shall be deemed to have been completed. Such Closing shall not relieve the Company from any Liability to PentaStar and the Acquiror for the Company's breach of any representation, warranty or covenant or for the failure to make any such delivery or take any such action.

      6.2 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

            (a)   the Required Vote shall have been obtained;

            (b) PentaStar shall have delivered to the Company a certificate to the effect that PentaStar's representations and warranties are correct and complete at and as of the Effective Date and the

Closing and that PentaStar has performed and complied with all of its covenants hereunder through the Closing Date;

            (c) the Company shall have received from counsel to PentaStar an opinion in form and substance as set forth in EXHIBIT 6.2(c), addressed to the Company and dated as of the Closing;

            (d) the Company and its Subsidiaries shall have been released by Merrill Lynch from the Merrill Lynch Debt Obligation; and

            (e) PentaStar shall have paid and deposited the Purchase Price pursuant to Section 2.3 that is to be paid at the Closing.

The Company may waive any condition specified in this Section 6.2 at or prior to the Closing.

7.    REMEDIES FOR BREACHES OF THIS AGREEMENT.

      7.1   INDEMNIFICATION PROVISIONS FOR BENEFIT OF PENTASTAR.

            (a) If the Company breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company has breached) any of the representations or warranties of the Company contained herein and PentaStar gives notice thereof to the Company within the Survival Period, or if the Company or any Person other than PentaStar or the Acquiror breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or any Person other than PentaStar or the Acquiror has breached) any covenants of the Company or any Person other than PentaStar or the Acquiror contained herein or any representations, warranties or covenants of the Company contained in any Other Seller Agreement and PentaStar gives notice thereof to the Company, then the Company agrees to indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period, PROVIDED, HOWEVER, that the Company shall not have any obligation to indemnify PentaStar or the Acquiror from and against any Adverse Consequences based upon the breach (or alleged breach) of any representation or warranty of the Company contained in Section 3.1 (other than those contained in Section 3.1(a), 3.1(b), 3.1(c), 3.1(f), 3.1(g), 3.1(s) , 3.1(q) or 3.1(u)) until PentaStar and the Acquiror have, collectively, suffered Adverse Consequences by reason of any or all such breaches (or alleged breaches) in excess of $50,000 in the aggregate (at which point the Company will be obligated to indemnify Acquiror and PentaStar from and against the entirety of all Adverse Consequences from the first dollar). In determining whether there has been a breach of any representation or warranty contained in Section 3.1 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar or the Acquiror, such representations and warranties shall not be qualified (other than by the reference to "knowledge" set forth in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Company also agrees to indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company not included in the Assumed Liabilities or (ii) any condition, circumstance or activity existing prior to the Closing which relates to any Legal Requirement or any act or omission of the Company or any current or former shareholder of the Company or any predecessor with respect to, or any event or circumstance related to, the Company's any current or former shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of (A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any EXHIBIT hereto or is a matter with respect to which the Company did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing and (iii) any Liability resulting from any failure of the parties to comply with any applicable bulk sales or transfer Legal Requirement in connection with the transactions contemplated by this Agreement. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement; provided, however, that if PentaStar or the Acquiror is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join the Company in that action and have its right to indemnification adjudicated by the court.

            (b) Amounts needed to cover any indemnification claims by PentaStar or the Acquiror against the Company during the Escrow Period may be taken by PentaStar or the Acquiror, at PentaStar's option, (i) out of the Escrow Deposit or (ii) out of any shares of PentaStar Common Stock which may become issuable pursuant to Section 2.3(b), in either case, along with interest from the date of the Closing at the rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time. At the end of the Escrow Period, amounts of the Escrow Deposit which may be needed to cover pending indemnification claims made against the Escrow Deposit by PentaStar or the Acquiror (such amounts to be determined by PentaStar based upon the reasonable exercise of its business judgment) shall be retained in the Escrow Account until such claims are resolved, and any excess of the Escrow Deposit shall be paid to the Company. For purposes of indemnification claims, each of the shares of PentaStar Common Stock shall be valued at the per share price at which it was issued pursuant to Section 2.3(a)(i) or 2.3(b)(iii), as applicable. Nothing in this Section 7.1(b) shall be construed to limit PentaStar's or the Acquiror's right to indemnification to amounts on deposit in the Escrow Account or to any shares of PentaStar Common Stock which may become issuable pursuant to
Section 2.3(b), or to require that the Escrow Account or any shares which may become issuable pursuant to Section 2.3(b) first be exhausted before PentaStar or the Acquiror may resort to any other remedy available under this Agreement or otherwise. The Company shall be liable for all amounts needed to cover indemnification claims, which amounts shall be paid directly to PentaStar or the Acquiror; provided that, the total amount of Liability of the Company in respect of indemnification claims under this Section 7.1 shall be limited to the Purchase Price. During the time that any PentaStar Shares are held in the Escrow Deposit, shall have the right to vote such shares. PentaStar and the Company shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed property shall be settled by arbitration as provided in this Agreement. PentaStar and the Company shall each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to paragraph a. of Article 2 of the Escrow Agreement and, except as otherwise determined pursuant to Section 9.11 of this Agreement, one-half of any amounts payable pursuant to paragraph b. of such
Article 2.

      7.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY. If PentaStar breaches (or if any Person other than the Company alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Company gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar or the Acquiror, as the case may be, breaches (or if any Person other than the Company alleges facts that, if true, would mean PentaStar has breached) any of its covenants contained herein or any of its representations, warranties or covenants contained in any Other PentaStar Agreement and the Company gives notice thereof to PentaStar, then PentaStar or the Acquiror, as the case may be, agrees to indemnify and hold harmless the Company from and against any Adverse Consequences the Company may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in
Section 3.2 and in determining the amount of Adverse Consequences suffered by the Company for purposes of this Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement; provided, however, that if the Company is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join PentaStar or the Acquiror, as the case may be, in that action and have its right to indemnification adjudicated by the court.

      7.3   MATTERS INVOLVING THIRD PARTIES.

            (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party shall notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (b) Any Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (d) In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

      7.4 RIGHT OF OFFSET. PentaStar and the Acquiror shall have the right to offset any Adverse Consequences either of them may suffer or any amounts due them hereunder against any amounts payable or shares of PentaStar Common Stock issuable pursuant to this Agreement or any Other Seller Agreement to the Company or any affiliate of the Company at or after the Closing. For purposes of effecting any offset against shares of PentaStar Common Stock, such shares shall be valued at the per share price at which they were issued under Section 2.3(a)(i) or 2.3(b)(iii), as applicable, and PentaStar or the Acquiror shall be entitled to select the particular shares against which any setoff is effected.

      7.5 OTHER REMEDIES. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

8.    TERMINATION.

      8.1 TERMINATION OF AGREEMENT. The parties may terminate this Agreement as provided below:

            (a) PentaStar and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) PentaStar may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company has breached any representation, warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Company of the breach, and the breach has not been cured within 10 days after the notice of breach or
(ii) if the Closing has not
occurred on or before August 15, 2000 because of the failure of any condition precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way); or

            (c) the Company may terminate this Agreement by giving written notice to PentaStar at any time prior to the Closing (i) if PentaStar has breached any representation, warranty or covenant contained in this Agreement in any material way, the Company has notified PentaStar of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before August 15, 2000 because of the failure of any condition precedent to the Company's obligations to consummate the Closing (unless the failure results primarily from the Company breaching any representation, warranty or covenant contained in this Agreement in any material way).

      8.2 EFFECT OF TERMINATION. The termination of this Agreement by a party pursuant to Section 8.1 shall in no way limit any obligation or liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party shall be entitled to seek all relief to which it is entitled under applicable law.

      8.3 CONFIDENTIALITY. If this Agreement is terminated, each party shall treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby.

9.    MISCELLANEOUS.

      9.1 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      9.2 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      9.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar and the Acquiror may assign their respective rights and obligations hereunder as permitted by law, including, without limitation, to any debt or equity financing source.

      9.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures shall be treated as original signatures for all purposes.

      9.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

      IF TO THE COMPANY:                  COPY TO:

      Telecomm Industries Corp.           Telecomm Industries Corp.
      1743 Quincy Avenue                  8450 Westfield Blvd., Suite 100
      Naperville, IL  60540               Indianapolis, IN  46240
      Attention:  Mark Travi              Attention:  Nicholas Bacon, Esq.
      Telecopy:  630-369-8683             Telecopy:  317-202-3025

      IF TO PENTASTAR:                    COPY TO:

      PentaStar Communications, Inc.      Sherman & Howard L.L.C.
      1522 Blake Street                   633 Seventeenth Street, Suite 3000
      Denver, Colorado  80202             Denver, Colorado  80202
      Attn: Chief Executive Officer       Attn:  B. Scott Pullara, Esq.
      Telecopy:  (303) 825-4402           Telecopy:  (303) 298-0940

Notices shall be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

      9.8 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Company. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver shall be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

      9.9 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      9.10 EXPENSES. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Company shall bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby.

      9.11 ARBITRATION. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, shall be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Company or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential, except as may otherwise be required by applicable Legal Requirement. The decision of the arbitrators shall be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement shall be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate. If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed under this Section 9.11, and another party successfully stays such action and/or compels arbitration of said claims, the party filing such action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

      9.12 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

      9.13 INCORPORATION OF EXHIBITS. The EXHIBITS identified in this Agreement are incorporated herein by reference and made a part hereof.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          PENTASTAR:

                                          PENTASTAR COMMUNICATIONS, INC.


Dated: April __, 2000                     By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          ACQUIROR:

                                          PENTASTAR CORPORATION


Dated: April __, 2000                     By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          COMPANY:

                                          TELECOMM INDUSTRIES CORP.


Dated: April __, 2000                     By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________




                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                                                  EXHIBIT 1.1(a)

                                  DEFINED TERMS

          ACQUIROR has the meaning given it in the preamble to this Agreement.

          ACQUIRED ASSETS means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company which are part of or are used in the Division or the Business, including, without limitation, cash and cash equivalents and those which are the subject of Section 4.9.

          ADVERSE CONSEQUENCES means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date of such Adverse Consequence.

          AFFILIATED GROUP means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

          AGGREGATE INTERIM CASH PAYMENTS means the sum of (a) $900,000 and (b) all Interim Cash Payments made by the Acquiror to the Company.

          AMERITECH means SBC Global Services, Inc., formerly known as Ameritech Information Systems, Inc.

          ANNUALIZED EBITA means the EBITA of the Division for the period from the first day of the Earn-Out Period through the last day of the applicable calendar quarter, divided by the percentage (on a calendar quarter basis) of the Earn-Out Period that has elapsed from the first day of the Earn-Out Period through the last day of the applicable calendar quarter, plus a cost of capital allocation equal to 10% of the difference between $1,900,000 and the Aggregate Interim Cash Payments.

          ANNUALIZED EBITA INFORMATION has the meaning given it in Section 2.3(a)(i).

          ANNUALIZED EBITA METRIC means the Annualized EBITA multiplied by four.

          ASSIGNMENT AND ASSUMPTION AGREEMENT means the Assignment and Assumption Agreement between the Company and the Acquiror in the form of EXHIBIT 1.1(b) pursuant to which the Acquiror shall assume the Assumed Liabilities.

          ASSUMED LIABILITIES means (a) the obligations of the Company arising after the Closing Date under those contracts with respect to the Business which are identified by PentaStar on EXHIBIT 1.1(c)(i) with respect to the period after the Closing Date; provided, however, that such assumed obligations shall not include any Liability of the type described in clause (ii) of the third sentence of Section 7.1(a) which results from, arises out of or relates to the period on or before the Closing Date, (b) current liabilities with respect


                               Exhibit 1.1(a) - 1
to the Business in existence as of the Closing Date which (i) have been incurred by the Company in the ordinary course of business consistent with past practice (excluding, however, in all cases any Liability for expenses of the Company incurred in connection with the audit of the Company's financial statements for the years ended December 31, 1998 and 1999, interest bearing debt (other than as set forth in clause (c) below), bank debt, loans for the acquisition of equipment or other fixed assets, loans or debt with respect to the acquisition of any entity or the acquisition of the assets and/or stock of any entity, capital leases, Liabilities to any shareholder, director, officer or affiliate of the Company or to any relative or affiliate thereof, past due payables or Liabilities, commissions associated with revenues collected prior to the Closing Date, accrued commissions, accrued bonuses, accrued profit sharing, accrued rent, accrued Taxes, and all expenses or Liabilities which are required by GAAP to be accrued as of the Closing Date but which have not been so accrued (including, without limitations, expenses and liabilities attributable to bonuses, commissions, profit sharing, rent and Taxes)), and (ii) are, based upon clause (i) above, set forth on the Closing Date Balance Sheet as Assumed Liabilities rather than as Closing Date Liabilities, and (c) the Merrill Lynch Debt Obligation.

          BUSINESS means the network service agency business of the Company, including, without limitation, its business related to business access to local communications services, data communications services, long distance services, wireless services, Internet services or any other form of communications services used by businesses for the purpose of transferring voice, data, video or related information, but excluding the business of selling telephone hardware, telephone software, telephone software systems, LAN/WAN hardware, LAN/WAN software, LAN/WAN systems and LAN/WAN services.

          BUSINESS DAY means any day on which commercial banks are open for business in Denver, Colorado.

          CLAUSE (A) AMOUNT has the meaning set forth in Section 2.3(a)(i).

          CLOSING ACCOUNTS RECEIVABLE means all accounts receivable (including residual payment contract rights) from all customers and service providers (including late fees and interest charges thereon), residual payments obligations of Ameritech for contracts that are in place as of the Closing Date, for the total life of the contract less an appropriate reserve for cancellations (as of February 29, 2000, the aggregate amount of such residual payments due from Ameritech less the cancellation reserve was approximately $6.2 million), and notes receivable of the Company relating to the Division or the Business which are in existence as of the Closing Date.

          CLOSING AND CLOSING DATE have the meanings given in Section 2.5.

          CLOSING DATE BALANCE SHEET has the meaning given it in Section 2.3(a)(v).

          CLOSING DATE LIABILITIES means all Liabilities of the Company with respect to the Division and the Business, other than the Assumed Liabilities.

          CLOSING SHARES has the meaning given it in Section 2.3(a)(i).

          CODE means the Internal Revenue Code of 1986, as amended.


                               Exhibit 1.1(a) - 2

          COMPANY has the meaning given it in Recital A, except that for purposes of Section 3.1 the term the "Company" shall mean the Company and all of its Subsidiaries.

          COMPANY SHARES has the meaning given it in Section 3.1(b)(i).

          CONFIDENTIAL INFORMATION means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

          CONTINGENT STOCK AGREEMENT means the Escrow and Contingent Stock Agreement between PentaStar and the Company in the form of EXHIBIT 1.1(d).

          DIVISION means the Company's network services agency division, group and operations relating to the Business.

          EARN-OUT AMOUNT means the sum of (a) four times the Earn-Out Periods Total EBITA, minus (b) the total amount of (i) cash and the Fair Market Value of the PentaStar Shares paid to the Company at the Closing in accordance with
Section 2.3(a)(i), as adjusted pursuant to Sections 2.3(a)(ii) and 2.3(a)(vi), and including for this purpose amounts paid by PentaStar or the Acquiror in respect of any Closing Date Liabilities and (ii) the Aggregate Interim Cash Payments paid to the Company pursuant to Section 2.3(a)(i), and minus (c) the Merrill Lynch Short-Term Debt Obligation; provided, however, that the Earn-Out Amount shall not exceed the remainder of $18 million minus the amounts determined pursuant to (b) and (c) above.

          EARN-OUT EBITA means the EBITA of the Acquiror from the Telecomm-Network Region for Earn-Out Period One, Earn-Out Period Two or the Earn-Out Period, as the case may be, including, for purposes of determining Earn-Out EBITA for Earn-Out Period One and for the Earn-Out Period , the EBITA of the Company from the Business from the Telecomm-Network Region from April 1, 2000 until the Closing Date.

          EARN-OUT FINANCIAL STATEMENTS has the meaning given in Section 2.3(b)(ii).

          EARN-OUT PERIOD means the period commencing April 1, 2000 and ending March 31, 2001.

          EARN-OUT PERIOD ONE means the period commencing April 1, 2000 and ending September 30, 2000.

          EARN-OUT PERIOD TWO means the period commencing October 1, 2000 and ending March 31, 2001.

          EARN-OUT PERIODS TOTAL EBITA means the sum of Earn-Out EBITA for Earn-Out Period One and for Earn-Out Period Two, as determined under Section 2.3(b)(ii).

          EBITA means earnings before interest, taxes and amortization, determined in accordance with GAAP and on a basis consistent with the accounting practices of PentaStar and EXHIBIT 2.3(b)(i), including PentaStar's GAAP methods of revenue recognition for residual commission payments and GAAP consistent


                               Exhibit 1.1(a) - 3
with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations, minus an amount equal to 10% of the Merrill Lynch Long-Term Debt Obligation.

          EBITA ESCROW RELEASE DATE has the meaning given it in Section 2.3(a)(ii).

          EFFECTIVE DATE has the meaning given it in Section 2.5.

          EMPLOYEE BENEFIT PLAN means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

          EMPLOYEE PENSION BENEFIT PLAN has the meaning set forth in ERISA
Section 3(2).

          EMPLOYEE WELFARE BENEFIT PLAN has the meaning set forth in ERISA
Section 3(1).

          EMPLOYMENT AGREEMENTS means the Employment and Noncompetition Agreement between the Acquiror and Paul Satterthwaite in the form of EXHIBIT 1.1(e), and the Employment and Noncompetition Agreements between the Acquiror and each of Brian Friedt, and an additional sales manager to be mutually determined by the Acquiror and the Company, in forms to be agreed upon by the Acquiror and each of such individuals.

          ENCUMBRANCE means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

          ENVIRONMENTAL OBLIGATIONS means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. ' 6901 ET SEQ.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ' 9601 ET SEQ.), as amended.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

          ESCROW ACCOUNT means the account established pursuant to the Escrow Agreement.

          ESCROW AGREEMENT means the Escrow Agreement among PentaStar, the Acquiror, the Company and Escrow Agent in the form of EXHIBIT 1.1(f).

          ESCROW AGENT means Norwest Bank Colorado, N.A.


                               Exhibit 1.1(a) - 4

          ESCROW DEPOSIT means the Closing Shares, and if any stock, cash or other assets of PentaStar or any other Person are issued or delivered in respect of the property in the Escrow Deposit, such stock, cash or other assets shall be immediately delivered to the Escrow Agent and be part of the Escrow Deposit.

          ESCROW PERIOD means the period commencing on the Closing Date and ending on the EBITA Escrow Release Date.

          FAIR MARKET VALUE of the PentaStar Common Stock means, as of any date, the average of the closing prices of the PentaStar Common Stock for the 15 trading days ending two trading days prior to such date, as quoted by Nasdaq. If closing prices are not quoted for the PentaStar Common Stock, the closing price for each such day shall be deemed to be the average of the last bid and last asked prices for the PentaStar Common Stock for that day, as quoted by Nasdaq. If the PentaStar Common Stock is not quoted on Nasdaq, the closing price for each such day shall be deemed to be the average of the high and low sales prices for the PentaStar Common Stock on that day (or if no sales prices are reported, the average of the high and low asked prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers. If the Fair Market Value of the PentaStar Common Stock cannot be determined pursuant to the preceding sentence, Fair Market Value shall be determined by the board of directors of PentaStar by any reasonable method chosen by it.

          GAAP means generally accepted accounting principles as in effect from time to time in the United States.

          GOVERNMENTAL AUTHORITY means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

          HAZARDOUS MATERIALS means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

          INCENTIVE CASH COMPENSATION AGREEMENTS means the Incentive Compensation Agreements entered into as of the date of this Agreement between the Company and each of persons (other than Paul Satterthwaite) who will be party to an Employment Agreement, which provide for the payment of cash to such individuals upon certain milestones related to the Earn-Out Amount being reached.

          INCENTIVE STOCK AGREEMENTS means the Incentive Stock Agreements (and related plan) between the Company and each of persons (other than Paul Satterthwaite) who will be party to an Employment Agreement, which provide such individuals with incentives in the form of the Company's common stock, $.01 par value, based upon certain milestones related to the Earn-Out Amount and the eventual disposition by the Company of PentaStar Shares.

          INTELLECTUAL PROPERTY means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, business, customer and


                               Exhibit 1.1(a) - 5
technical information, and computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

          INTERIM CASH PAYMENT means a cash payment made in respect of an Annualized EBITA Metric.

          KEY EMPLOYEE means (a) each employee of the Company with respect to the Business or of the Division other than clerical employees and (b), if any salesperson is an independent contractor rather than an employee, each such salesperson. Key Employees include, without limitation, executives and salespersons.

          LATEST BALANCE SHEET has the meaning given it in Section 3.1(d).

          LEGAL REQUIREMENT means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

          LIABILITY means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

          MEETING has the meaning given it in Section 4.8.

          MERRILL LYNCH means Merrill Lynch Business Financial Services, Inc.

          MERRILL LYNCH DEBT OBLIGATION means the Merrill Lynch Long-Term Debt Obligation and the Merrill Lynch Short-Term Debt Obligation.

          MERRILL LYNCH LONG-TERM DEBT OBLIGATION means the amount, as of the Closing Date, of the Term Loan Amount (including the current portion thereof) under and as defined in the WCMA(R) and Term Loan and Security Loan Agreement dated October 13, 1998 between Merrill Lynch and the Company which is associated with the long-term payment obligations of Ameritech. For reference purposes, as of the date of this Agreement, the Merrill Lynch Long-Term Debt Obligation (including the current portion thereof) is approximately $4,500,000.

          MERRILL LYNCH SHORT-TERM DEBT OBLIGATION means the amount, as of the Closing Date, of the WCMA Loan Balance (including the current portion thereof) under and as defined in the WCMA(R) and Term Loan and Security Loan Agreement dated October 13, 1998 between Merrill Lynch and the Company which is associated with the Company's account receivable from Ameritech (which excludes the portion of the WCMA Loan Balance which is associated with the borrowing base of non-Ameritech accounts receivable). For reference purposes, as of the date of this Agreement, the Merrill Lynch Short-Term Debt Obligation (including the current portion thereof) is approximately $1,500,000.


                               Exhibit 1.1(a) - 6

          1999 TELECOMM-NETWORK EBITA means the sum of (a) $3,200,000 (representing the EBITA of the Division from the Business for the calendar year 1999, determined in accordance with GAAP, and on a basis consistent with the accounting practices of PentaStar and EXHIBIT 2.3(b)(i) agreed to by PentaStar and the Seller, including PentaStar's GAAP methods of revenue recognition for residual commission payments and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations), minus (b) $450,000 (representing a cost of capital allocation for the Merrill Lynch Long-Term Debt Obligation).

          1999 TELECOMM-NETWORK PURCHASE AMOUNT means $9,625,000 (representing three and one-half times the 1999 Telecomm-Network EBITA), less $1,000,000.

          NONCOMPETITION AGREEMENT means the Noncompetition Agreement among PentaStar, the Acquiror and the Company in the form of EXHIBIT 1.1(g).

          ORDERS means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

          OTHER PENTASTAR AGREEMENTS means the Assignment and Assumption Agreement, the Contingent Stock Agreement, the Employment Agreements, the Escrow Agreement, the Noncompetition Agreement, the Voting Agreement and the other documents and instruments to be executed and delivered by PentaStar or the Acquiror pursuant to this Agreement.

          OTHER SELLER AGREEMENTS means the Assignment and Assumption Agreement, the Contingent Stock Agreement, the Employment Agreements, the Incentive Cash Compensation Agreements, the Incentive Stock Agreements, the Escrow Agreement, the Noncompetition Agreement, the Voting Agreement and other documents and instruments to be executed and delivered by the Company or any shareholder, director of officer of the Company, or any relative or affiliate of the Company or of any shareholder, director or officer of the Company, pursuant to this Agreement.

          PAST DUE 1/31 RECEIVABLE means any account or note receivable of the Company, the invoice with respect to which was outstanding for 45 days or more as of January 31, 2000, or, if no invoice for such receivable was issued, the service giving rise to such receivable was rendered prior to December 16, 1999, as applicable.

          PENTASTAR COMMON STOCK means the common stock, par value $.0001 per share, of PentaStar.

          PENTASTAR SHARES has the meaning set forth in Section 3.1(u).

          PERMITS means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.


                               Exhibit 1.1(a) - 7

          PERMITTED ENCUMBRANCES means the liens and security interests of Merrill Lynch in the Acquired Assets granted in respect of the Merrill Lynch Debt Obligation and existing under the WCMA(R) and Term Loan and Security Agreement dated October 13, 1998 between the Company and Merrill Lynch and evidenced by the UCC-1 financing statements set forth on EXHIBIT 1.1(h).

          PERSON means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

          PREMISES means the real property, buildings and improvements thereon constituting the business premises of the Division located at (a) 2508 North Richmond Street, Appleton, WI 54911; (b) 311 West Superior, Suite 402, Chicago, IL 60610; (c) 6631 Commerce Parkway, Suite L, Dublin, OH 43017; (d) 741 Congress Park Drive, Dayton, OH 45459; (e) 941 Ashwaubenon Street, Suite D, Green Bay, WI 54304-0565; (f) 1200 Resource Drive, Brooklyn Heights, OH 44131; (g) 8450 Westfield Blvd., Indianapolis, IN 46240; (h) 11838 Capital Way, Louisville, KY 40299; (i) 9310 Progress Parkway, Mentor, OH 44060; (j) 1743 Quincy Avenue, Suite 143, Naperville, IL 60540; (k) 4855 Highway 261, Newburgh, IN 47630; (l) 806 Cedar Parkway, Schererville, IN 46375; and (m) 401 Colfax Avenue, Suite 308, South Bend, IN 46617.

          PROXY STATEMENT has the meaning given it in Section 4.8.

          PURCHASE PRICE has the meaning given it in Section 2.3(a).

          REQUIRED VOTE means the affirmative vote of such of the shareholders of the Company at the Meeting as is required by applicable Legal Requirement and the Company's articles or certificate of incorporation and bylaws to approve the Transaction.

          RIGHT means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

          SEC means the Securities and Exchange Commission.

          SECOND CLOSING has the meaning given it in Section 2.3(b) (iii).

          SECOND DISCLOSURE has the meaning given it in Section 4.4.

          SECURITIES ACT means the Securities Act of 1933, as amended.

          SHARES means all of the issued and outstanding capital stock of the Company.

          SPECIFIED CONSENTS has the meaning given it in Section 4.6.

          SUBSIDIARY means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the


                               Exhibit 1.1(a) - 8
ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

          SURVIVAL PERIOD means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.4.

          TAX means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          TAX RETURN means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          TELECOMM-NETWORK REGION means the location of offices in which Telecomm-Network is currently conducting its business. The Telecomm-Network Region shall include Chicago, Illinois, Naperville, Illinois, Evansville, Illinois, Indianapolis, Indiana, Schereville, Indiana, South Bend, Indiana, Louisville, Kentucky, Columbus, Ohio, Dayton, Ohio, Independence, Ohio, Mentor, Ohio, and Green Bay, Wisconsin. Nothing in this definition shall preclude PentaStar from simultaneously selling into these geographic areas through other subsidiaries or its own activities.

          TRANSACTION has the meaning given it in Section 4.8.

          VOTING AGREEMENT means the Voting Agreement dated as of approximately the date of execution of this Agreement among PentaStar and the shareholders of the Company named on EXHIBIT 3.1(b)(i).


                               Exhibit 1.1(a) - 9

                                                             EXHIBIT 2.3(b)(iii)

EXAMPLE 1:

Assume:   Earn-Out Periods Total EBITA is $4,000,000;
          Earn-Out EBITA for Earn-Out Period One is $1,500,000, or 37.5% of
            Earn-Out Periods Total EBITA;
          Earn-Out EBITA for Earn-Out Period Two is $2,500,000, or 62.5% of
            Earn-Out Periods Total EBITA;
          The Clause (A) Amount was $10,000,000;
          The Earn-Out Amount is $6,000,000; and
          That 70% of the Earn-Out Amount, or $4,200,000, is to be paid in the form of PentaStar Common Stock; then

Of the $4,200,000 in stock consideration:

37.5% will be based on the Fair Market Value of the PentaStar Common Stock as of September 30, 2000; and

62.5% will be based on the Fair Market Value of the PentaStar Common Stock as of March 31, 2001.

At a minimum, Earn-Out EBITA for Earn-Out Period Two must exceed Earn-Out EBITA for Earn-Out One. If it does not, then the lowest percentage Earn-Out Period EBITA will be allocated to the lower of the Fair Market Value as of September 30, 2000 or March 31, 2001, and the highest percentage Earn-Out Period EBITA will be allocated to the higher of the Fair Market Value as of September 30, 2000 or March 31, 2000.


EXAMPLE 2:

Assume:   Earn-Out Periods Total EBITA is $4,000,000;
          Earn-Out EBITA for Earn-Out Period One is $2,500,000, or 62.5% of
            Earn-Out Periods Total EBITA, and the Fair Market Value as of September 30, 2000 is $20 per share;
          Earn-Out EBITA for Earn-Out Period Two is $1,500,000, or 37.5% of
            Earn-Out Periods Total EBITA, and the Fair Market Value as of September 30, 2000 is $30 per share;
          The Clause (A) Amount was $10,000,000;
          The Earn-Out Amount is $6,000,000; and
          That 70% of the Earn-Out Amount, or $4,200,000, is to be paid in the form of PentaStar Common Stock, then

Of the $4,200,000 in stock consideration:

62.5% will be based on the Fair Market Value of the PentaStar Common Stock as of September 30, 2000, or $30 per share; and

37.5% will be based on the Fair Market Value of the PentaStar Common Stock as of March 31, 2001, or $20 per share.



                             Exhibit 2.3(b)(iii) -1-

                                     PROXY

                          TELECOMM INDUSTRIES, CORP.
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 30, 2000

                             COURTYARD BY MARRIOTT
                6610 SOUTH CICERO, BEDFORD PARK, ILLINOIS 60638
                             11:00 A.M. LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Paul Satterthwaite and David Gruber, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of Telecomm Industries Corp. to be held on June 30, 2000 at the Courtyard by Marriott, 6610 South Cicero, Bedford Park, Illinois 60638, beginning at 11:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the May 4, 2000 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-KSB of Telecomm Industries Corp.

     PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES" AND FOR PROPOSAL 2.

     1.  Election of       Steven W. Smith, Raymond W. Sheets, Jr.,
                           Paul J. Satterthwaite, David L. Gruber,
                           Michael A. Kelesman, III and E. Allen Schuler

FOR ALL NOMINEES / /                WITHHOLD FROM ALL NOMINEES / /
(unless struck out above)
(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

2. Approval of the sale of substantially all of the assets of the Network Services Operation of the Company to PentaStar Communications, Inc.

               / / FOR        / / AGAINST        / / ABSTAIN

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

                                        Dated: ____________________________

                                        ___________________________________
                                                    Signature

                                        ___________________________________
                                             Signature if held jointly

                                        I plan to attend the meeting:
                                        Yes / /        No / /

THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE ABOVE MATTERS UNLESS OTHERWISE INDICATED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.